UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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SIGNET JEWELERS LIMITED

(Name of Registrant as Specified In Its Charter)
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Clarendon House	May 1, 2020
2 Church Street
Hamilton HM11, Bermuda
DEAR FELLOW SHAREHOLDERS

Our Board of Directors (the “Board”) invites you to the 2020 Annual Meeting of Shareholders of Signet Jewelers Limited (“Signet” or the “Company”) (the “Meeting”), which will be held on Friday, June 12, 2020 at 11:00 am, Eastern Time. Due to the developing public health impact of the coronavirus outbreak (“COVID-19”), and to support the health and well-being of our directors, employees, shareholders and other stakeholders, the meeting will be held in a virtual meeting format only via live audio webcast at www.virtualshareholdermeeting.com/SIG2020. You will not be able to attend this meeting in person. If you plan to attend the meeting virtually, please review the instructions for attendance included in the “Shareholder Q&A” section of the accompanying proxy statement.
Signet is the world’s largest retailer of diamond jewelry. It has a strong store presence across North America and the United Kingdom and a growing OmniChannel business. The pace at which the jewelry industry is changing has reinforced our need to transform as a company. Signet’s fiscal year ended February 1, 2020 (“Fiscal 2020”) was the second year of a multi-year plan entitled “Path to Brilliance” to accomplish this transformation under the leadership of our Chief Executive Officer Virginia C.“Gina” Drosos. Gina and her leadership team have consistently led our Company to relentlessly execute on our Path to Brilliance priorities: putting the customer first, driving OmniChannel growth opportunities and thriving in a culture of agility and efficiency.
Signet delivered results ahead of expectations for Fiscal 2020, finishing the year strongly with its best overall holiday performance in four years. Our team delivered fourth quarter same store sales growth of 2.3% and full year same stores sales growth of 0.6%.  This improvement also included double digit increases in e-commerce sales, and positive North America same-store sales growth that accelerated to 2.9% during the critical fourth quarter holiday season and continued through the Valentine’s Day season.
Signet ended Fiscal 2020 with a significantly stronger balance sheet and lower long-term debt thanks to strong free cash flow generation, largely a result of the execution of our Path to Brilliance plan. The Board believes the financial results for Fiscal 2020 demonstrate that the Path to Brilliance strategy is not only working, but has also given our Company a stronger foundation, new innovation capabilities, a leading jewelry e-commerce experience, and a culture of agility, efficiency, and resilience.
We are now entering year three of our Path to Brilliance transformation plan. We do so with the right leadership to navigate the changing retail environment. Your Board, along with Gina and her leadership team, see this as a time to not only manage effectively through the challenges caused by COVID-19 but to acutely focus investments and innovative actions to build Signet’s future. In Fiscal 2020, Signet invested in a dynamic platform for Jared and Kay to drive increased digital traffic and improve conversion that was designed to enable better customer experience through faster speeds and high-quality imagery. In addition, the Company made investments in flexible fulfillment and new product delivery models, on-line jewelry customization tools, enhanced mobile experience, and continued greater personalization of content and product offering utilizing behavioral data management and machine learning that we believe will drive a better customer experience. This is also expected to enable and enhance digital marketing return on investments through greater visibility of a customer's multi-touch journey.
After having served since October 2016, Jonathan Sokoloff will be stepping off our Board at the Meeting, as he was not re-nominated by Leonard Green & Partners as part of a planned transition. Signet and our Board would like to thank Mr. Sokoloff for his commitment to Signet and providing the Board with significant expertise in finance and retail business leadership during his tenure on the Board. Following Mr. Sokoloff’s departure, our Board size will be reduced from 11 members to 10.
Consistent with best governance practices, all Board members are elected annually. This year, the Board is asking shareholders to consider the re-election of 10 nominees to serve. The nominees for re-election provide diverse expertise to both guide us through our transformation and address the immediate challenges faced by the Company as a result of the COVID-19 pandemic. In particular, the Board includes members with decades of experience in strategic corporate transformation, operations, digital marketing, technology and innovation, supply chain management, human resources, and broad financial expertise, including two former chief financial officers. More information about the Board nominees can be found in the accompanying proxy statement starting on page 10.

Now, more than ever, companies have a responsibility to deliver purposeful achievements and commitments that create shared value with shareholders, employees, customers and other stakeholders as well as strengthen the resilience of business and society in confronting global challenges. In the coming year, the Board will be working with our management team to evaluate and modernize our corporate purpose and refresh the areas that demonstrate corporate social responsibility. We will be focused on assessing environmental, social and governance (ESG) areas that are most material to our shareholders, referencing standards such as those established by the Sustainability Accounting Standards Board (SASB), the Task Force on Climate-related Financial Disclosures (TCFD), and the United Nations Global Compact.
While we have and expect to continue to have significant negative impacts on our results of operations, financial condition and liquidity as a result of the COVID-19 pandemic, our Board believes Signet’s Path to Brilliance plan has put the company in a position of strength to confront the challenges of COVID-19 and emerge from the pandemic with renewed purpose to succeed over the long term. We are incredibly grateful to all our team members for their continued commitment to each other, our customers, our shareholders, and our company.
We encourage you to review our Annual Report to Shareholders and specifically the shareholder letter from Gina and myself, as well as our 2019 CSR Update, to understand how Signet is delivering progress on its transformation strategy, building a resilient and future-fit business, and creating value for our shareholders as the OmniChannel jewelry market leader.
Thank you for your support of our company. We ask that you carefully consider the information in this proxy statement related to various proposals.
The Board is unwavering in its commitment to long-term success for our company, and we value your input and feedback.

Sincerely,
H. Todd Stitzer
Chairman

*

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Date:    Friday, June 12, 2020
Time:    11:00 am, Eastern Time
Place:    Virtual meeting via live audio webcast at www.virtualshareholdermeeting.com/SIG2020
Notice is hereby given that the 2020 Annual Meeting of Shareholders (“Meeting”) of Signet Jewelers Limited (the “Company” or “Signet”) to be held on Friday, June 12, 2020 at 11:00 am, Eastern Time. The Meeting will be held entirely online live via audio webcast due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees, shareholders and other stakeholders. If you are a Signet shareholder of record, you will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SIG2020.
At the Meeting, the following items of business shall be considered:

1.
Election of ten members of the Company’s Board of Directors to serve until the next annual meeting of shareholders of the Company or until their respective successors are elected in accordance with the Bye-laws of the Company.

2.
Appointment of KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next annual meeting of shareholders and authorization of the Audit Committee to determine its compensation.

3.	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).

4.	Approval of an amendment to the Signet Jewelers Limited 2018 Omnibus Incentive Plan, including to increase the number of shares available for issuance thereunder.
Each of the proposals to be presented at the Meeting will be voted upon by a poll. In addition, the Company will consider the transaction of any other business properly brought at the Meeting or any adjournment or postponement thereof.
The Board has fixed the close of business on Friday, April 17, 2020, as the record date for the Meeting. All of the Company’s shareholders of record at the close of business on that date are entitled to notice of, and to participate and vote at, the Meeting and at any adjournment and continuation thereof.
Attendance at the Meeting will be limited to shareholders of record, beneficial owners with evidence of ownership, corporate representatives of shareholders, proxies and guests invited by management who have a 16-digit control number, which shall be on the notice, proxy card or instructions that accompanied the proxy materials.
The Meeting will be conducted pursuant to the Company’s Bye-laws and rules of order prescribed by the Chairman of the Meeting.
By Order of the Board,
J. Lynn Dennison
Chief Legal & Strategy Officer and Corporate Secretary
May 1, 2020
Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on June 12, 2020. The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and the Annual Report to Shareholders are available at www.signetjewelers.com/shareholders.
WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE REGISTER YOUR VOTE BY APPOINTING A PROXY ELECTRONICALLY BY INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD, OR, ALTERNATIVELY, MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS THEREON AND MAIL IT PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY ELCTRONICALLY VOTE LIVE IF YOU ATTEND THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS. YOUR PROXY IS REVOCABLE AT ANY TIME BY SENDING WRITTEN NOTICE OF REVOCATION OR BY SUBMISSION OF A PROPERLY EXECUTED PROXY BEARING A LATER DATE TO BROADRIDGE BY THE DEADLINE OF 12:01 AM, EASTERN TIME (5:01 AM, BRITISH SUMMER TIME) ON JUNE 12, 2020 OR BY VOTING ELECTRONICALLY AT THE VIRTUAL MEETING.

Proxy Statement Summary

Highlights of certain information in this Proxy Statement are provided below. As it is only a summary, please refer to the complete Proxy Statement and 2020 Annual Report to Shareholders before you vote.
2020 Annual Meeting of Shareholders

•	Date and Time: June 12, 2020, 11:00 am, Eastern Time

•	Date proxy materials are first made available to Shareholders: May 1, 2020

•	Place: Virtual meeting to be held via live audio webcast at www.virtualshareholdermeeting.com/SIG2020

•	Record Date: April 17, 2020

•	Electronic voting prior to the Annual Meeting: Place your vote by visiting www.signetjewelers.com/shareholders.
Voting Matters and Board Recommendations

Proposal		Board’s Recommendation	Page
1.	Election of Directors	FOR all Director Nominees	10
2.	Appointment of KPMG LLP as Independent Auditor to the Company until the conclusion of the next annual meeting of shareholders and authorization of the Audit Committee to determine its compensation.	FOR	23
3.	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers (the “Say-on-Pay” vote)	FOR	26
4.	Approval of an amendment to the Signet Jewelers Limited 2018 Omnibus Incentive Plan, including to increase the number of shares available for issuance thereunder.	FOR	54

Election of Directors (See page 10)

Nominees	Director Since	Independent	Board Overview
H. Todd Stitzer	2012	Yes
Chairman: H. Todd Stitzer
Director Terms:  1 Year
Required Vote:  Majority of the votes cast FOR each Director nominee
Board Meetings in Fiscal 2020:  11
Standing Board Committee Meetings in Fiscal 2020:
• Audit Committee - 10
• Compensation Committee - 5
• Nomination & Corporate Governance Committee - 4
• Corporate Social Responsibility Committee - 5
Director Attendance: Averaged 97%, and no Director attended less than 75% of the meetings of the Board and those Committees on which the Director served.

Virginia C. Drosos	2013	No
R. Mark Graf	2018	Yes
Zackery Hicks	2019	Yes
Sharon L. McCollam	2018	Yes
Helen McCluskey	2014	Yes
Nancy A. Reardon	2018	Yes
Jonathan Seiffer	2019	Yes
Brian Tilzer	2017	Yes
Eugenia Ulasewicz	2014	Yes

Corporate Governance (See page 15)
Our corporate governance reflects best practices

Board Accountability	• All Directors are elected annually • The Company has majority voting for Director elections
Leadership Structure and Succession Planning
• The roles of the Chairman and Chief Executive Officer (“CEO”) are separate to provide clear division of responsibilities between leadership of the Board and the principal executive responsible for the Company’s operations
• The Board regularly participates in CEO succession planning and maintains a formal CEO succession plan
• A formal emergency succession plan for the Chairman has been adopted

Director Independence
• The Chairman of the Board is independent and approves Board meeting agendas and oversees effective Board operation
• All four standing Board Committees, including Audit, Compensation, Nomination & Corporate Governance and Corporate Social Responsibility, are fully comprised of independent Directors
• All Directors are independent with the exception of the CEO

Board Diversity
• The Board maintains a Diversity Policy
• 50% of the Board nominees are women, and all four Board Committees are chaired by women
• The Board is comprised of Directors ranging in ages from 48 to 68 years

Board Refreshment	• A Director Tenure Policy is in place, with average tenure of Board nominees at approximately 4.3 years, including six directors added within the last four years
Board Evaluation and Effectiveness	• Annual Board, Committee and Director evaluations are conducted, including periodic external Board evaluations • A Director skills matrix is reviewed and approved by the Board each year
Shareholder Alignment	• Company policy prohibits pledging and hedging of Company shares by Directors and employees • Executive officer and Director Share Ownership Policies have been adopted

Director Access and Engagement
• Executive sessions of independent Directors are held at each regularly scheduled Board meeting
• All Directors continuing in office at the time are required to attend the annual meeting of shareholders, and all Directors then in office attended the 2019 Annual Meeting of Shareholders
• Shareholders have the ability to engage with Directors through the procedures set forth on page 16 of this Proxy Statement

Corporate Citizenship	• The Board oversees corporate social responsibility (CSR) and maintains a standalone CSR Committee • The Company publishes a CSR Report disclosing the Company’s CSR goals and achievements
Risk Oversight	• The Board oversees risk management

Executive Compensation (See page 27)
Our executive compensation program is designed to attract, motivate, reward and retain talent and align the interests of executives with shareholders by paying for performance
Signet’s compensation philosophy is to provide an attractive, competitive, and market-based total compensation program tied to performance and aligned with our shareholders and long-term growth and value creation. Our executive compensation practices reinforce our goals and expectations to reward the significant contributions that our executives are making to our transformational Path to Brilliance journey.
Key components of our Fiscal 2020 executive compensation program
The Compensation Committee reviews program components, targets and payouts on an annual basis to assess the strength of pay-for-performance alignment. Performance is evaluated against short-term goals that support the Company’s long-term business strategy and long-term goals that measure the creation of long-term shareholder value. The Compensation Committee has established an executive compensation program that contains the following key components:

Component	Objective	Performance Linkage
Base salary	Provide a fixed level of pay that is not at risk and reflects individual experience and ongoing contribution and performance.	Amounts and merit increases tied to individual performance, while factoring in competitive market benchmarks.
Annual bonus (Short Term Incentive Plan or “STIP”)	Motivate and reward achievement of annual financial results against established annual goals of the Company.	Cash awards dependent on the degree of achievement against annual performance targets that align with our transformational Path to Brilliance plan and focused on profitable growth.
Long-term incentives (performance-based restricted share units and time-based restricted shares or restricted share units)	Align management with long-term shareholder interests; retain executive officers; motivate and reward achievement of sustainable earnings growth and returns over time.
Performance-based restricted share units (65% of overall award granted) require achievement of Company financial goals over a three-year performance period, and time-based restricted share awards (35% of overall awards granted) require continued service.

Executive compensation programs incorporate strong governance features
In designing and administering the Company’s compensation program, the Compensation Committee periodically reviews, benchmarks and has sought to align the program with best practices and principles, such as:

• Pay that is strongly-linked to performance
• Independent director oversight of compensation and benefit programs
• Rigorous stock ownership requirements
• Strong risk mitigation including balanced performance metrics and claw back provisions
• Vesting of performance-based equity awards require meeting established goals and vest over multiple years
• Specified maximum payout caps on all variable compensation

• Double-trigger vesting for severance and change-in-control benefits and LTIP awards
• Independent compensation consultant
• Limited use of perquisites
• No excise tax gross-up in connection with a change in control
• No dividend equivalents paid on unvested performance share units
• No hedging transactions, short sales or pledging of Company stock
• No resetting of performance targets

The Company received strong shareholder support for the executive compensation program in place during the fiscal year ended February 2, 2019 (“Fiscal 2019”), with 85.1% of votes cast approving the advisory Say-on-Pay resolution in June 2019. As in prior years, the Committee considered this input from shareholders as well as input from other stakeholders as part of its annual review of the executive compensation program. Based on the Committee’s assessment of the program, the Compensation Committee continued to apply the same principles in determining the amounts and types of executive compensation for Fiscal 2020. In addition, the Company expanded its investor outreach program to better understand its largest investors viewpoints on the Company’s executive compensation program and to include director involvement in such outreach.
Please see the Compensation Discussion and Analysis (“CDA”) section of this Proxy Statement for a detailed description of executive compensation.

Signet Jewelers Limited	May 1, 2020
Clarendon House
2 Church Street
Hamilton HM11, Bermuda
Proxy Statement
Solicitation of Proxies
The proxy or proxies accompanying this proxy statement and relating to shares of Class A Common Stock, par value $0.18 per share (the “Common Shares”) and the Series A Convertible Preference Shares, par value $0.01 per share (the “Preferred Shares”), are solicited on behalf of the Board of Directors of Signet Jewelers Limited, a Bermuda corporation, for exercise at the annual meeting of shareholders to be held on Friday, June 12, 2020 at 11:00 am, Eastern Time (the “Annual Meeting” or “Meeting”). Due to the developing public health impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of our directors, employees, shareholders and other stakeholders, the meeting will be held in a virtual meeting format only via live audio webcast at www.virtualshareholdermeeting.com/SIG2020. You will not be able to attend the Meeting in person. If you plan to attend the Meeting virtually, please review the instructions for attendance included in the “Shareholder Q&A” section below.
This proxy statement and related form of proxy are being made first available to shareholders on or about May 1, 2020.
Unless otherwise specifically stated or the context otherwise requires, all references in this proxy statement to the “Company,” “Signet,” “we,” “our,” “us” and similar terms refer to Signet Jewelers Limited and its subsidiaries.
Shareholder Q&A

When and where can I find the Proxy Statement and Internet Notice?
The Signet Proxy Statement and Internet Notice were filed with the SEC and published on the Company’s website, www.signetjewelers.com/shareholders, on May 1, 2020. The Internet Notice will be emailed or mailed to shareholders on or around May 1, 2020. The Signet Annual Report on Form 10-K for Fiscal 2020 was filed with the SEC on March 26, 2020 and is published on the Company’s website. Hard copies of Signet’s proxy materials will be mailed to those shareholders who have requested them on or around May 1, 2020.

What is included in Signet’s proxy materials?
Signet’s proxy materials include the Proxy Statement and Annual Report to Shareholders for Fiscal 2020. In accordance with SEC rules, Signet emails or mails many shareholders the Internet Notice informing them of the availability of proxy materials on the Signet website. The Internet Notice, when mailed to shareholders, also incorporates Signet’s Proxy Voting Instructions that may be returned by mail, as set forth in “How do I vote?” below.

How do I register my email address for email delivery of the proxy materials?
You can register your email address for email delivery of proxy materials in any one of the following ways:

Internet:     www.proxyvote.com
Telephone:     1-800-579-1639
Email:        sendmaterial@proxyvote.com

If requesting proxy materials by email, please send a blank email and include in the subject line the information that is printed in the box marked by an arrow that was included on the Internet Notice. Please make your request on or before May 29, 2020 to facilitate timely delivery.

Signet encourages shareholders to take advantage of the availability of proxy materials on the Company’s website or www.proxyvote.com and register for email delivery. This allows the Company to significantly reduce its printing and postage costs while ensuring timely delivery to shareholders and supporting the Company’s commitment to environmental stewardship.
What will I receive if I register for email delivery?
Shareholders registered for email delivery of Signet proxy materials will receive an email on or around May 1, 2020. The email will contain a link to proxy materials available on the Signet website and details on how to vote.

How do I request a hard copy of the Company’s proxy materials?
Instructions for requesting a hard copy of Signet’s proxy materials can be found on the Internet Notice and on the Company’s website: www.signetjewelers.com/shareholders. You can also request a hard copy using the same contact details provided under “How do I register my email address for email delivery of proxy materials?” above.

Who is entitled to vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting, and any postponement(s) or adjournment(s) thereof, if you owned Common Shares or Preferred Shares as of the close of business on April 17, 2020, the record date for the Meeting. On the record date there were 52,342,518 Common Shares issued and outstanding, excluding treasury shares, and 625,000 Preferred Shares issued and outstanding. Each issued and outstanding Common Share is entitled to one vote on each matter at the Meeting. The holders of the Preferred Shares are entitled to a number of votes equal to the largest number of Common Shares into which all Preferred Shares held by such holders could then be converted. As of the record date, up to 7,643,562 Common Shares were issuable to the holders upon conversion.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of record	Beneficial owner of shares held in street name
If your shares were registered directly in your name with one of Signet’s registrars (American Stock Transfer & Trust Company for U.S. Shareholders, and Link Asset Services for U.K. and other non-U.S. Shareholders) on the record date, you are considered the shareholder of record for those shares.
If your shares were registered with a broker, bank or other nominee on the record date, you are considered a beneficial owner of shares held in street name.
Signet’s Internet Notice or hard copy proxy materials will be provided directly to you.
Signet’s Internet Notice or hard copy proxy materials will be forwarded to you by that entity, which is considered the shareholder of record for those shares. Your broker, bank or other nominee will send you details on how to vote your shares, and you must follow their instructions to vote.

How can I attend the virtual Annual Meeting?
The Company has elected to hold the Annual Meeting virtually and be conducted exclusively by a live audio webcast.
If you are a shareholder of record as of the close of business on April 17, 2020, the record date for the Annual Meeting, you will be able to virtually attend the Annual Meeting, vote your shares and submit questions online during the meeting by visiting www.virtualshareholdermeeting.com/SIG2020. You will need to enter the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you are a beneficial owner holding your shares in street name as of the close of business on April 17, 2020, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.
The online meeting will begin promptly at 11:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time, and you should allow approximately 15 minutes for the online check-in procedures.
If you wish to submit a question for the Annual Meeting, you may do so in advance at www.virtualshareholdermeeting.com/SIG2020, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).

What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting webcast please call the technical support number that will be posted on the Annual Meeting website log-in page.

Why is the Company holding a virtual Annual Meeting?
In light of the public health impact of the coronavirus outbreak (COVID-19), and in an effort to maintain a safe environment for our shareholders, directors, employees and other stakeholders who wish to attend the Annual Meeting, the Company has determined that holding a virtual meeting is in the best interests of the Company.

When is broker discretionary voting permitted and what is the effect of broker non-votes?
In accordance with NYSE rules, in circumstances where a broker, bank or other nominee does not receive specific voting instructions from the beneficial owner of the relevant shares, the broker may use his discretion to vote those shares on certain routine matters on the beneficial owner’s behalf. At the Annual Meeting, broker discretionary voting is only permitted with respect to Proposal 2: Appointment of KPMG as Independent Auditor.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
What is a proxy and how does proxy voting work?
A proxy is your legal designation of another person (or persons) to attend and vote your shares at an Annual Meeting on your behalf. The person you so designate is known as your proxy.
You can direct your proxy to vote your shares FOR or AGAINST, or to ABSTAIN from voting with respect to each matter to be voted on at the Annual Meeting. A proxy must vote your shares at the Meeting in accordance with your instructions.
The Board has designated H. Todd Stitzer and J. Lynn Dennison, or either of them (each with full power of substitution) as proxies available to shareholders to have their shares voted at the Annual Meeting in accordance with your instructions.
If you appoint a proxy, you may still attend and vote electronically at the Annual Meeting. If you vote at the Meeting, you will have effectively revoked any previously appointed proxies.
What happens if I appoint more than one proxy?
If you authorize your shares to be voted under more than one form of proxy, each proxy must authorize the exercise of rights attaching to different shares held by you. In circumstances where the Company’s registrars receive two or more valid proxy forms in respect of the same share(s) and the same meeting, the form dated last will be treated as replacing and revoking the other(s).
If you appoint a proxy designated by the Board but do not provide voting instructions, the shares represented by your proxy will be voted in accordance with the recommendation of the Board.
If you submit voting instructions but do not name a proxy, the Chairman of the Meeting will be appointed as your proxy.

What proposals are being voted on at the Annual Meeting, what vote is required to approve each proposal and what is the effect of abstentions and broker non-votes?

Proposal	Board’s Recommendation	Vote Required to Approve	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of Directors	FOR each Director nominee	Majority of the votes cast FOR each Director nominee	No effect - not counted as votes cast	No effect -not counted as votes cast
2. Appointment of KPMG as Independent Auditor and authorization of the Audit Committee to determine its compensation.	FOR	Majority of the votes cast FOR	No effect - not counted as votes cast	Not applicable -broker discretionary voting is permitted
3. Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers (the “Say-on-Pay” vote)	FOR	Majority of the votes cast FOR (advisory only)	No effect - not counted as votes cast	No effect - not counted as votes cast
4. Approval of an amendment to the Signet Jewelers Limited 2018 Omnibus Incentive Plan, including to increase the number of shares available for issuance thereunder.	FOR	Majority of the votes cast FOR	No effect - not counted as votes cast	No effect - not counted as votes cast
How do I vote?
If you are unable to attend and vote electronically at the Annual Meeting, details of how you can appoint a proxy to vote on your behalf at the Meeting, and any postponement(s) or adjournment(s) thereof, can be found in the table below.

Method	Details	Additional Notes
By Internet:	www.proxyvote.com
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You may access the voting site directly, or through the Company’s website at www.signetjewelers.com/shareholders.

By telephone:	1-800-690-6903	Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.
By mail:
Mark, sign and date your proxy card and return it in the postage-paid envelope Broadridge Financial Solutions, Inc. (“Broadridge”) has provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your Proxy Voting Instructions must be signed to be valid. If signed under a power of attorney or other authority, a copy of this authority must be sent to Broadridge with your Proxy Voting Instructions.

Deadline for receipt by Broadridge:	11:59 p.m., Eastern Time on June 11, 2020 (4:59 a.m. British Summer Time)

Submitting proxy instructions will not prevent a shareholder from virtually attending the Annual Meeting.
Can I change my proxy appointment and/or voting instructions?
You can change your proxy appointment and/or voting instructions before the deadline of 11:59 p.m., Eastern Time (4:59 a.m. British Summer Time) on June 11, 2020 by re-submitting your vote as detailed in “How do I vote?” above.
In circumstances where two or more valid forms in respect of the same share(s) and the same meeting are received, the form dated last will be treated as replacing and revoking the other(s).
You may also attend the Annual Meeting virtually and change your vote by voting electronically at the Meeting.
If you are a beneficial owner of shares held in street name and you vote by proxy, you may change your vote by submitting new instructions to your broker, bank or other nominee in accordance with that entity’s procedure.
Can I revoke the appointment of my proxy without appointing another?
If you are a shareholder of record, you can revoke the appointment of your proxy at any time before your shares are voted by submitting a written notice of revocation to Broadridge. Contact details can be found in the table under the heading “How do I vote?” above.
You can also revoke the appointment of your proxy by virtually attending the Annual Meeting and voting. By voting at the Meeting, you will have effectively revoked any previously appointed proxies.
Beneficial owners of shares held in street name must follow the instructions of their broker, bank or other nominee to revoke their voting instructions.
Will my shares be voted if I do nothing?
If you are a shareholder of record and do not appoint a proxy, submit voting instructions or attend the Annual Meeting to vote electronically, your shares will not be voted.
If you are a beneficial owner of shares held in street name, your broker, bank or other nominee may use their discretion to vote your shares with respect to Proposal 2: Appointment of KPMG as Independent Auditor.
What constitutes a quorum in order to transact business at the Annual Meeting?
The presence at the start of the Annual Meeting, virtually or by proxy, of two holders of Common Shares will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are treated as present, and are therefore counted in determining the existence of a quorum. The Corporate Secretary will determine whether or not a quorum is present at the Meeting.
How will voting be conducted at the Annual Meeting?
Voting at the Annual Meeting will be conducted by way of a poll. A representative from Broadridge will be in attendance at the Meeting to explain the voting procedure, conduct the poll, count votes and certify the results. As each proposal is introduced to the Meeting, shareholders will be given the opportunity to ask questions.

When and where can I find the final results of the Annual Meeting?
Final voting results will be available on Signet’s website and filed with the SEC as soon as practicable after the conclusion of the Meeting. The results will confirm the number of votes cast for and against each proposal, as well as abstentions and broker non-votes (where applicable).
What happens if additional matters are presented at the Annual Meeting?
Our management team is not aware of any matters other than those discussed in this Proxy Statement that will be presented to the Annual Meeting.
If other matters are properly presented at the Meeting, your shares will be voted in accordance with the recommendation of the Board if:

•	you appointed a proxy designated by the Board; or

•	the Chairman of the Meeting was appointed as your proxy because you submitted voting instructions (for other proposals) but did not name a proxy.
How do I submit a shareholder proposal for the Company’s 2021 Annual Meeting of Shareholders?
Shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) will be considered for inclusion in the Company’s 2020 Proxy Statement and proxy card if received in writing by the Corporate Secretary on or before December 31, 2020. Notice of the proposal must comply with SEC rules, Bye-law 26 of the Company’s Bye-laws and be a proper subject for shareholder action under Bermuda law.

Shareholders who intend to submit nominations to the Board of Directors or present other proposals for consideration at our 2021 annual meeting (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) must comply with all provisions of our Bye-laws with respect to such nominations and proposals and provide timely written notice thereof. To be timely for our 2021 annual meeting, notice must be delivered to our Corporate Secretary at our principal executive offices no earlier than February 12, 2021, and no later than March 14, 2021. However, in the event that our 2021 annual meeting is to be held on a date that is not within 30 calendar days before or after June 12, 2021, to be timely, notice must be so delivered not later than the tenth calendar date following the earlier of the date on which notice of the annual meeting was given to the shareholders or the date on which public announcement of the date of the 2021 annual meeting is first made. The additional procedures detailed in Bye-law 26 and 40 must also be followed, as applicable.
Under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require the Company to give notice to its shareholders of a proposal intended to be submitted at an annual meeting of shareholders. Generally, notice of such a proposal must be received not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.
The Company’s Bye-laws can be found on Signet’s website at www.signetjewelers.com/investors/corporate-governance.
Shareholder proposals should be sent to the Company at 375 Ghent Road, Akron, Ohio 44333, U.S.A., addressed for the attention of the Corporate Secretary.
Why has my household only received a single copy of the Internet Notice?
Shareholders who share a single address will receive a single Internet Notice (or a single set of proxy materials if a hard copy has been requested) unless contrary instructions have previously been received by the Company. This practice, known as “householding,” is permitted under Exchange Act rules and allows the Company to significantly reduce its printing and postage costs and environmental impact. Copies of the Internet Notice and proxy materials can be found on Signet’s website: www.signetjewelers.com/shareholders, and the Company will promptly deliver, upon written or oral request, a separate copy of the Internet Notice and/or a full set of proxy materials to any shareholder residing at an address to which only one copy was mailed. Please address any such request to the Corporate Secretary at 375 Ghent Road, Akron, Ohio, 44333 U.S.A. or 330-668-5000.
If you would like to receive a single copy in the future rather than multiple copies, please contact the Company in the same way. Copies will be sent promptly and without charge.
Beneficial owners who would like to change the number of copies received should contact their broker, bank or other nominee to request the change.
Who bears the cost of proxy solicitation?
The Company bears the cost of soliciting proxies which may occur by internet, mail and/or telephone. The Company will also request that banks, brokers, custodian nominees and fiduciaries supply proxy materials to beneficial owners of the Company’s Common Shares of whom they have knowledge and reimburse them for their expenses in so doing. Certain Directors, officers and employees of the Company may solicit proxies personally or by mail, email, telephone or fax without additional compensation.

Ownership of the Company
Shareholders Who Beneficially Own At Least Five Percent of the Common Shares
The table below shows all persons who were known to the Company to be beneficial owners (determined in accordance with Rule 13d-3 of the Exchange Act) of more than five percent of the Common Shares as of April 17, 2020. The table is based upon reports filed with the SEC. Copies of these reports are publicly available from the SEC on its website, www.sec.gov.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
BlackRock Inc. 55 East 52nd Street New York, NY 10055, USA	8,380,484(1)	16.0%
Leonard Green 11111 Santa Monica Boulevard, Suite 2000 Los Angeles, CA 90025, USA	7,239,263 (2)	12.2%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355, USA	5,864,547 (3)	11.2%
Causeway Capital Management LLC 11111 Santa Monica Blvd, 15th Floor Los Angeles, CA 90025, USA	3,840,304 (4)	7.3%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746, USA	3,004,989 (5)	5.7%
Susquehanna Securities, LLC 401 E. City Avenue, Suite 220 Bala Cynwyd, PA 19004	2,697,820 (6)	5.1%
D. E. Shaw & Company, L.P. 1166 Avenue of the Americas, 9thFloor New York, NY 10036	2,661,969 (7)	5.1%
None of the Company’s Common Shares entitle the holder to any preferential voting rights.

(1)
Based upon a Schedule 13G/A filed on February 4,2020, BlackRock Inc. reported beneficial ownership of 8,380,484 Common Shares as follows: sole voting power over 8,167,547 Common Shares and sole dispositive power over 8,380,484 shares.

(2)
Based upon a Schedule 13D/A filed on June 14, 2019, Green Equity Investors VI, L.P. (“GEI VI”), Green Equity Investors Side VI, L.P. (“GEI Side VI”), LGP Associates VI-A LLC (“Associates VI-A”) and LGP Associates VI-B LLC (“Associates VI-B”), GEI Capital VI, LLC, Green VI Holdings, LLC, Leonard Green & Partners, L.P., LGP Management Inc., Peridot Coinvest Manager LLC, and Jonathan D. Sokoloff (collectively, “Leonard Green”) jointly reported shared voting and shared dispositive power of 7,239,263 Common Shares. The Schedule 13D reports 625,000 Preferred Shares, which as of the date of the Schedule 13D were convertible into 7,239,263 Common Shares of the Company. Since the filing of the 13D, the conversion rate has changed, and the 625,000 Preferred Shares are now convertible into 7,643,562 Common Shares.

(3)
Based upon a Schedule 13G/A filed on February 12, 2020, The Vanguard Group, Inc. (“Vanguard”) reported beneficial ownership of 5,864,547 Common Shares as follows: sole voting power over 50,476 Common Shares, shared voting power over 14,240 Common Shares, sole dispositive power over 5,806,813 Common Shares and shared dispositive power over 57,734 Common Shares. Vanguard reported that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 43,494 Common Shares as a result of its serving as investment manager of collective trust accounts, and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 21,222 Common Shares as a result of its serving as investment manager of Australian investment offerings.

(4)
Based upon a Schedule 13G/A filed on February 14, 2020, Causeway Capital Management LLC reported beneficial ownership of 3,840,304 Common Shares as follows: sole voting power over 2,059,184 Common Shares and sole dispositive power over 3,840,304 Common Shares.

(5)
Based upon a Schedule 13G/A filed on February 12, 2020, Dimensional Fund Advisors LP reported beneficial ownership of 3,004,989 Common Shares as follows: sole voting power over 2,898,855 Common Shares and sole dispositive power over 3,004,989 Common Shares.

(6)
Based upon a Schedule 13G filed on February 10, 2020, Susquehanna Securities, LLC (“SSL”), Susquehanna Investment Group (“SIG”), G1 Execution Services, LLC (“G1”), Susquehanna Fundamental Investments, LLC (“SFI”), as a group, reported beneficial ownership of 2,697,820 Common Shares as follows: shared voting and shared dispositive power over 2,697,820 Common Shares; sole voting and dispositive power over 2,649,290 Common Shares held by SSL; sole voting and dispositive power over 32,005 Common Shares held by SIG; sole voting power and dispositive power over 10,025 Common Shares held by G1; and sole voting and dispositive power over 6,500 Common Shares held by SFI. The address of the principal business office of G1 is 175 W. Jackson Blvd., Suite 1700, Chicago, IL 60604.

(7)
Based upon a Schedule 13G filed on April 27, 2020, D. E. Shaw & Company, L.P. and David E. Shaw (collectively, “D.E. Shaw”) jointly reported beneficial ownership of 2,661,969 Common Shares as follows: shared voting power over 2,608,869 Common Shares and shared dispositive power over 2,661,969 Common Shares. D.E. Shaw reported that the 2,661,969 Common Shares beneficially owned are composed of 1,246,011 shares in the name of D. E. Shaw Valence Portfolios, L.L.C., 246,579 shares in the name of D. E. Shaw Oculus Portfolios, L.L.C., 18 shares in the name of D. E. Shaw Asymptote Portfolios, L.L.C., and 1,169,361 shares under the management of D. E. Shaw Investment Management, L.L.C.

Ownership by Directors and Executive Officers
The table below shows the number of Common Shares of the Company beneficially owned (determined in accordance with Rule 13d-3 of the Exchange Act) as of April 17, 2020 by each current Director, each executive officer named in the Summary Compensation Table and all of the Company’s current executive officers and Directors as a group.

Name	Common Shares(1)	Shares that may be acquired upon exercise of options within 60 days	Total(2)
H. Todd Stitzer(3)	48,870	—	48,870
Virginia C. Drosos(3)(4)	232,181	—	232,181
R. Mark Graf(3)	12,216	—	12,216
Zackery Hicks(3)	9,159	—	9,159
Helen McCluskey(3)	18,413	—	18,413
Sharon L. McCollam(3)	10,718	—	10,718
Nancy A. Reardon(3)	10,718	—	10,718
Jonathan Seiffer(3)(5)	7,444	—	7,444
Jonathan Sokoloff(3)(5)	13,506	—	13,506
Brian Tilzer(3)	13,063	—	13,063
Eugenia Ulasewicz(3)	17,557	—	17,557
J. Lynn Dennison(6)	24,271	—	24,271
Mary Elizabeth Finn(6)	12,114	—	12,114
Joan M. Hilson(6)	32,186	—	32,186
Jamie L. Singleton(6)	15,132	—	15,132
Michele Santana(7)	18,000	—	18,000
All Current Executive Officers and Directors as a group (18 persons)	669,578	—	669,578

(1)	No Common Shares are pledged as security. All Common Shares are owned directly with the exception of Oded Edelman, a non-NEO executive officer, who holds 90,398 shares through a wholly-owned entity.

(2)	All holdings represent less than 1% of the Common Shares issued and outstanding. No Preferred Shares are held by our Directors or NEOs.

(3)	Director

(4)	CEO

(5)
GEI VI, GEI Side VI, Associates VI-A and Associates VI-B are the direct owners of 625,000 Preferred Shares that are convertible into 7,643,562 Common Shares. Mr. Sokoloff and Mr. Seiffer directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to be an indirect beneficial owner of the shares owned by GEI VI, GEI Side VI, Associates VI-A and Associates VI-B. Mr. Sokoloff and Mr. Seiffer disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein.

(6)	Executive officer

(7)	Former executive officer

See “CDA” and “Director Compensation” below for a discussion of the Company’s Share Ownership Policies applicable to executive officers and Directors, respectively.

Proposal 1: Election of Directors
(Item 1 on the Proxy Card)

We are asking shareholders to consider ten nominees for election to the Board to serve until the next annual meeting of shareholders or until their successors are duly elected. Each Director standing for election has the endorsement of the Board and the Nomination and Corporate Governance Committee. The Director nominees bring a variety of backgrounds, skills and experiences that contribute to a well-rounded Board to effectively guide the Company’s Path to Brilliance transformation strategy and oversee operations in a rapidly changing retail environment. Following the Meeting, and effective upon the election of all Directors, the Board size will be reduced to ten. Proxies may not be voted for a greater number of persons than the number of nominees named.

Director Nominees
Below is biographical information of each nominee for Director of the Company. All Directors, other than Ms. Drosos, the CEO, have been affirmatively determined by the Board to be independent in accordance with the New York Stock Exchange (“NYSE”) Listing Standards.

H. TODD STITZER	Private Directorship:	Former Directorship:
Age: 68 Director Since: January 2012	• Massachusetts Mutual Life Insurance Company	• Diageo plc
Principal Occupation and Experience
H. Todd Stitzer has been Chairman of the Board of Signet since June 2012. Mr. Stitzer is the Lead Director of privately held Massachusetts Mutual Life Insurance Company and a member of the advisory board of Hamlin Capital Management, a privately held investment advisory firm. Previously, Mr. Stitzer was, until its acquisition by Kraft, Inc. in 2010, the Chief Executive Officer of Cadbury plc (previously Cadbury Schweppes plc). Having joined Cadbury in 1983 as Assistant General Counsel for North America, he later moved into strategic planning, marketing and sales roles becoming CEO of Cadbury plc’s wholly-owned subsidiary, Dr Pepper/7 Up in 1997. Mr. Stitzer served on the board of directors of Diageo plc from 2004 through 2013 and on the Advisory Committee to the Board of Virgin Group Holdings from 2010 through 2014. Mr. Stitzer holds a bachelor’s degree from Harvard University and a J.D. from Columbia Law School.
Director Qualification and Key Skills and Attributes
Mr. Stitzer has extensive global experience in senior legal, marketing, sales, strategy development and leadership roles. His executive leadership, strategic transformation experience, legal and commercial expertise make him well suited to serve on and Chair the Board. For these reasons, the Board concluded that Mr. Stitzer should continue to serve on the Board.

VIRGINIA C. DROSOS	Public Directorship:	Former Directorship:
Age: 57 Director Since: July 2012	• American Financial Group, Inc.	• Assurex Health
Principal Occupation and Experience
Virginia “Gina” C. Drosos was appointed Chief Executive Officer of the Company on August 1, 2017. Prior to joining Signet, Ms. Drosos served as President and CEO and a director of Assurex Health from 2013 to 2017, where she built Assurex into one of the most successful and fastest growing personalized medicine companies and executed the strategic sale of of the company to Myriad Genetics, Inc. in 2016. Previously, she served in roles of increasing responsibility during her 25 year career at the Procter & Gamble Company until September 2012, including service as Group President, where she had responsibility for a $6 billion business unit’s operations, profit and loss, strategy, innovation and long-term business development. Ms. Drosos currently serves on the board of directors of American Financial Group Inc., a publicly traded insurance holding company, since 2013. Ms. Drosos also serves as a director of Akron Children’s Hospital, a pediatric acute care hospital in north-east Ohio, since April 2019. Ms. Drosos holds a BBA from the University of Georgia - Terry College of Business and an MBA from the Wharton School.
Director Qualification and Key Skills and Attributes
With her broad background in strategic, business and financial planning and operations, Ms. Drosos brings valuable skills and insights to the Company. She has proven leadership skills and expertise in branding, marketing, global operations and business expansions into new product lines, retail channels and geographies. Ms. Drosos is a visionary and transformational leader with an entrepreneurial mindset and proven track record of growing and scaling global businesses through strategy and innovation. The Board has concluded that Ms. Drosos should continue to serve on the Board for these reasons.

R. MARK GRAF	Former Directorship:
Age: 55 Director Since: July 2017	• BNC Bancorp
Principal Occupation and Experience
R. Mark Graf served as Chief Financial Officer of Discover Financial Services, a publicly traded financial services company, from April 2011 to September 2019, including service as the company’s Chief Accounting Officer from April 2011 to December 2012. Prior to joining Discover, he served as an Investment Advisor at Aquiline Capital Partners from 2008 to 2010 and a Partner at Barrett Ellman Stoddard Capital Partners from 2006 to 2008. Mr. Graf also served in various roles at Fifth Third Bancorp from 2001 to 2006 and AmSouth Bancorporation from 1994 to 2001. Mr. Graf previously served on the board of directors of BNC Bancorp, formerly a publicly traded bank holding company, from 2010 to 2011. Mr. Graf holds a bachelor’s degree in Economics from the Wharton School.
Director Qualifications and Key Skills and Attributes
Mr. Graf’s extensive capital analysis, consumer credit and financial management expertise, as well as his risk management and real estate skills bring valuable experience and insight to the Board. The Board has concluded that Mr. Graf should continue to serve on the Board for these reasons.

ZACKERY HICKS
Age: 56 Director Since: October 2018
Principal Occupation and Experience
Zackery Hicks serves as Executive Vice President and Chief Digital Officer of Toyota Motors North America, Inc., a subsidiary of Toyota Motor Corporation, a multinational automotive manufacturer, since April 2018, and has held roles of increasing responsibility with Toyota since 1996. In his role as Chief Digital Officer, Mr. Hicks leads Toyota’s Digital Transformation and Mobility efforts which includes the strategy, development and operations of all systems and technology for the company’s North American operations and its connected car ecosystem. He is also the CEO and President of Toyota Connected North America which is driving the transformation of Toyota from an automobile company to a mobility company through the use of connected intelligence services. Mr. Hicks earned a bachelor’s degree in business management from Pepperdine University and an MBA from the University of California at Irvine.
Director Qualifications and Key Skills and Attributes
Mr. Hicks has successfully delivered large-scale innovation and efficiency across business operations through advanced technology and data science. He also brings diversity of industry experience and a start-up mindset to complement Signet’s Board. The Board has concluded that Mr. Hicks should continue to serve on the Board for these reasons.

HELEN MCCLUSKEY	Public Directorships:	Former Directorships:
Age: 65 Director Since: August 2013	• Dean Foods Company • Abercrombie & Fitch Co.	• Avon Products, Inc. • PVH Corporation • The Warnaco Group, Inc.
Principal Occupation and Experience
Helen McCluskey served as President and Chief Executive Officer and a member of the board of directors of The Warnaco Group, Inc. from 2012 until its 2013 acquisition by PVH Corporation, when she retired and became an independent director of PVH until 2014. She joined Warnaco as Group President, Intimate Apparel in 2004, and her responsibilities continued to increase, becoming Chief Operating Officer in 2010 before becoming President and Chief Executive Officer. Prior to joining Warnaco, Ms. McCluskey held various positions of increasing responsibility with Liz Claiborne Inc. from 2001 to 2004, Playtex Apparel, Inc from 1983 to 2001 (which was acquired by Sara Lee Corporation in 1991) and Firestone Tire & Rubber Company from 1977 to1983. Ms. McCluskey currently serves on the board of directors of two additional publicly traded companies, including Dean Foods Company, a food and beverage company, since November 2015, and Abercrombie & Fitch Co., a clothing retailer, since February 2019. She previously served on the board of directors of Avon Products Inc., a publicly traded international social selling beauty company, from July 2014 to January 2020.
Director Qualifications and Key Skills and Attributes
With Ms. McCluskey’s broad background in strategy, business planning, operations, branding, merchandising and marketing, she brings valuable skills and insight to the Company. Her leadership experience at a publicly traded company provides valuable corporate leadership and management insight to our Board. The Board has concluded that Ms. McCluskey should continue to serve on the Board for these reasons.

SHARON L. MCCOLLAM	Public Directorships:	Private Directorships:
Age: 57 Director Since: March 2018	• Stitch Fix, Inc. • Advance Auto Parts, Inc. • Chewy, Inc.	• International Walls, Inc. (f/k/a Art.com, Inc.) • Hallmark Cards, Inc. • GetYourGuide AG
Principal Occupation and Experience
Sharon L. McCollam served as the Chief Financial Officer and Chief Administrative Officer of Best Buy Co., Inc., a multinational consumer electronics retailer, from December 2012 until her retirement in June 2016. She continued to serve as an advisor to Best Buy until January 2017. Prior to Best Buy, Ms. McCollam served in roles of increasing responsibility at Williams-Sonoma Inc. from 2000 to 2012, including service as Executive Vice President, Chief Operating and Chief Financial Officer from 2006 to 2012. She is a member of the board of directors and audit committees for three additional publicly traded companies including Stitch Fix, Inc., an online personal styling service and retailer, since November 2016, Advance Auto Parts, Inc., an automotive parts provider, since February 2019 and Chewy, Inc., an online retailer of pet products, since June 2019. She previously served on the board of directors for Whole Foods Market, a publicly traded grocery company, from May 2017 until its acquisition by Amazon in August 2017. She also serves on the boards of three privately held companies, including International Walls, Inc. (f/k/a Art.com, Inc.) since August 2012, Hallmark Cards, Inc. since December 2016 and GetYourGuide AG since October 2019. She holds a B.S. in Accounting from the University of Central Oklahoma and is a Certified Public Accountant.
Director Qualifications and Key Skills and Attributes
Ms. McCollam has significant experience with major public companies in C-suite positions and was been recognized as the co-pilot of a foremost omni-channel turnaround in the retail sector while at Best Buy. She brings significant expertise in retail, finance, supply chain management, customer care, real estate, enterprise shared services and store development to our Board. For these reasons, the Board has concluded that Ms. McCollam should continue to serve on the Board.

NANCY A. REARDON	Public Directorship:	Private Directorship:
Age: 67 Director Since: March 2018	• Big Lots, Inc.	• Kids II, Inc.
Principal Occupation and Experience
Nancy A. Reardon served as Chief Human Resources and Communications Officer of Campbell Soup Company from 2004 until her retirement in April 2012. Previously, she was Executive Vice President, Human Resources of Comcast Corporation from 2002 to 2004. Her prior human resources leadership positions also include Borden Capital Management Partners, Duracell, Inc., American Express Company, Avon Products, Inc., and General Electric. Ms. Reardon currently serves on the board of directors of Big Lots, Inc., a publicly traded discount retailer, since 2015. In 2009, Ms. Reardon was named a Fellow of the National Academy of Human Resources. She holds a B.S. in Psychology from Union College and an M.S. in Social Psychology from Syracuse University.
Director Qualifications and Key Skills and Attributes
Ms. Reardon is widely viewed as a leading human resources and communications executive, has significant public company experience, and has played key roles shaping strategic and operating plans, as well as helping transform corporate culture. The Board has concluded that Ms. Reardon should continue to serve on the Board for these reasons.

JONATHAN SEIFFER	Public Directorship:	Former Directorship:
Age: 48 Director Since: June 2019	• BJ’s Wholesale Club Holdings, Inc.	• Whole Foods Market, Inc.
Principal Occupation and Experience
Jonathan Seiffer currently serves as a Senior Partner with Leonard Green & Partners, L.P. (“Leonard Green”), a private equity firm which is one of Signet’s significant shareholders, which he joined in 1994. Before joining Leonard Green, he worked in corporate finance at Donaldson, Lufkin & Jenrette, a U.S. investment bank. Mr. Seiffer currently serves on the board of directors of Authentic Brands Group, a privately held global brand development, marketing, and entertainment company, since 2010, and BJ’s Wholesale Club, a publicly traded warehouse club operator, since 2011. Previously, Mr. Seiffer served on the board of directors of Whole Foods Market, Inc. from December 2008 until August 2017. Mr. Seiffer earned a Bachelor of Applied Sciences in Systems Engineering and a B.S. in Economics from the University of Pennsylvania.
Director Qualifications and Key Skills and Attributes
Mr. Seiffer was nominated for service as a Director by Leonard Green (as described under “Director Qualifications and Experience” below) and brings knowledge and experience in finance, and broad-based experience in the leadership of retail businesses and companies undergoing transformations. He also offers the Board a valuable investor perspective, by virtue of his service as a Senior Partner of a significant shareholder of the Company. The Board has concluded that Mr. Seiffer should serve on the Board for these reasons.

BRIAN TILZER
Age: 49 Director Since: February 2017
Principal Occupation and Experience
Brian Tilzer has served as Chief Digital and Technology Officer at Best Buy, a multinational consumer electronics retailer, since May 2018. Previously, he was Chief Digital Officer at CVS Health Corporation, from 2013 until 2018, where he scaled an enterprise-wide digital program to over 50 million active users. Prior to CVS Health, Mr. Tilzer was the Senior Vice President of Global eCommerce at Staples, where he developed and led several multi-channel digital innovation strategies. Mr. Tilzer holds a bachelor’s degree from Tufts University and an MBA from the Wharton School.
Director Qualifications and Key Skills and Attributes
Mr. Tilzer has more than 25 years of experience in information technology, strategic business development, digital transformation, planning and analysis and operations with a deep concentration in corporate, omni-channel and eCommerce strategy. The Board has concluded that Mr. Tilzer should continue to serve on the Board for these reasons.

EUGENIA ULASEWICZ	Public Directorships:	Former Directorship:
Age: 66 Director Since: September 2013	• Vince Holding Corp. • Hudson Ltd. • ASOS plc	• Bunzl plc
Principal Occupation and Experience
Eugenia Ulasewicz served as the President of Burberry Group plc’s American division, responsible for the US, Canada, Latin America, Central and South America, until her retirement in March 2013. Ms. Ulasewicz joined Burberry in 1998 and became a member of its executive committee in 2006. Prior to joining Burberry, she held positions of increasing responsibility with Saks, Inc. from 1993 to 1998, Galeries Lafayette from 1991 to 1993 and Bloomingdales, a division of Macy’s, Inc. (formerly Federated Department Stores, Inc.) from 1975 to 1991. She currently serves on the board of directors of Vince Holding Corp., global luxury apparel and accessories, since April 2014, Hudson Ltd., a travel experience company, since February 2018, and ASOS pic, a global online fashion retailer, since April 16, 2020. Previously, she served as a director of Bunzl plc, an international distribution company, from April 2011 to April 2020. She is a Board Leadership Fellow of the National Association of Corporate Directors. Ms. Ulasewicz holds a B.S. from the University of Massachusetts and a Doctor of Laws from the College of Mount Saint Vincent.
Director Qualifications and Key Skills and Attributes
Ms. Ulasewicz’s extensive experience serving on the boards of global public companies and her expertise in retail, branding, marketing, omni-channel, global operations and general management provides valuable skills and insights to the Company. The Board has concluded that Ms. Ulasewicz should continue to serve on the Board for these reasons.

Director Qualifications and Experience
Our Nomination and Corporate Governance Committee performs an annual assessment of the skills and the experience needed to maintain a well-rounded, diverse and effective Board and summarizes such assessment in a tabular matrix. The Committee uses the matrix to assess the current composition of the Board and to identify desired qualifications and experience for potential nominees. When identifying nominees for the Board, the Committee conducts a targeted effort to identify and recruit individuals who have the qualifications and experience identified through this process. The following table provides a summary of each Director nominee’s specific skills, knowledge and experience. Individuals may possess other valuable skills, knowledge and experience even though they are not indicated below:

	H. Todd Stitzer	Virginia C. Drosos	R. Mark Graf	Zackery Hicks	Helen McCluskey	Sharon L. McCollam	Nancy A. Reardon	Jonathan Seiffer	Brian Tilzer	Eugenia Ulasewicz
Leadership	✓	✓	✓	✓	✓	✓	✓		✓	✓
Financial & Accounting Literacy	✓	✓	✓		✓	✓		✓	✓
Capital Allocation	✓	✓	✓		✓	✓		✓		✓
Strategic Planning & Analysis	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Business Development, Mergers & Acquisitions	✓	✓	✓		✓	✓	✓	✓	✓	✓
Operations, Procurement & Supply Chain Management	✓	✓	✓	✓	✓	✓		✓		✓
Human Resources & Talent Development	✓	✓	✓	✓		✓	✓		✓	✓
Brand Management, Marketing, Merchandising & Product Development	✓	✓			✓	✓			✓	✓
Retail Industry	✓	✓			✓	✓	✓	✓	✓	✓
International Business	✓	✓	✓	✓	✓	✓	✓			✓
Information Technology & Cybersecurity				✓		✓			✓
Digital, Multi-Channel & Social Media	✓	✓		✓		✓			✓	✓
Technology & Innovation	✓	✓	✓	✓		✓			✓
Risk Oversight & Management	✓		✓	✓	✓	✓
Ethics, Corporate Social Responsibility, Environment & Sustainability	✓		✓		✓	✓	✓		✓	✓
Law & Governance	✓					✓	✓
Governmental & Geopolitical Public Affairs	✓		✓				✓
Communication	✓	✓	✓	✓		✓	✓			✓
Real Estate			✓			✓				✓
Business Transformation	✓	✓		✓	✓	✓	✓	✓	✓	✓
The Board and Nomination and Corporate Governance Committee believe that all Director nominees are highly qualified and should be elected at the Annual Meeting. As the table and Directors’ biographies above show, the Directors have significant experience and expertise that qualify them to serve on the Board and collectively contribute to the effectiveness of the Board.
In addition, pursuant to a shareholder agreement by and between the Company and affiliates of Leonard Green, one of the Company’s significant shareholders, Leonard Green has a right to designate one individual to be nominated by the Company for election to the Board. On August 24, 2016, the Company entered into an investment agreement and the shareholders’ agreement (the “LGP Agreements”) with Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (the “Investors”), both affiliates of Leonard Green, relating to the issuance and sale to the Investors of the outstanding Preferred Shares. The terms of the Preferred Shares provide that the holders of the Preferred Shares, voting separately as a class, have the right to elect one member of the Board. Pursuant to the LGP Agreements, Leonard Green also has the right to appoint one non-voting observer to attend all Board meetings. Mr. Seiffer was designated as a Director nominee for election at the Annual Meeting in accordance with the LGP Agreements. For last year’s annual meeting of shareholders, the Company permitted Leonard Green to nominate two designees, Mr. Sokoloff and Mr. Seiffer, to facilitate Mr. Seiffer’s transition to the Board. Leonard Green did not re-nominate Mr. Sokoloff for election at the Annual Meeting as part of a planned transition.

Board Diversity, Independence and Tenure
The Company’s Corporate Governance Guidelines and NYSE listing standards require that independent Directors constitute a majority of the Board. In addition, Signet’s Director Tenure Policy requires each independent Director to retire following the earlier of his or her 15th anniversary of service or 75th birthday.
In addition to the skills and qualifications listed above under “Director Qualifications and Experience”, board diversity is one of the key attributes the Nominations and Corporate Governance Committee considers in identifying potential candidates for the Board, including diversity in terms of business experience, functional skills, age, gender, ethnicity and national origin. Our Director nominees are comprised of nominees ranging from the ages of 48 to 68, including five incumbent nominees (50%) who are women. In addition, as of the date of this Proxy Statement, the average tenure of the Director nominees is 4.25 years, with six Directors added within the past four years.
The following charts summarize the independence, tenure and gender and age diversity of our Director nominees:

The Board of Directors Recommends a Vote “For” Each of the Nominees Named Above.

Board of Directors and Corporate Governance

Role of the Board
The Board’s prime objective is the sustainable enhancement of business performance and shareholder value. It is responsible for determining all major policies, ensuring that effective strategies and management are in place, assessing Signet’s performance and that of its senior management, reviewing the systems of internal control and providing oversight of policies relating to corporate social responsibility and other matters.
Separate and Independent Chairman
The Company has a Chairman of the Board separate from its CEO whom the Board has determined to be independent under NYSE Listing Standards. The Board considers a clear division of responsibilities between the Director responsible for leadership of the Board and the principal executive responsible for the Company’s day-to-day operations important to the Board’s effectiveness and efficiency. The Board has therefore determined that separating the roles of Chairman and CEO is in the best interests of the Company and its shareholders at the present time and established the following division of responsibilities between the Chairman and the CEO:
The Chairman is responsible for:

•	Effectively running the Board, including an ongoing evaluation of its performance and that of individual Directors and the Board’s compliance with corporate governance requirements and best practices;

•
Consulting with and advising executive management about planned presentations to the Board, involving but not limited to, topics of longer-term strategy, medium-term plans, annual budgeting or, at the Chairman’s discretion, any other significant matters;

•	Consulting with and advising the CEO on contemplated executive management personnel selections, organizational alignment and responsibilities, and compensation recommendations;

•	Keeping the other independent Directors appropriately informed of developments within the business and shareholders’ attitudes toward the Company; and

•	Safeguarding Signet’s reputation and representing it both internally and externally.
The CEO is responsible for:

•	Providing the executive leadership of the business;

•	Developing and presenting to the Board strategy, medium-term plans and annual budgets, and within this framework, the performance of the business;

•	Complying with legal and corporate governance requirements, together with the social, ethical and environmental principles of Signet; and

•	Making recommendations on the appointment and compensation of executive officers, management development and succession planning.
Executive Sessions of Independent Directors
Independent Directors meet regularly in executive session without management participation. The Chairman presides at those meetings.
Independent Directors Constitute a Majority of the Board
The Board currently includes one executive Director and ten independent Directors, including the Chairman. The Board has affirmatively determined that each of the following Directors currently serving on the Board is “independent” under NYSE Listing Standards: H. Todd Stitzer, R. Mark Graf, Zackery Hicks, Helen McCluskey, Sharon L. McCollam, Nancy A. Reardon, Jonathan Seiffer, Jonathan Sokoloff, Brian Tilzer, and Eugenia Ulasewicz. In determining “independence” the Board considers any commercial, consulting, legal, accounting, charitable or any other business or non-business relationships that a Director or his or her immediate family may have with the Company. No such relationship exists for any of the independent Directors.
Board Diversity Policy
The Board Diversity Policy provides that in reviewing and assessing Board composition, the Nomination and Corporate Governance Committee will consider diversity of skills, industry experience, background, ethnicity, gender and other qualities in order to maintain an appropriate range and balance of skills, experience and background on the Board. The Board and Nomination and Corporate Governance Committee are committed to including qualified, diverse candidates in prospective director candidate pools. The Nomination and Corporate Governance Committee monitors and reviews the Board Diversity Policy and its effectiveness on an annual basis and reports to the Board with respect to any proposed amendments. The Board Diversity Policy is available on request from the Corporate Secretary and at www.signetjewelers.com/investors/corporate-governance.
Director Tenure Policy
The Board maintains a Director Tenure Policy, pursuant to which each independent Director must not stand for re-election to the Board at the next annual meeting of shareholders following the earlier of his or her: (1) 15th anniversary of service on the Board, or (2) 75th birthday, unless the Board in its absolute discretion determines that it is in the best interests of the Company and its shareholders to nominate the Director for election to serve for an additional period of time. The Director Tenure Policy is available on request from the Corporate Secretary and at www.signetjewelers.com/investors/corporate-governance.
Board Evaluation
The Corporate Governance Guidelines provide that the Directors will conduct an annual evaluation of the workings and efficiency of the Board, its committees and individual Directors to ensure that each Director continues to contribute effectively and demonstrates commitment to his or her responsibilities as a Director, and to help assess the future development needs of the Board and the Directors. As part of the annual Board evaluation, the Nomination and Corporate Governance Committee will consider the balance of skills, experience, independence and knowledge of the Board, and seek diverse representation as described in the Board Diversity Policy. In Fiscal 2020, the Board engaged outside counsel to facilitate its annual Board evaluation process. Counsel interviewed each Director and then summarized and presented to the Board the feedback from these interviews. This review helped shape the focus of the Board’s work for Fiscal 2020 and beyond.
Director Attendance at the Annual Meeting of Shareholders
All Directors are required to attend the annual meeting of shareholders. The Board schedules a Board meeting on the date of the annual meeting of shareholders to facilitate attendance at the annual meeting of shareholders by Directors. All Directors who were serving at the time attended the annual meeting of shareholders held in June 2019.
Meetings and Attendance During Fiscal 2020
In Fiscal 2020, the Board met eleven times (including meetings by telephone). All incumbent Directors attended at least 75% of the aggregate number of meetings of the Board and those Board committees on which they served during their period of service in Fiscal 2020.
Communication with Directors and Director Nominations
The Board welcomes feedback from shareholders and other interested parties. Any shareholder or member of the public who wishes to send communications to the Board, the Chairman or any other individual Director may do so in writing, addressed to Lynn Dennison, Corporate Secretary, c/o Signet Jewelers, 375 Ghent Road, Akron, Ohio, 44333 U.S.A. All such communications will be reviewed promptly by the Corporate Secretary and, where considered appropriate, sent to the Director(s) or one or more Committee Chair(s) with a copy to the Chairman.
A shareholder who wishes to recommend an individual to the Nomination and Corporate Governance Committee for its consideration as a nominee for election to the Board may do so in writing also to the Corporate Secretary, c/o Signet Jewelers, 375 Ghent Road, Akron, Ohio, 44333 U.S.A. The Nomination and Corporate Governance Committee will evaluate shareholder recommendations for candidates to the Board in the same manner as candidates suggested by other Directors or search firms.
As more fully described in the Company’s Bye-laws and under “Shareholder Q&A”, a shareholder desiring to nominate a person for election as a Director at the Annual Meeting must provide notice by the deadlines established in the Bye-Laws and include in such written notice all of the information required to be disclosed in solicitations of proxies for the election of Directors, or as otherwise required pursuant to Regulation 14A under the Exchange Act. This includes the person’s written consent to being named in the Proxy Statement as a nominee and serving as a Director if elected, the name and address of the proposing shareholder and the number of shares of the Company beneficially owned by such shareholder.
Transactions with Related Parties
The Board has adopted a Related Party Transaction Policy setting forth the Company’s policies and procedures for the review, approval or ratification of transactions in which the Company participates and in which any Director, executive officer, Director nominee, five percent beneficial owner of the Company’s voting securities, or immediate family member of such officer, Director, Director nominee or security holder (each, a “Related Person”), has a direct or indirect material interest. The Company’s Corporate Secretary and legal department review any identified transactions. If it is determined, based on the facts and circumstances, that the Director or executive officer has a direct or indirect material interest in a transaction, the Corporate Secretary brings the matter to the attention of the Audit Committee for further review. In determining whether to approve or ratify any such transaction, the Board, on the recommendation of the Audit Committee, would consider whether, based on the specific facts and circumstances of the transaction, such a transaction would be in the best interests of the Company. Any transaction considered to jeopardize the independence of a Director or be contrary to law or regulation would be prohibited. In addition, situations that potentially create or give the appearance of a conflict of interest are to be avoided pursuant to the Code of Ethics for Senior Officers and the Code of Conduct. Directors and executive officers annually complete, sign and submit a Directors’ and Officers’ Questionnaire that is designed to identify Related Person transactions and both actual and potential conflicts of interest. The Company also makes appropriate inquiries as to the nature and extent of business it conducts with other companies for whom any of these Related Persons also serve as a director or executive officer.
Since the beginning of Fiscal 2020, the Company has not participated in any transaction, and there is no currently proposed transaction, in which a Related Person had or will have a direct or indirect material interest, other than as described below.
Transaction with D&L Trading Limited
The Company acquired R2Net Inc., the parent company of online diamond and bridal jewelry retailer, James Allen, in 2017. Roy Brinker, the brother-in-law of Oded Edelman, our Chief Digital Innovation Advisor and President - JamesAllen.com, owns D&L Trading Limited, which provided services to Segoma Ltd., a subsidiary of R2Net Inc., including management of Segoma’s photography center in Hong Kong and rough diamond distribution services to the Company’s polishing factories. In Fiscal 2020, the Company paid approximately $404,362 to D&L Trading Limited.
Family Relationships
Roie Edelman, the brother of Oded Edelman, serves as the Chief Diamond Officer of R2Net Israel Ltd., a subsidiary of R2Net Inc. In Fiscal 2020, Mr. R. Edelman’s total compensation was $220,000.
Corporate Social Responsibility
Corporate Social Responsibility (“CSR”) is a core component of Signet’s culture and supports our business strategy for long-term growth. This involves the integration of human capital management, purposeful stakeholder outreach, and financial and operational resource stewardship. The Company works closely with employees, suppliers, governments, communities and civil society to create value through initiatives across four key CSR areas:

•	People,

•	Responsible Sourcing,

•	Environmental Stewardship, and

•	Charitable Giving.
CSR is reflected in Signet’s Core Values of People First, Lead Bravely, Own It, CUSTOMERS! and Straight Talk. Stakeholders increasingly expect Signet to support an environment where all team members are engaged and motivated, ensure the integrity of its supply chain, minimize its environmental impact and engage in its communities through financial contributions and volunteerism, and our CSR goals address these matters and other challenges we may face.
To emphasize the importance of CSR, Signet has included highlights of its CSR goals and achievements in its Annual Report. More details can be found in Signet’s 2019 CSR Update, which will be made available at www.corporatereport.com/signet/2019/csr/.
The Corporate Social Responsibility Committee has oversight of and sets the strategic direction for CSR matters at Signet.
Risk Management and Role of the Board in Risk Oversight
In its role in providing oversight of risk management, the Board annually agrees on the prioritized risks impacting the Company and the Board’s associated responsibilities. The Board reviews such risks on a quarterly basis; periodically invites business heads to present to the Board their prioritized risks impacting the Company and strategies for risk mitigation; and reviews Signet’s internal controls and risk governance framework. In addition, on a periodic basis, the Board reviews risk and internal audit updates provided by the Chair of the Audit Committee, and on a quarterly basis, it reviews and discusses reports provided by the Chief Legal & Strategy Officer (“CLSO”) and Risk Committee on functional risk management activity.
The identification of major business risks is carried out in conjunction with operational management, and the Board provides oversight regarding the steps taken to monitor and mitigate risks. The CLSO coordinates the collection of risk management information and is responsible for assessing the Company’s day-to-day risk management processes and internal control structure, seeking to ensure such processes satisfy the applicable standards at both business function and corporate levels. The findings are reported to the Audit Committee.
The Audit Committee and the full Board receive regular updates from management on information technology security, internal and external security reviews, data privacy and security programs, risk assessments, breach preparedness and response plans in overseeing the Company’s cybersecurity protocols. The Audit Committee regularly engages with management to monitor the risks related to this complex and evolving area.
The Risk Committee, which is chaired by the CLSO, has a written charter approved by the Board, and its members include the CEO, Chief Financial Officer, Chief Supply Chain Officer, Chief Information Officer, Chief Marketing Officer and Executive Vice President - Jared , Chief People Officer, Chief Information Security Officer, Chief Communications Officer, Chief Digital Innovation Officer and President - James Allen, Executive Vice President Global Store Operations, President - Kay, Zales and Peoples, Senior Vice President Piercing Pagoda, Managing Director - U.K., Vice President Compliance, Vice President Internal Audit, Senior Director Enterprise Risk Management.
The Risk Committee operates under a written charter and meets quarterly to review Signet’s risk management processes, consolidated principal risks identified by the Company and emerging issues and new regulations. The CLSO and Chair of the Audit Committee meet periodically to discuss key matters arising from Signet’s risk management process, and the Risk Committee submits a risk review update to the Board on a quarterly basis and a risk management assurance update to the Audit Committee on an annual basis. A U.K. sub-committee has also been established, chaired by the Managing Director - U.K. The Senior Director Enterprise Risk Management attends all sub-committee meetings to provide a consistent approach and additional review.
Compensation Policies and Risk Taking
The Compensation Committee has evaluated the Company’s policies and practices of compensating its employees and has determined that they are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee has reached this conclusion based in part on a review conducted by its independent consultant that analyzed the Company’s compensation policies and practices for all employees, including executive officers. The Compensation Committee noted several aspects of the compensation programs that reduce the likelihood of excessive risk-taking:

•	Compensation for the executive officers is a mix of fixed and variable awards, with share-based compensation that vests in accordance with both time- and performance-based criteria;

•
The executive officer annual incentive program is predominantly based on operating income and comparable store sales, which the Committee believes are closely tied to the creation of long-term shareholder value. Performance targets for executive officers, which are reviewed and approved by the Compensation Committee, are set in advance, and above-target payouts are reviewed to ensure a reasonable sharing of value created between management and shareholders. Financial performance is audited by the Company’s external auditors before amounts are paid out under the annual incentive program;

•
Short-term and long-term incentive programs use multiple performance metrics, including annual incentives focused on operating income and same store sales and performance-based restricted share units using three-year cumulative adjusted operating income and return on invested capital;

•
Equity compensation is a combination of annually granted time-based restricted shares that generally vest ratably over three years and performance-based restricted share units that vest over three-year overlapping vesting periods. This approach addresses longer “tail” risks as participants remain exposed to the risks associated with their decisions through their ongoing unvested awards;

•	Long-term incentives are awarded in the form of whole share awards (instead of options), driving long-term share value creation, rather than potentially rewarding share price volatility;

•	The Company maintains conservative equity utilization under share-based incentive plans;

•	The CEO and other executive officers, including all NEOs, are subject to share ownership requirements;

•	The Company prohibits hedging, pledging or speculation of Company shares by employees and Directors;

•
The Company has a clawback policy that applies to all employees who receive incentive awards and to all short- and long-term incentives in the event of an overpayment. Certain repayment obligations may be triggered if there is a material restatement of the financial statements. Similarly, in the interest of fairness, should a restatement result in an underpayment of incentive compensation, the Company will make up any difference; and

•
The Compensation Committee is comprised entirely of independent Directors and has engaged an independent consultant to review the risks associated with its compensation programs. It reviews the payouts under the annual and long-term incentive program, and it regularly benchmarks executive compensation against a carefully constructed and regularly reviewed peer group.
Corporate Governance Guidelines and Code of Conduct and Ethics
The Company strives to:

•	Act in accordance with the laws and customs of each country in which it operates;

•	Adopt proper standards of business practice and procedure;

•	Operate with integrity; and

•	Observe and respect the culture of each country in which it operates.
To that end, the Company has adopted Corporate Governance Guidelines that address a number of corporate governance matters in accordance with NYSE listing rules and a statement of social, ethical and environmental principles and supporting policies applicable to all officers and employees. In addition, the Company has a policy on business integrity, as well as more detailed guidance and regulations as part of its staff orientation, training and operational procedures. These policies include the Code of Conduct, which is applicable to all Directors, officers and employees as required by NYSE listing rules, and the Code of Ethics for Senior Officers, which applies to the Chairman, CEO, Directors and other senior officers. Copies of the Corporate Governance Guidelines and these codes are available on request from the Corporate Secretary and at www.signetjewelers.com/ethics.
The Company intends to satisfy any disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics for Senior Officers for the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions by posting such information on its website.
Board Committees
Certain matters are delegated to Board Committees. The principal committees are the Audit Committee, Compensation Committee, Nomination and Corporate Governance Committee, and Corporate Social Responsibility Committee.
Each Board Committee acts in accordance with a written charter detailing its purpose, procedures, responsibilities and powers, as adopted by the Board, which is reviewed annually. Copies of the charters are available on request from the Corporate Secretary and under “Investors - Governance Documents” at www.signetjewelers.com/investors/corporate-governance.
The composition of each principal Board Committee is detailed below, with Committee Chairs designated with a “C”. All members are independent under the NYSE Listing Standards.

Independent Director	Audit Committee	Compensation Committee	Nomination & Corporate Governance Committee	Corporate Social Responsibility Committee
H. Todd Stitzer
R. Mark Graf	●			●
Zackery Hicks				●
Helen McCluskey	●		C
Sharon L. McCollam	C
Nancy A. Reardon		C
Jonathan Seiffer(1)		●	●
Brian Tilzer			●	●
Eugenia Ulasewicz		●		C
(1)    Marianne Parrs served as a member of the Audit and Corporate Social Responsibility Committees, and Thomas Plaskett served as a member of the Compensation and Nomination & Corporate Governance Committees until each retired from the Board in June 2019. Mr. Sokoloff served as a member of the Compensation and Nomination & Corporate Governance Committees, until he was replaced as a member of such committees by Mr. Seiffer upon his election to the Board in June 2019.

Audit Committee
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial matters, and all of the members of the Audit Committee have significant financial experience as a result of senior executive positions held in other companies. The Board has determined that all members of the Audit Committee are financially literate, and that Ms. McCollam is an “audit committee financial expert” within the meaning of SEC regulations.

Ms. McCollam serves on the audit committees of three additional publicly traded companies. The Board of Directors has determined that Ms. McCollam’s simultaneous service on more than three public company audit committees does not impair her ability to effectively serve on the Company’s Audit Committee due to, among other factors, her background as both a Certified Public Accountant and as the former Chief Financial Officer of Best Buy Co., Inc.
The Audit Committee’s responsibilities include:

•	Reviewing the Company’s financial statements, related audit findings and earnings releases and accounting principles and policies;

•
Recommending for appointment or termination by shareholders the Company’s independent registered public accounting firm and providing oversight of the independence, performance and compensation of such firm, as well as the proposed scope of the audit;

•	Approving in advance all audit and non-audit services by the independent registered public accounting firm;

•	Providing oversight of internal control over financial reporting, disclosure controls and procedures and risk management;

•	Reviewing the effectiveness of the Company’s internal auditors and Disclosure Control Committee;

•	Overseeing procedures for complaints regarding accounting, internal accounting controls, auditing or other matters;

•	Overseeing the Company’s cybersecurity protocols; and

•	Reviewing and approving related person transactions in accordance with the Company’s Related Party Transaction Policy.
The Audit Committee receives regular updates on internal audit activity throughout the year and reviews reports submitted to the Company by the Company’s independent registered public accounting firm, as well as annual management assurance updates submitted to the Audit Committee by the Risk Committee. The Audit Committee maintains direct communication with representatives of the independent registered public accounting firm, who ordinarily attend meetings by invitation (except in relation to the firm’s and its representatives’ own appointment and assessment of independence). The Chairman, CEO, Chief Financial Officer and others also attend meetings of the Audit Committee by invitation, and the Audit Committee meets at least once a year with both the independent registered public accounting firm and internal auditors without executive management present.
The Audit Committee met ten times in Fiscal 2020.
Compensation Committee
The primary function of the Compensation Committee is to set compensation policies for senior executives and ensure that they are fairly rewarded, taking into account the interests of shareholders and the financial health of the Company, as well as ensure the Company’s compensation policies remain competitive.
The Compensation Committee’s responsibilities include:

•	Approving the overall compensation philosophy;

•	Approving annual and long-term performance targets for executive officers;

•
In consultation with the Chairman, evaluating the performance of the CEO and, in consultation with the CEO, evaluating the performance of the officers reporting to the CEO against corporate goals and objectives, and determining the total compensation earned by each person;

•	Recommending to the Board for approval all severance and other agreements with executives and material employee benefit plans, including retirement and incentive compensation plans;

•	Approving any share-based compensation awarded to employees of the Company; and

•	Appointing, compensating and assessing the work of any compensation consultant, independent legal counsel or other advisor retained by the Compensation Committee.
The Compensation Committee has delegated authority to the CEO to grant share-based awards under the Omnibus Incentive Plan to non-executive officers and others who do not report to the CEO subject to certain parameters and with a total annual grant value not to exceed $2 million.
The compensation of the independent Directors is determined by the full Board on the basis of recommendations made by the Compensation Committee after consultation with the Nomination and Corporate Governance Committee and the Compensation Committee’s independent compensation consultant. Such recommendations are made after consideration of, among other factors, external comparisons, time commitments and the responsibilities of the independent Directors.

The Compensation Committee retained the services of an independent compensation consultant, Meridian Compensation Partners (“Meridian”) to advise on compensation matters in Fiscal 2020. Meridian provided services to the Compensation Committee in connection with its review of executive and independent Director compensation practices, including the competitiveness of executive and Director pay levels, executive incentive design issues, market trends in executive and Director compensation and technical considerations. Meridian’s services to the Company were limited to advising the Compensation Committee on executive and Director compensation; Meridian has done no other work for the Company. The Compensation Committee reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Meridian’s independence, numerous factors were reviewed relating to Meridian and the individuals employed by Meridian who provided services to the Company, including those factors required to be considered pursuant to SEC and NYSE rules. Based on a review of these factors, the Compensation Committee determined that Meridian is independent and that its engagement did not raise any conflict of interest. After an extensive RFP process that was initiated after the Compensation Committee’s August 2018 meeting, the Committee retained Semler Brossy ("Semler") to replace Meridian as its independent compensation consultant, effective in June 2019, to advise on compensation matters going forward. The Compensation Committee also considered the independence factors listed above with respect to Semler and has determined that Semler is independent and that its engagement does not raise any conflict of interest.
The Compensation Committee met five times in Fiscal 2020.
For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see CDA below.
Nomination and Corporate Governance Committee
The primary function of the Nomination and Corporate Governance Committee is to nominate Directors and provide oversight with respect to Board composition, implementation of the Company’s Corporate Governance Guidelines and overall corporate governance.
The Nomination and Corporate Governance Committee’s responsibilities include:

•	Assisting the Board in the selection and nomination of Directors;

•	Reviewing the composition and balance of the Board and its Committees,

•	CEO, Chairman and Board succession planning, as well as oversight of succession planning for other executive officers;

•	Coordinating and overseeing the annual evaluation of the Board and its Committees; and

•	Assisting the Board in the consideration and development of appropriate corporate governance guidelines and other matters of corporate governance.
The Nomination and Corporate Governance Committee may engage external recruitment agencies to identify suitable candidates to serve as CEO and for all Board appointments, with interviews carried out in accordance with a formal process.
In evaluating candidates, the criteria that the Nomination and Corporate Governance Committee generally views as relevant and is likely to consider include experience (particularly experience that is specifically relevant to the business or reflects an area of expertise) and background or diversity that the Committee feels is either missing or particularly important to the Board’s effectiveness and efficiency. The candidate must possess the highest level of personal and professional ethics and integrity and be prepared to consistently commit the time and effort necessary to fulfill the duties and responsibilities of the position. The Board Diversity Policy provides that, in reviewing and assessing Board composition, the Committee will consider diversity of skills, industry experience, background, ethnicity, gender and other qualities in order to maintain an appropriate range and balance of skills, experience and background on the Board. The Company is authorized to engage and has in the past engaged third-party director search firms.
When the role of the Chairman or any matter relating to succession of the role is discussed, the Chairman may be consulted, but the responsibility for preparing a job specification and making any recommendation to the Board rests with the Nomination and Corporate Governance Committee.
The Nomination and Corporate Governance Committee met four times in Fiscal 2020.
Corporate Social Responsibility Committee
The primary function of the Corporate Social Responsibility Committee is to set guidance and direction with respect to policies and progress on social, ethical, environmental and community issues pertaining to the Company’s business.
The Corporate Social Responsibility Committee’s responsibilities include:

•
Defining the Company’s corporate and social obligations as a responsible citizen and overseeing conduct in the context of those obligations and the creation of appropriate policies and supporting measures;

•	Monitoring the Company’s engagement with external stakeholders and other interested parties regarding CSR initiatives and programs;

•	Monitoring the Company’s overall approach to corporate responsibility and ensuring alignment with the overall business strategy;

•	Overseeing the implementation and effectiveness of appropriate policies and systems in place relating to community relations, human rights and responsible supply chain management;

•	Monitoring the implementation of appropriate policies and initiatives with respect to energy management, climate change, carbon footprint, waste management and sustainable sourcing;

•	Monitoring community support programs and ensuring appropriate corporate giving policies are adopted;

•	Overseeing and monitoring the Company’s culture to create a diverse and productive workplace; and

•	Reviewing the Company’s annual Corporate Social Responsibility Report.
In carrying out its responsibilities, the Corporate Social Responsibility Committee works to identify and monitor external developments likely to have a significant influence on the Company’s conduct as a good corporate citizen, as well as review metrics set in relation to the Company’s four Corporate Social Responsibility Pillars of People, Responsible Sourcing, Environmental Stewardship and Charitable Giving. The Corporate Social Responsibility Committee is authorized to engage independent advisers in carrying out its responsibilities.
The Corporate Social Responsibility Committee met four times in Fiscal 2020.

Proposal 2: Appointment of Independent Auditor and Authorization of the Audit Committee to Determine its Compensation
(Item 2 on the Proxy Card)

Proposal 2 is to appoint KPMG LLP (“KPMG”) as independent auditor to the Company until the end of the next annual meeting of shareholders and authorize the Audit Committee of the Board to determine its compensation.
The Audit Committee is responsible for the recommendation, compensation, retention and oversight of the independent auditor and has recommended KPMG, the U.S. member firm of KPMG International, as the independent registered public accounting firm to audit the Company’s financial statements and effectiveness of internal control over financial reporting of the Company until the end of the Company’s annual meeting of shareholders in 2021. While shareholders are required to appoint the independent auditor pursuant to Bermuda law, the Audit Committee is responsible for recommending which independent auditor should be appointed.
In recommending KPMG, the Audit Committee has considered, among other things, whether the non-audit services provided by KPMG were compatible with maintaining KPMG’s independence from the Company and has determined that such services do not impair KPMG’s independence. The Audit Committee considered whether there should be a rotation of the independent auditor, and the members of the Audit Committee currently believe that the continued retention of KPMG to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders.

Fees and Services of KPMG
The Audit Committee has adopted a policy requiring its advance approval of the Company’s independent registered public accounting firm’s fees and services. In Fiscal 2020, all KPMG services and fees were reviewed and pre-approved by the Audit Committee (or Chair of the Audit Committee for non-audit work up to $250,000). This policy also prohibits the Company’s independent registered public accounting firm from performing certain non-audit services for the Company including: (1) bookkeeping, (2) systems design and implementation, (3) appraisals or valuations, (4) actuarial services, (5) internal audit, (6) management or human resources services, (7) investment advice or investment banking, (8) legal services and (9) expert services unrelated to the audit. All fees paid by the Company to KPMG for Fiscal 2020 and Fiscal 2019 as shown in the table below were approved by the Audit Committee pursuant to this policy.
The following table presents fees for professional audit services provided by KPMG for Fiscal 2020 and Fiscal 2019 for their respective audits of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting for Fiscal 2020 and Fiscal 2019, reviews of the Company’s unaudited condensed consolidated interim financial statements and other services rendered by KPMG during Fiscal 2020 and Fiscal 2019.

	Fiscal 2020 (millions)	Fiscal 2019 (millions)
Audit Fees	$4.1	$4.0
Audit-Related Fees(1)	$—	$0.1
Tax Fees(2)	$0.2	$0.3
All Other Fees	$—	$—
Total Fees	$4.3	$4.4

(1)	Audit-related fees consisted principally of assurance-related services that are reasonably related to the performance of the audit or review of financial statements.

(2)	Tax fees consisted principally of professional services rendered for tax compliance and advisory services.

A representative of KPMG will attend the 2020 Annual Meeting of Shareholders to respond to appropriate questions raised by shareholders and will be afforded the opportunity to make a statement at the Meeting, if he or she desires to do so.

The Board of Directors Recommends a Vote “For” this Proposal.

Report of the Audit Committee

The Company’s Annual Report on Form 10-K includes the audited consolidated balance sheets of the Company and its subsidiaries as of February 1, 2020 (“Fiscal 2020”) and February 2, 2019 (“Fiscal 2019”), and the related audited consolidated income statements, statements of comprehensive income, statements of cash flows, and statements of shareholders’ equity, for each of Fiscal 2020, Fiscal 2019, and the fiscal year ended February 3, 2018 (“Fiscal 2018”). These balance sheets and statements (the “Audited Financial Statements”) were audited and are the subject of reports by the Company’s independent registered public accounting firm, KPMG. The Audited Financial Statements are available at www.signetjewelers.com/investors/financial-reports.
The Audit Committee reviewed and discussed the Audited Financial Statements with management and otherwise fulfilled the responsibilities set forth in its charter. An evaluation of the effectiveness of the Company’s internal control over financial reporting was discussed by the Audit Committee with management and KPMG.
The Audit Committee also discussed applicable matters under Public Company Accounting Oversight Board (“PCAOB”) standards with KPMG. The required written disclosures and letter regarding KPMG communications with the Audit Committee and independence were received by the Audit Committee, and independence was discussed with KPMG.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Audited Financial Statements be included in the Company’s Fiscal 2020 Form 10-K.
The Audit Committee annually reviews the independence and performance of KPMG, including its lead audit partner and engagement team, in connection with the Committee’s responsibility for the appointment and oversight of the Company’s independent public accountants and determines whether to re-engage KPMG or consider other audit firms. In doing so, the Committee considers, among other things, such factors as:

•	The quality and efficiency of KPMG’s historical and recent performance on the Company’s audit;

•	KPMG’s capability and expertise;

•	The quality and candor of communications and discussions with KPMG;

•	The ability of KPMG to remain independent;

•	External data relating to audit quality and performance (including recent PCAOB reports on KPMG and its peer firms);

•	The appropriateness of fees charged; and

•	KPMG’s tenure as the Company’s independent public accountants and familiarity with its operations, businesses, accounting policies and practices, and internal control over financial reporting.
In accordance with the SEC’s rules and KPMG’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide services to the Company. For lead partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead partner involves meetings between the members of the Audit Committee and the candidate for the role, as well as a discussion by the full Audit Committee and with management.
Based on the foregoing considerations, the Audit Committee believes that the continued retention of KPMG to serve as the Company’s independent public accountants is in the best interests of the Company and its shareholders.
MEMBERS OF THE AUDIT COMMITTEE
Sharon L. McCollam (Chair)
R. Mark Graf
Helen McCluskey

Executive Officers of the Company
The names and ages of and positions held by the executive officers of the Company are presented in the following list.

Executive Officer	Age	Position
Virginia C. Drosos	57	Chief Executive Officer
Joan M. Hilson	60	Chief Financial Officer
J. Lynn Dennison	56	Chief Legal & Strategy Officer and Corporate Secretary
Oded Edelman	53	Chief Digital Innovation Advisor and President - JamesAllen.com
Mary Elizabeth Finn	59	Chief People Officer
Stephen E. Lovejoy	54	Chief Supply Chain Officer
Howard A. Melnick	58	Chief Information Officer
Jamie L. Singleton	58	President - Kay, Zales and Peoples
Rebecca S. Wooters	49	Chief Digital Officer
Virginia C. Drosos, 57—see biographical information in section “Proposal 1: Election of Directors - Virginia C. Drosos.”
Joan M. Hilson, 60, joined Signet in March 2019 and became Chief Financial Officer in April 2019. Ms. Hilson brings over 30 years of experience in retail corporate finance leadership positions, with extensive experience in business planning, merchandise planning, inventory management, and cost optimization. Before joining Signet, Ms. Hilson was EVP, Chief Financial and Operating Officer of David’s Bridal, Inc. from March 2014 to February 2019. Prior to that she was the Chief Financial Officer of American Eagle Outfitters and held several roles within Limited Brands, including Chief Financial Officer of the Victoria’s Secret stores division. Earlier in her career, Ms. Hilson also worked at Sterling Jewelers Inc. and Coopers & Lybrand.
J. Lynn Dennison, 56, was appointed Chief Legal & Strategy Officer in August 2019 and Corporate Secretary in January 2019. Ms. Dennison joined the Company in January 2011 as Senior Vice President, Legal, Compliance and Risk Management, and was promoted to Chief Legal, Risk & Corporate Affairs Officer in December 2014 and Chief Legal & Transformation Officer in February 2018. During her tenure at Signet, she has led numerous functional groups, including Real Estate and Store Planning, Indirect Sourcing and Internal Audit. Prior to joining Signet, Ms. Dennison held other senior legal positions, most recently at Tecumseh Products Company.
Oded Edelman, 53, became Chief Digital Innovation Advisor in September 2017 and has served as President of JamesAllen.com since 2007. Mr. Edelman has served as the Chief Executive Officer of R2Net Inc., the parent company of online diamond and bridal jewelry retailer, James Allen, since he founded it in 2007. He also serves as the President of JamesAllen.com. Signet completed the acquisition of R2Net Inc. on September 12, 2017. Mr. Edelman has decades of experience in the diamond industry.
Mary Elizabeth Finn, 59, became Chief People Officer in May 2018. From January 2017 to May 2018 Ms. Finn served as Chair of Finn Advisory Services, LLC, a consulting firm which she founded. Previously, Ms. Finn was Chief Human Resources Officer of Nielsen from 2013 to 2016 and provided human resources leadership during two major successful transitions: the company’s initial public offering and chief executive officer succession. Prior to Nielsen, she spent 26 years at General Electric and has significant experience empowering employees during business transformation, developing leaders, providing effective training and development opportunities and building diverse, inclusive, and successful teams throughout her career.
Stephen E. Lovejoy, 54, joined Signet as the Company’s new Chief Supply Chain Officer in June 2018. Steve most recently served as Chief Operating Officer for Glanbia PLC from January 2016 to May 2018. Prior to Glanbia, he served as Senior Vice President Global Supply Chain at Starbucks Coffee Company from March 2010 to December 2015; as Vice President, Global Supply Chain for Method Home Products from July 2009 to February 2010; and as Vice President, Product Supply International at The Clorox Company for 17 years before that. He is a member of the Purdue University Advisory Council and a board member for Healing the Culture, a non-profit organization.
Howard A. Melnick, 58, became Chief Information Officer in February 2018, following his service in this position as interim Chief Information Officer since November 2017. Prior to Signet, Mr. Melnick was Chief Information Officer at Ralph Lauren from 2008 to 2017. Mr. Melnick previously held technology leadership positions at Marriott International and Pepsi-Cola International. He is also a Certified Public Accountant.
Jamie L. Singleton, 58, became Signet’s President of Kay, Zales and Peoples in March 2019, following her service as Executive Vice President of Zales and Peoples Jewelers from June 2017 to March 2019. Ms. Singleton previously served as Senior Vice President, General Manager of Piercing Pagoda for Zale Corp., and later Signet, from April 2012 to June 2017, where she achieved significant revenue and profit growth by stabilizing the banner. Signet completed the acquisition of Zale Corp. in May 2014. Prior to joining Zale Corp. she was a Senior Vice President at CPI and David’s Bridal Group after having served in various senior merchandising, sourcing and product development positions at other retail companies.
Rebecca S. Wooters, 49, became Signet’s Chief Digital Officer in April 2020.  She has over 25 years of experience across digital strategy and transformation, customer experience, operations, market and product development.  Prior to joining Signet, she spent over 12 years with Citi, most recently as Chief Customer Experience Officer and Head of Digital Experience for Citi’s Card division since November 2013 and the Global Consumer Bank since April 2018, where she was responsible for customer experience and the evolution of digital servicing, digital channels, and the emerging space of voice, bot and digital messaging.  Prior to Citi, Ms. Wooters served in innovation, strategic and marketing roles of increasing responsibility at Experian Decision Analytics, from 2005 to 2008, and MBNA, from 1994 to 2009.

Proposal 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers
(Item 3 on the Proxy Card)

The Board recognizes the interest shareholders have in the compensation of executives. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are asking shareholders to cast a vote, on a non-binding advisory basis, on the compensation of the Company’s NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act (also referred to as “Say-on-Pay”).

As described in the CDA, Signet’s compensation philosophy is to deliver competitive total compensation for achieving annual and long-term financial goals that will recruit, retain, incentivize and reward leaders who will drive the creation of shareholder value. Total compensation is targeted at approximately the median of a custom group of comparator companies.
The Compensation Committee believes that the Company’s executive compensation programs, executive officer pay levels and individual pay actions approved for executive officers, including NEOs, directly align with the Company’s executive compensation philosophy, fully support the Company’s goals and provide an appropriate balance between risk and incentives. Shareholders are urged to read the CDA section of this Proxy Statement, which discusses in greater detail how compensation policies and procedures implement Signet’s executive compensation philosophy, as well as the compensation tables and narrative discussion.
Shareholders are asked to indicate their support for the Company’s NEO compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, shareholders are asked to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to Signet’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Shareholders should note that the vote is advisory and not binding on the Company and its Board or Compensation Committee. The Board and Compensation Committee value the opinion of shareholders, and to the extent there is any significant vote against the NEO compensation as disclosed in the Proxy Statement, shareholder concerns will be considered and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors Recommends that Shareholders Vote “For” The Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s NEOs as Disclosed in this Proxy Statement.

Executive Compensation
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis section (“CDA”) describes the material components of our executive compensation program for our named executive officers (each, an “NEO”, and collectively, the “NEOs”), whose compensation is set forth in the Executive Compensation Tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and objectives upon which the Compensation Committee (the “Committee”) bases its decisions in its endeavors to meet these objectives. In addition, we explain our executive compensation policies and the material elements awarded to, earned by or paid to the following NEOs.

NEO	Position
Virginia C. Drosos	Chief Executive Officer
Joan M. Hilson	Chief Financial Officer
J. Lynn Dennison	Chief Legal & Strategy Officer and Corporate Secretary
Mary Elizabeth Finn	Chief People Officer
Jamie L. Singleton	President - Kay, Zales and Peoples
Michele Santana	Former Chief Financial Officer (1)
(1) Ms. Santana’s service as Chief Financial Officer ceased on April 3, 2019, but she remained employed as an advisor through April 30, 2019.
Unless otherwise noted, references to the “CFO” or “Chief Financial Officer” in this CDA refer to Ms. Hilson.
In light of the impact the COVID-19 pandemic has had on the global economy and retail industry and Company in particular, the Company has taken certain measures to mitigate the financial impact of the pandemic on the Company. While the Company has not reduced the compensation earned by the NEOs during Fiscal 2020, which is the subject of this CDA and the Executive Compensation Tables, since such compensation was earned prior to the COVID-19 pandemic, it has deferred payout of the annual

Fiscal 2020 Short Term Incentive Plan bonus and has taken measures to adjust Fiscal 2021 compensation as described under “Modifications to Compensation Programs in Response to the COVID-19 Pandemic” included in this CDA.
Executive Summary
Compensation Philosophy
Our executive compensation philosophy is to provide an attractive, competitive and market-based total compensation program tied to performance and aligned with our shareholders and our endeavor to drive long-term growth and value creation. Our objective is to recruit, retain, incentivize and reward the quality of executive officers necessary to deliver sustained high performance to our shareholders and customers. Our executive compensation practices reinforce our goals and expectations to reward the significant contributions that our executives are making in our transformational Path to Brilliance journey using the following compensation principles.

Principle	Design
Attract and retain high caliber executives.
Executive officers have base salaries and benefits that are market competitive and incentivize retention. In addition, executive long-term incentives include a portion of time-based equity that vests over three years.

Align interests of senior management with shareholders.	A significant portion of total compensation for executives is delivered through equity-based compensation.
Deliver a majority of NEO compensation that is at risk based on performance.
Short Term Incentive Plan (“STIP”) and Long Term Incentive Plan (“LTIP”) awards are variable and at-risk and tied to performance of the Company. The percentage of at-risk compensation increases in line with the responsibility, experience and direct influence over the Company’s performance. The only element of fixed pay is base salary.

Reward annual and multi-year exceptional performance through performance-based compensation elements.	Executives participate in both STIP (annual) and LTIP (three-year) incentives with robust performance goals.
Align NEO incentives with key organizational goals and metrics.	The STIP and LTIP include performance goals tied to top and bottom line growth, as well as the efficient use of capital.
Require all executive officers to build a substantial holding of the Company’s shares.	All NEOs are subject to share ownership guidelines.
Compensation Overview, Objectives and Key Features
The Compensation Committee has established an executive compensation program that contains the following key components:

Component	Objective	Key Features and Alignment
Base salary	Provide a fixed level of pay that is not at risk and reflects individual experience and ongoing contribution and performance.	Designed to be competitive and retain key executive officers and allow us to attract and retain high caliber executive officers to lead our strategic plan.
Annual bonus (STIP)	Motivate and reward achievement of annual financial results against established annual goals of the Company.	Cash awards dependent on the degree of achievement against annual performance targets that align with our strategic plan and focused on profitable growth.
Long-term incentives (performance-based restricted share units and time-based restricted shares or restricted share units)	Align management with long-term shareholder interests; retain executive officers; motivate and reward achievement of sustainable earnings growth and returns over time.
Time-based restricted share awards vest upon the continuance of service; performance-based restricted share units require achievement of Company financial goals over a three-year performance period and require continued service.

In addition, executives receive a benefits package, which includes our deferred compensation plan, 401(k) Plan, health and life insurance and reimbursement of relocation expenses. The objective of the benefits package is to retain executive officers over the course of their careers.
Total Direct Compensation
The Committee strives to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives. A significant portion of executive compensation is intended to be variable and tied to the Company’s financial performance.
The following charts illustrate the total target direct compensation mix for the Company’s CEO and other NEOs (on average and excluding the compensation of our former executive, Ms. Santana, and discretionary special awards and sign-on bonuses). As these charts show, approximately 85% of the CEO’s total target compensation, and approximately 67% of the average target total compensation of other NEOs, is variable and based on performance and/or aligned with shareholder interests over the short-term or long-term.

Summary of Target and Realized Compensation of our Chief Executive Officer in Fiscal 2020
In Fiscal 2020, the Compensation Committee did not increase the target compensation of our CEO. The following tables set forth a comparison between Fiscal 2019 and Fiscal 2020 total target compensation, as well as the realized compensation amount during Fiscal 2020.
Target Compensation

Compensation Component	FY 19 Target	FY 20 Target	% Increase Year-Over-Year
Base Salary	$1,500,000	$1,500,000	0%
Annual STIP Bonus	$2,250,000	$2,250,000	0%
Total Annual Cash	$3,750,000	$3,750,000	0%
Restricted Shares Granted	$2,100,000	$2,100,000	0%
Performance Based RSUs Granted	$3,900,000	$3,900,000	0%
Total Long-Term	$6,000,000	$6,000,000	0%
Total Target Compensation	$9,750,000	$9,750,000	0%
Fiscal 2020 Realized Compensation (STIP and LTIP)

Compensation Component	Vesting Period	Target Compensation Value	Amount Earned
			$ Value	% of Target
Annual STIP Bonus	FY 20	$2,250,000	$2,853,000	126.8%
Restricted Share Vesting	FY 18-20	$2,100,000	$939,459(1)	44.7%
Performance Based RSU Vesting	FY 18-20	$3,900,000	$0	0%
Total		$8,250,000	$3,792,459	46.0%
(1) Value based on the closing price of the Company’s common shares on January 31, 2020, the last trading day of Fiscal 2020 ($24.31).
Commitment to Sound Compensation Practices and Governance
In designing and administering the Company’s compensation program, the Compensation Committee periodically reviews, benchmarks and has sought to align the program with best practices and principles, such as:

• Pay that is strongly linked to performance
• Independent director oversight of compensation and benefit programs
• Rigorous stock ownership requirements
• Strong risk mitigation, including balanced performance metrics
• Claw back policy in place
• Independent compensation consultant engaged
• Vesting of performance-based equity awards require meeting established goals and vest over multiple years

• Specified maximum payout caps on all variable compensation
• Double-trigger vesting for severance and change-in-control benefits and LTIP awards
• Limited use of perquisites
• No excise tax gross-ups in connection with a change in control
• No dividend equivalents paid on unvested performance share units
• No hedging transactions, short sales or pledging of Company stock
• No resetting of performance targets

Consideration of “Say-on-Pay” Vote and Investor Outreach
In June 2019, our Say-on-Pay proposal passed with 85.1% of the shareholder advisory votes cast in favor of the Company’s executive compensation program. The Compensation Committee concluded that shareholders were supportive of the Company’s executive compensation philosophy and design. The Compensation Committee will continue to consider Say-on-Pay results in the design of the Company’s compensation program.
In Fiscal 2020, we expanded our investor outreach program by including our Board in reaching out to our four largest investors, representing over 40% of shares outstanding. Although only one investor accepted our invitation, we will continue our investor outreach efforts to assure alignment of our compensation practices with shareholder interests. The Company’s outreach efforts are intended to better understand our shareholders’ viewpoints on our executive compensation program.
________________________________________________
Our Commitment to Pay for Performance
Our strong commitment to pay-for-performance is demonstrated by the link between actual performance and incentive payouts, both short- and long-term. The Compensation Committee sets short- and long-term performance goals at challenging levels to incentivize outstanding achievement by our executive officers. As disclosed above, 63% of our CEO’s and an average of 52% of our other NEOs’ direct compensation opportunities are based on performance. As reported in the Annual Report on Form 10-K and in other public disclosures, we made meaningful progress against the goals of the Path to Brilliance transformation plan during Fiscal 2020, and fourth quarter results exceeded expectations, which impacted full year results. This strong performance during Fiscal 2020 resulted in a payout under our STIP, but such performance did not, when combined with Fiscal 2018 and 2019 performance, result in a performance-based restricted stock unit (“PSU”) payout under the LTIP.
The STIP aligns short-term cash incentives with the level of individual performance and contributions to the Company’s overall performance. For NEOs at the corporate level (all NEOs other than Ms. Singleton, who is at the divisional leadership level), 100% of the STIP award opportunity is based on the achievement of corporate-wide performance goals (60% on Adjusted Operating Income of Signet and 40% on Same Store Sales), while divisional leaderships’ STIP award opportunity is based equally on the achievement of the corporate-wide performance goals referenced above and banner specific performance goals (60% on Adjusted Operating Income and 40% on Same Store Sales for each applicable banner). Payouts of the STIP range from 0% to 200% of target based on the level of performance achievement during the applicable fiscal year.
PSUs granted under the LTIP align long-term incentives with corporate-wide performance over a three-year period for all participants. Payout of PSUs under the LTIP is based on the achievement of metrics established at the beginning of each three-year cycle (80% on Cumulative Consolidated Operating Income and 20% on Return on Invested Capital). Payouts may range from 0% to 200% of target, based on the level of performance achievement during the applicable three-year performance period, with a payout of 25% of target at threshold performance.
More information with respect to actual performance and resulting payouts under the STIP and LTIP, along with other elements of our executive compensation program, is provided below.
How Executive Compensation Is Determined
Role of the Compensation Committee
The Compensation Committee sets the compensation for the Company’s NEOs to motivate them to achieve our business objectives and ensure that they are appropriately rewarded for their individual contributions to our performance. In doing so, the Committee considers the interests of shareholders, the financial and commercial health of the business, compensation parameters for all levels of the organization, and other conditions throughout Signet. The Committee also ensures that our executive compensation program remains competitive, as discussed above.
The Compensation Committee’s objective is to deliver and maintain competitive executive compensation in accordance with our compensation principles. In doing so, the Committee:

•	Annually reviews and approves executive officer incentive programs, goals and objectives to align with our Company’s performance targets and business strategies;

•	Evaluates each executive officer’s responsibilities and actual performance in light of our Company’s performance goals and business strategies;

•
Evaluates the competitiveness of each executive officer’s compensation package against our peer group, along with other factors such as an executive officer’s level of experience, the Company’s desire to retain the executive and the availability of replacement personnel;

•
Reviews tally sheets covering all elements of compensation, including benefits, perquisites and potential payments upon termination or change of control, to understand how each element of compensation relates to other elements and to the compensation package as a whole; and

•
Approves and recommends to the full Board any changes to the total compensation package of each executive officer, including but not limited to, base salary, annual and long-term incentive award opportunities, payouts and retention programs.

Following this analysis, the Committee submits its executive compensation recommendations to the independent members of our Board of Directors for final approval.
The Committee’s charter, which more fully sets out its duties and responsibilities, as well as other matters, can be found on our website at www.signetjewelers.com/investors/corporate-governance. In addition, please see the description of the Committee included under “Compensation Committee” within the “Board of Directors and Corporate Governance” section of this Proxy Statement.
Role of Compensation Consultants
Our independent compensation consultant, Semler Brossy, is retained by the Compensation Committee to provide the following services for the benefit of the Committee:

•	Competitive market pay analysis for the CEO, other executive officers and non-employee Directors;

•	Market trends in CEO, other executive officer and non-employee Director compensation;

•	Pay-for-performance analysis and review of risk in the Company’s pay programs;

•	Ongoing support with regard to the latest relevant regulatory, governance, technical and financial considerations impacting executive compensation and benefit programs;

•	Assistance with the design of executive compensation or benefit programs, as needed;

•	Annual review of the compensation benchmarking peer group; and

•	Other items as determined appropriate by the Chair of the Compensation Committee.
In June 2019, the Committee engaged Semler Brossy to replace Meridian as the Company’s independent compensation consultant after a comprehensive RFP process. For more information on the Committee’s independent compensation consultant, see the disclosure under “Compensation Committee” within the “Board of Directors and Corporate Governance” section of this Proxy Statement.
Role of Executives
The CEO reviews with the Compensation Committee a performance assessment for each of the other NEOs and, at the beginning of each fiscal year, recommends their target compensation levels, including salaries and target STIP and LTIP incentive levels. The Committee factors in these assessments and recommendations, along with other information, to determine final NEO compensation. The Chief Financial Officer and Chief People Officer regularly attend Committee meetings upon request but are not present for the executive sessions or for any discussion of their own compensation.
Competitive Benchmarking Analysis
When analyzing the market data provided by our compensation consultant, the Compensation Committee focuses on a peer group of companies for benchmarking purposes where possible. The Committee annually reviews the composition of the peer group to assess its continued appropriateness. The Fiscal 2020 peer group companies had the following characteristics:

•	International retail operations;

•	Headquarters in North America and traded on a North American stock exchange; and

•	Revenue approximating those of Signet’s, generally ranging from half to twice the Company’s revenue.
For Fiscal 2020, the Committee approved the group consisting of the following 16 companies, which are the same companies used for Fiscal 2019:

Abercrombie & Fitch Co.	Foot Locker, Inc.	PVH Corp.	Ulta Beauty Inc.
American Eagle Outfitters, Inc.	Hudson’s Bay Company	Ralph Lauren Corporation	Urban Outfitters Inc.
Capri Holdings Limited	L Brands, Inc.	Tapestry Inc.	V.F. Corporation
Dick’s Sporting Goods Inc.	Nordstrom Inc.	Tiffany & Co.	Williams-Sonoma, Inc.
The table below shows a statistical comparison of revenues and market capitalization between the Company and the peer group as of the end of Fiscal 2020.

Measure	Signet	Peer Minimum	Peer Maximum	Peer Median	Peer Average
Revenue (in billions)	$6.1	$3.6	$15.5	$6.7	$7.7
Market Capitalization (in billions)	$1.3	$1	$33.1	$5.6	$7.8
This peer group was the primary source of market data for the purposes of executive compensation benchmarking but was supplemented by Equilar survey data covering a broader group of retail companies with similar revenues for select executives (e.g., Ms. Dennison and Ms. Finn). Management did not have any input into the companies included in the peer group.
In the aggregate, target total compensation for the NEOs in Fiscal 2020 was in line with the peer group median. The Committee generally targets median pay positioning for its executives, but individuals may vary based on a variety of factors such as tenure, criticality of the role, performance and other components of the Company’s compensation philosophy.
Elements of NEO Compensation
Base Salary
Each NEO receives a fixed level of base salary as compensation for services rendered during the fiscal year. Base salaries are monitored to support the executive compensation program’s objectives of attracting and retaining management.
The maximum amount of base salaries of the NEOs during Fiscal 2020 and Fiscal 2019 are listed in the table below. None of the NEOs who were employed by the Company in Fiscal 2019 received an increase in base salary for Fiscal 2020, except for Jamie Singleton, whose salary was increased in March 2019 to reflect increased responsibilities.

NEO	Fiscal 2020 Salary(1)	Fiscal 2019 Salary
Virginia C. Drosos	$1,500,000	$1,500,000
Joan M. Hilson	$700,000	$—
J. Lynn Dennison	$650,000	$650,000
Mary Elizabeth Finn	$515,000	$515,000
Jamie L. Singleton	$550,000	$500,000
Michele Santana	$700,000	$700,000
(1) Amounts shown are annualized for each NEO. The actual salary received by each NEO during Fiscal 2020 is set forth in the Summary Compensation Table.
In light of the current economic situation as a result of the COVID-19 pandemic, the Company has taken action to reduce salaries of members of senior management during Fiscal 2021, as more fully described under “Modifications to Compensation Programs in Response to the COVID-19 Pandemic” included in this CDA.
Annual Bonus under the Short-Term Incentive Plan (“STIP”)
Annual bonus performance targets and actual bonuses paid in light of the Company’s performance are reviewed and approved by the Compensation Committee each year.
This incentive program focuses management on achieving annual performance objectives. The annual bonus is based on a pre-determined formula based on corporate-wide performance for our corporate-level NEOs and both corporate-wide and banner-specific performance for our NEO in a divisional leadership role, Ms. Singleton. In determining the performance target at the start of each year, the Committee considers the Company’s current business plans and relevant market data, including the relative positioning of the Company’s performance in its sector. There is a maximum bonus payout level set each year on such awards, which is twice the target level. The Committee also sets a threshold performance level, below which no payments are made. This incentive program focuses management on achieving each year’s financial objectives.
Annual Bonus Fiscal 2020
Similar to Fiscal 2019, the Compensation Committee determined that the corporate-wide Fiscal 2020 STIP performance targets would be based on adjusted operating income (“STIP Operating Income”) (60% weighting) and Same Store Sales (40% weighting). The Committee believes that using these measures drives both top and bottom line growth, consistent with the Company’s Path to Brilliance plan. STIP Operating Income is a non-GAAP measure, calculated as operating income, adjusted to reflect results at constant currency and for the impact of (i) noncash goodwill and intangible impairment charges, (ii) restructuring charges and (iii) charges related to shareholder settlement. For all NEOs, other than Ms. Singleton, the STIP performance targets are based 100% on the achievement of corporate-wide performance targets, as noted above. As a divisional president, Ms. Singleton’s STIP award opportunity is based 50% on the corporate-wide performance targets noted above and 50% on banner specific performance targets for Kay and Zales/Peoples, using the same weighting between STIP Operating Income and Same Store Sales for each banner. The Committee incorporated the banner-specific metrics into Ms. Singleton’s STIP award opportunity to incentive sales growth and profitability at the banners and harmonize such banners’ financial goals with those of Signet as a whole.
As of the end of Fiscal 2020, target and potential maximum bonuses as a percentage of salary were as set out below. These bonus targets are the same as Fiscal 2019 for those NEOs employed by the Company in both periods.

NEO	Target STIP Bonus as a Percentage of Base Salary	Maximum STIP Bonus as a Percentage of Base Salary
Virginia C. Drosos	150%	300%
Joan M. Hilson	75%	150%
J. Lynn Dennison	75%	150%
Mary Elizabeth Finn	75%	150%
Jamie L. Singleton	75%	150%
Michele Santana	75%	150%
The Committee sets goals to motivate executives and align them with challenging financial performance goals. In Fiscal 2020, target performance goals were set at aggressive levels to achieve improvement in STIP Operating Income and Same Store Sales from the actual performance achieved in the prior year, as the transformative measures taken as part of our Path to Brilliance Plan transformation plan started to stabilize. Performance must exceed threshold goals to earn any bonus payout, which is paid on a linear basis from zero to 100% of the target bonus. Performance in excess of the target up to the maximum results in a bonus paid on a linear basis from 100% to 200% of the target bonus. At or below threshold performance levels, no award is paid to executives.

The weighting, threshold (the level above which bonus will start to accrue), target, maximum and actual numbers for the corporate-wide performance metrics for the Fiscal 2020 STIP were as follows:

Corporate-Wide Performance Metrics	Weighting	Threshold	Target	Max	Actual Achieved	% of Target
STIP Operating Income (in millions)	60%	$280	$300	$340	$318.3	137%
Same store sales	40%	(0.5)%	0.5%	1.5%	0.6%	110%
The banner specific performance metrics for Kay and Zales/Peoples, applicable to Ms. Singleton, for the Fiscal 2020 STIP were set at challenging levels to incentivize outstanding contributions by each respective banner to Signet’s overall performance. The Kay and Zales/Peoples banners met and exceeded target performance for STIP Operating Income, respectively, yet fell short of threshold on Same Store Sales, resulting in payouts on Ms. Singleton’s banner-specific portion of the STIP at 60.0% of target for Kay and 79.4% of target for Zales/Peoples, for an aggregate banner-specific payout at 69.7% of target.
After reviewing the actual performance achieved against the criteria set at the beginning of Fiscal 2020, the Committee approved the performance noted above as part of the Fiscal 2020 year-end process resulting in annual bonus payments of 126.8% of target for Ms. Drosos, Ms. Hilson, Ms. Dennison, Ms. Finn and Ms. Santana and 98.25% of target for Ms. Singleton in the amounts shown below:

NEO	Total Bonus Earned for Fiscal 2020
Virginia C. Drosos	$2,853,000
Joan M. Hilson	$665,700
J. Lynn Dennison	$618,150
Mary Elizabeth Finn	$489,765
Jamie L. Singleton	$405,281
Michele Santana	$665,700
Pursuant to her separation agreement, discussed more fully under “NEO Agreements” of this Proxy Statement, Michele Santana was eligible for an annual bonus for Fiscal 2020 based on actual performance for the full fiscal year. She will not be eligible for any further annual bonuses beyond Fiscal 2020.
In furtherance of the Company’s efforts to mitigate the financial impact on the Company of the COVID-19 pandemic, payment of the STIP awards have been deferred as described under “Modifications to Compensation Programs in Response to the COVID-19 Pandemic” included in this CDA.
Long-Term Incentive Plan (“LTIP”)
The Compensation Committee believes that long-term share-based incentives are appropriate and important to properly focus the executive officers on long-term results, retain key executive officers and align their interests with those of shareholders.
Long-Term Incentive Grants in Fiscal 2020
The Fiscal 2020 equity grant under the Signet Jewelers Limited 2018 Omnibus Incentive Plan (the “Omnibus Plan”) included performance-based restricted share units at 65% and time-based restricted shares at 35% of the overall award granted, the same as in Fiscal 2019.
Generally, long-term incentive grants are made at the same time as the annual compensation reviews. The value delivered through long-term incentives is determined holistically in the context of total compensation levels. This process, as described above, considers benchmarking data, retention needs, level of responsibility and individual performance. The number of time-based restricted shares and performance-based restricted share units granted to NEOs in Fiscal 2020 was based upon an award methodology using a share price calculated by averaging the closing price of a Common Share on the NYSE for the 20 trading days before the grant date of April 25, 2019, which was $25.18. The number of time-based restricted shares and performance-based restricted share units granted to each NEO in Fiscal 2020 using this award methodology is set forth in the “Grants of Plan-Based Awards” table and discussed in more detail below.
Performance-Based Restricted Share Units
The Committee determined that the performance-based restricted share unit targets for the Fiscal 2020 grant would cover a three-year performance period, and that awards would be weighted 80% on cumulative consolidated operating income (“LTIP Operating Income”) and 20% on return on invested capital (“LTIP ROIC”) instead of return on capital employed, which was used in Fiscal 2019.

LTIP Operating Income, a non-GAAP measure, is the reported operating income for the Company, excluding the impact of items the Company normalizes for public reporting and adjusted to reflect results at constant currency. LTIP ROIC is a non-GAAP measure calculated as being the annual consolidated operating profit in respect of the applicable fiscal year divided by the two-point, average year-end invested capital balance in respect of the applicable fiscal year, using a constant currency exchange rate, per the Company’s consolidated balance sheet. LTIP ROIC replaced LTIP return on capital employed in Fiscal 2019, as it is more commonly used to evaluate profitability in the U.S., is relatively common among our peers and is aligned with our strategic pillar of efficiency and agility as we seek to employ mindful use of capital. These measures were also chosen because the Compensation Committee believes that they are the appropriate combination of growth and return to drive long-term shareholder value. NEOs can earn 0% or between 25% to 200% of target, based on the level of performance achievement during the applicable three-year performance period, subject to continued service with the Company during such period.
For grants made in Fiscal 2020, consistent with past practice, the three-year cumulative performance target is based upon the Company’s consolidated financial projections for Fiscal 2020 to Fiscal 2022, adjusted to exclude the impact of any material transactions or events involving the Company or its subsidiaries that were not anticipated at the time the performance target was set subject to approval by the Committee.
The second goal for the Fiscal 2020 grant is achievement of LTIP ROIC over the performance period. LTIP ROIC uses LTIP Operating Income divided by total assets less current liabilities (excluding current debt). Achievement of any LTIP ROIC payout over the three-year cumulative performance period will require significant Company performance.
The level of achievement for three-year cumulative LTIP Operating Income and LTIP ROIC will pay out at 25% (minimum) upon achievement at threshold levels of target performance and 200% (maximum) upon achievement at the maximum target levels of performance.
The target LTIP awards are based on a flat amount for Ms. Drosos and a percentage of base salaries for all other NEOs as set forth in the table below. Ms. Santana was not entitled to an LTIP grant in Fiscal 2020.

NEO	Target LTIP Bonus
Virginia C. Drosos	$6,000,000
Joan M. Hilson	150% of Base Salary
J. Lynn Dennison	110% of Base Salary
Mary Elizabeth Finn	110% of Base Salary
Jamie L. Singleton	110% of Base Salary

Fiscal 2020 - Fiscal 2022 LTIP Payout Schedule

Performance Measure	Weighting	Threshold (Pays 25% of Target Award)	Target (Pays 100% of Target Award)	Maximum (Pays 200% of Target Award)
3-Year Cumulative LTIP Operating Income (as a % of Budgeted Target)	80%	93.3% of Target	100% of Target	113.3% of Target
LTIP ROIC	20%	93.3% of Target	100% of Target	113.3% of Target
The performance targets and actual performance as measured against the targets will be disclosed at the end of the three-year performance period.
Determinations Related to Vesting of Previously Granted Performance-Based LTIP Awards
In March 2020, the Committee certified performance for the three-year performance-based restricted share unit awards granted in Fiscal 2018, covering the performance period of Fiscal 2018 through Fiscal 2020. These awards were weighted 80% on adjusted consolidated operating income (“Adjusted LTIP Operating Income”) and 20% on return on capital employed (“LTIP ROCE”). Adjusted LTIP Operating Income was further adjusted to reflect results at constant currency and for the impact of (i) noncash goodwill and intangible impairment charges, (ii) the disposition of the second phase of the Company’s credit program, (iii) restructuring charges and (iv) the resolution of a previously disclosed regulatory matter.
Performance targets and actual performance for these measures during the Fiscal 2018 - Fiscal 2020 performance period are shown below. The awards vested at 0% of target.

Performance Target	Weighting	Threshold (Pays 25% of Target Award)	Target (Pays 100% of Target Award)	Maximum (Pays 200% of Target Award)	Actual	Share Award Vesting (as a Percentage of Target Award)
Adjusted LTIP Operating Income (in millions)	80%	$1,488	$1,576	$1,706	$1,173	0%
LTIP ROCE	20%	24.8%	26.3%	28.4%	17.42%	0%
Time-Based Restricted Shares
One-third of the time-based restricted shares granted in Fiscal 2020 will vest on each of the first, second and third anniversary of the grant date subject to continued service with the Company.
Time-based restricted share awards are granted under an award pool formula established by the Compensation Committee based on Company performance in the prior fiscal year. For time-based restricted share awards granted in Fiscal 2020, the pool was based on attaining an adjusted operating income performance hurdle for Fiscal 2019. The actual share awards granted from the pool were determined using the process described above under “Long-Term Incentive Grants in Fiscal 2020.”
Special Awards
From time to time, upon approval of the Committee, the Company may make special awards in the form of a cash bonus or restricted share units to provide sign-on bonuses, retention incentives, or to recognize significant efforts, accomplishments or leadership transitions.
In connection with the hiring of Ms. Finn, the Compensation Committee approved a sign-on bonus in the amount of $150,000, half of which was paid in Fiscal 2019 and half after the anniversary date of her hire.
In light of Ms. Singleton’s strong performance in her expanded leadership role and transformational contributions to the Kay and Zales banners and Company as a whole, the Committee awarded her an additional cash bonus of $50,000 for Fiscal 2020.
In addition, on August 14, 2019, in order to ensure continuity and recognize her efforts and role in the Company’s Path to Brilliance journey, the Compensation Committee granted a special retention award of time-vested restricted share units to Ms. Dennison, whose skills and capabilities are critical with respect to the strategic priorities of the Company, including leading the effort to resolve outstanding litigation in a timely and satisfactory manner. The one-time grant of RSUs was calculated based on a $700,000 grant value using the fair market value of the Company’s Common Shares on the date of grant and vests 50% on each of the first two anniversaries of the date of grant.
Retirement & Deferred Compensation
The Company provides retirement and deferred compensation benefits to NEOs and employees, both as a retention mechanism and to provide a degree of financial security post retirement.

In the U.S., there are two defined contribution savings vehicles. The primary retirement vehicle is the Company-sponsored Signet Jewelers 401(k) Retirement Savings Plan (the “401(k) Plan”), which is a qualified plan under federal guidelines.
Currently the Company matches 50% of an employee’s elective salary deferral up to a maximum of 6% of the employee’s eligible compensation in order to be market competitive. The annual elective salary deferral for each employee is subject to certain maximum statutory limitations.
Under federal guidelines, the 401(k) Plan contributions by senior management may be reduced based on the participation levels of lower-paid employees. Therefore, a supplemental plan, the Deferred Compensation Plan (the “DCP”), an unfunded, non-qualified plan under Federal guidelines, was established for senior management to assist with pre-tax retirement savings in addition to the 401(k) Plan. Under the DCP, an employee is permitted to defer up to 75% of their base salary and bonus. The Company provides a discretionary 50% matching contribution under the DCP for each participant’s annual deferral, up to 8% of the participant’s annual eligible compensation. Effective January 1, 2020, the Company matching formula changed from 10% to 8% of the participant’s annual eligible compensation. Although the DCP also permits additional employer discretionary contributions, the Company did not make any additional discretionary contributions in Fiscal 2020.
The NEOs are eligible for benefits provided under the 401(k) Plan and the DCP.
Perquisites
NEOs receive a limited number of perquisites and supplemental benefits, which are primarily related to relocation expense reimbursement. The Company covers the cost of physical examinations for the CEO to facilitate and encourage her to maintain her health and well-being. Relocation benefits are provided, including reimbursement for a spouse’s travel expenses where the spouse has not also relocated, where applicable, and small retirement gifts may be given on occasion. In addition, in limited circumstances, where it is appropriate that spouses attend business related functions, Signet reimburses NEOs for the travel expenses of spouses. The Company does not provide any tax gross-up payments for any perquisites other than for relocation payments where applicable.
Other Policies and Practices
Clawback Policy
The Compensation Committee has adopted a clawback policy that provides that in the event of a material restatement of the Company’s financial results, the Compensation Committee will recalculate incentive compensation based on the restated results. In the event of an overpayment, the Company may seek to recover the difference. Similarly, in the interest of fairness, should a restatement result in an under payment of incentive compensation, the Company will make up any difference.
Share Ownership Policy
It is the Company’s policy that executive officers build a holding of Common Shares. The guidelines for these holdings for the NEOs are currently as follows:

•	Five times annual base salary: CEO

•	Three times annual base salary: All other NEOs
All executives are expected to build their holding within five years from their appointment as an executive officer or other specified date. All executives are required to hold 50% of net after-tax shares received upon vesting or payout until these requirements are met. Once achieved, the holding is to be maintained while the individual remains an officer of the Company. Currently, all NEOs are in compliance with the Share Ownership Policy.
Anti-Hedging and Pledging Policies
It is the Company’s policy to strictly prohibit all types of hedging and monetization transactions that would allow an officer, Director or employee who is a security holder to engage in transactions that would separate the risks and rewards of ownership of Company securities from actual ownership of those securities. In addition, the Company strictly prohibits any pledging or holding of Company shares in a margin account by any officer, Director or employee of the Company.
Health & Welfare
NEOs participate in various health and welfare programs, as well as life insurance and long-term disability plans, which are generally available to other executive officers of the Company.

Termination Protection Agreements with NEOs
Each NEO, other than Ms. Santana, has a termination protection agreement with the Company setting forth the terms of the NEO’s employment with the Company. The principal terms of the termination protection agreements are described under the “NEO Agreements” section of this Proxy Statement.
Separation Agreements
The principal terms of the separation agreement with Ms. Santana are described under the “NEO Agreements” section of this Proxy Statement. Among other terms, the separation agreement provides for the continuation of base salary through April 30, 2020 (the “Termination Date”), an annual bonus for Fiscal 2020 under the STIP based on actual performance of the Company, pro-rated vesting of the time-based restricted shares granted in Fiscal 2018 and Fiscal 2019, pro-rated performance-based restricted share units granted in Fiscal 2018 and Fiscal 2019 based on actual performance of the Company and payable at the end of each performance cycle, payment of COBRA premiums and certain other expenses. The pro-rated amounts referenced above are based on the time of grant through Ms. Santana’s termination date.
Termination for Cause and Violation of Non-Compete and Non-Solicitation Covenants
Performance-based restricted share units and time-based restricted shares will not vest if termination for cause occurs before the conclusion of the performance or vesting period. All NEO termination protection agreements contain a non-competition covenant that has a 12-month post-employment term, as well as a non-solicitation covenant that has a post-employment term between 12 months and two years. The separation agreement with Ms. Santana provides for a two-year non-competition and non-solicitation period post-employment. Violation of the non-compete or non-solicitation covenants will result in cessation of severance payments, potential litigation and the Company’s ability to seek injunctive relief and damages. For more information concerning the NEO termination protection agreements and separation agreement, see “NEO Agreements” below.
Deductibility of Executive Compensation
In general, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) denies a federal income tax deduction to the Company for compensation in excess of $1 million per year paid to certain employees (the “Covered Employees”). Prior to 2018, Section 162(m) included an exception from the deduction limitation for “qualified performance-based compensation,” however, the Tax Cuts and Jobs Act, enacted on December 22, 2017, eliminated the “qualified performance-based compensation” exception effective for tax years beginning after December 31, 2017. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based.
The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to the Company’s existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Although the Compensation Committee has designed the executive compensation program with tax considerations in mind, the Compensation Committee retains the flexibility to authorize compensation that may not be deductible if the Committee believes doing so is in the best interests of the Company.
Modifications to Compensation Programs in Response to the COVID-19 Pandemic
The COVID-19 pandemic has had a significant impact on the global economy and retail industry and Company in particular. The Company has taken numerous actions to mitigate the financial impact of the pandemic on the Company, which includes modifications to the compensation program. While the Company did not reduce the compensation earned by the NEOs during Fiscal 2020, since such compensation was earned prior to the COVID-19 pandemic, it has made the following modifications to the compensation program going forward. In making these modifications, the Company balanced the drive to reduce expenses and preserve liquidity, with its desire to appropriately incentivize and retain its members of senior leadership as they continue manage the Company’s performance during this unprecedented time.
Base Salary
As part of the Company’s expense-reduction measures, in March 2020, the Company implemented temporary base salary reductions for members of senior leadership. Half of the salary reduction amount will be awarded in the Common Shares (in lieu of cash), with this temporary arrangement in place until such time as the Company determines reinstatement is appropriate. The base salary reductions are in the amount of 50% for Ms. Drosos, Ms. Hilson, Ms. Singleton and Mr. Oded Edelman, and 35% for all other senior vice presidents and above, which includes Ms. Dennison and Ms. Finn. Common Shares paid in lieu of salary will be awarded on a periodic basis at a grant date price based on the 20-day rolling average of the closing price of the Common Shares leading up to and including the dates of grant.
STIP
In order to preserve liquidity during the temporary closure of the Company’s stores, the Compensation Committee approved a deferral of the payout of Fiscal 2020 STIP awards earned by members of senior leadership from April 2020 to June 2020.
In addition, the Compensation Committee approved a bifurcation of the Fiscal 2021 STIP award opportunity into two equally-weighted, seasonal performance periods. The first half of the Fiscal 2021 STIP award opportunity will be based on liquidity goals critical to weathering the disruption created by the COVID-19 pandemic. The structure of the second half of the Fiscal 2021 STIP award will be determined mid-year once the impact of the COVID-19 pandemic on the Company is more fully understood and is expected, at this time, to be based on our Fiscal 2020 metrics of adjusted operating income and same store sales.
LTIP
In light of the uncertainty created by the COVID-19 pandemic, the Compensation Committee approved two actions with respect to Fiscal 2021 long-term incentive awards. First, the Compensation Committee approved a re-balancing of the PSUs and time-vested restricted stock awards from 65% PSUs and 35% time-vested restricted stock to an equal amount of each component. In addition, the Committee approved a delay of the Fiscal 2021-2023 PSU awards from April 2020 to Fall 2020 so that the impact of the COVID-19 pandemic is more fully understood before long-term performance metrics and targets are established. The portion of the LTIP award delivered in time-vested restricted share units will continue to be made in April 2020 as is our typical practice.
DCP and 401(k) Matching Program
In furtherance of the Company’s expense reduction efforts, the Company temporarily ceased the Company matching program with respect to the DCP and 401(k) Plan.
The Company will continue to evaluate its executive compensation program to align and incentivize its associates and members of senior leadership with the Company’s short and long-term goals. In doing so, the Company will account for the developing impact of COVID-19 in reviewing and determining the Fiscal 2021 STIP and LTIP design, performance metrics and award opportunities.
Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis section of this Proxy Statement required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Members of the Compensation Committee:
Nancy Reardon (Chair)
Jonathan Seiffer
Eugenia Ulasewicz

Executive Compensation Tables
Summary Compensation Table

The following table sets forth the compensation during Fiscal 2020, Fiscal 2019 and Fiscal 2018, as appropriate, paid to or earned by NEOs.

NEO & Position	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Virginia C. Drosos	2020	$1,500,000	$—	$4,720,479	$2,853,000	$148,791	$9,222,270
Chief Executive Officer	2019	$1,500,000	$—	$5,919,666	$1,316,250	$160,387	$8,896,303
	2018	$773,077	$1,500,000	$10,828,081	$—	$453,534	$13,554,692

Joan M. Hilson	2020	$605,769	$—	$1,080,829	$665,700	$43,009	$2,395,307
Chief Financial Officer

J. Lynn Dennison	2020	$650,000	$—	$1,124,486	$618,150	$30,054	$2,422,690
Chief Legal & Strategy Officer	2019	$641,538	$—	$705,341	$281,882	$41,502	$1,670,263

Mary Elizabeth Finn	2020	$515,000	$132,392	$445,651	$489,765	$112,304	$1,695,112
Chief People Officer	2019	$344,654	$—	$721,833	$225,956	$203,641	$1,496,084

Jamie L. Singleton	2020	$545,192	$50,000	$475,985	$405,281	$33,414	$1,509,872
President - Kay, Zales and Peoples

Michele Santana	2020	$180,385	$150,000	$—	$665,700	$567,523	$1,563,608
Former Chief Financial Officer (6)	2019	$700,000	$—	$1,183,885	$307,125	$46,692	$2,237,702
	2018	$713,462	$—	$1,127,926	$—	$48,199	$1,889,587

(1)
The amounts reflected in the table above for Fiscal 2020 reflect actual salaries earned, which may differ from the annualized base salaries disclosed in section “CDA - Elements of NEO Compensation - Base Salary.”

(2)
The amounts in the table above for Fiscal 2020 reflect the payout of a retention payment for Ms. Santana from the notice date of her termination through April 30, 2019; a sign-on bonus for Ms. Finn; and a special award granted to Ms. Singleton.

(3)
In accordance with FASB ASC Topic 718, the amounts calculated are based on the aggregate grant date fair value of the restricted shares and restricted share units (in the column entitled “Stock Awards”) in the year of grant based upon target value of performance conditions. For information on the valuation assumptions, refer to note 26 in Signet’s Annual Report on Form 10-K for Fiscal 2020. The amounts in the table above reflect the total value of the performance-based restricted share units at the target (or 100%) level of performance achievement plus time-based restricted shares.

(4)	The amounts in the table above reflect actual STIP awards earned. See “CDA - Elements of NEO Compensation - Annual Bonus under the Short-Term Incentive Plan (“STIP”).”

(5)	The following table provides the incremental Fiscal 2020 cost to the Company for each of the elements included in the column:

NEO	401(k) Matching Contribution	DCP Matching Contribution	Health Care Reimbursements Related to Physical Exam	Life and Disability Insurance Premiums	Perquisites(a)	Severance Payments(b)	Total
Virginia C. Drosos	$—	$139,659	$1,650	$7,482	$—	$—	$148,791
Joan M. Hilson	$—	$—	$—	$9,047	$33,962	$—	$43,009
J. Lynn Dennison	$9,510	$14,094	$—	$6,450	$—	$—	$30,054
Mary Elizabeth Finn	$1,783	$36,652	$—	$5,369	$68,500	$—	$112,304
Jamie L. Singleton	$9,642	$18,394	$—	$5,378	$—	$—	$33,414
Michele Santana	$7,110	$24,375	$—	$561	$—	$535,477	$567,523

(a)	Amounts reported for Ms. Hilson and Ms. Finn consist of grossed-up relocation payments.

(b)
Amount reported for Ms. Santana reflects salary continuation payments from her termination date of April 30, 2019 of $511,538, COBRA payments of $13,017 and reimbursement of outplacement services of $10,922 pursuant to her separation agreement. See “NEO Agreements - Separation Agreement” for more information.

(6)	Ms. Santana’s service as Chief Financial Officer ceased on April 3, 2019, but she remained employed as an advisor through April 30, 2019.

The table below provides the potential value of Fiscal 2020 performance-based restricted share units at target (as included in the amounts reported in the Summary Compensation Table above) and maximum level of performance.

NEO	Potential Value at Target Level	Potential Value at Maximum Level
Virginia C. Drosos	$2,871,568	$5,743,136
Joan M. Hilson	$502,527	$1,005,054
J. Lynn Dennison	$342,193	$684,386
Mary Elizabeth Finn	$271,129	$542,258
Jamie L. Singleton	$289,558	$579,116
Michele Santana(a)	$—	$—

(a)	As a result of Ms. Santana’s separation, no performance-based restricted shares units were granted to her during Fiscal 2020.

Grants of Plan-Based Awards

Set forth below is information concerning grants of plan-based awards made during Fiscal 2020.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(5)		Estimated Future Payouts Under Equity Incentive Plan Awards(6)			All other Stock Awards: Number of Shares or Units	Grant Date Fair Value of Stock and Option Award(7)
NEO		Grant Date	Target	Max	Threshold	Target	Max
Virginia C. Drosos	(1)		$2,250,000	$4,500,000
	(2)	April 25, 2019			38,721	154,885	309,770		2,871,568
	(3)	April 25, 2019						83,397	1,848,911
Joan M. Hilson	(1)		$525,000	$1,050,000
	(2)	April 25, 2019			6,776	27,105	54,210		502,527
	(3)	March 18, 2019						11,035	254,798
	(3)	April 25, 2019						14,592	323,505
J. Lynn Dennison	(1)		$487,500	$975,000
	(2)	April 25, 2019			4,614	18,457	36,914		342,193
	(3)	April 25, 2019						9,936	220,281
	(4)	August 14, 2019						55,866	502,794
Mary Elizabeth Finn	(1)		$386,250	$772,500
	(2)	April 25, 2019			3,656	14,624	29,248		271,129
	(3)	April 25, 2019						7,872	174,522
Jamie L. Singleton	(1)		$412,500	$825,000
	(2)	April 25, 2019			3,905	15,618	31,236		289,558
	(3)	April 25, 2019						8,409	186,428
Michele Santana			525,000	$1,050,000

(1)
Represents bonus opportunities under the Company’s annual bonus plan for Fiscal 2020. The target bonus levels for Fiscal 2020 expressed as a percentage of base salary were 150% for Ms. Drosos and 75% for the other NEOs, and the maximum bonus levels were 300% for Ms. Drosos and 150% for the other NEOs, based on goals established by the Compensation Committee for target STIP Operating Income. For a more detailed description of the Company’s annual bonus plan, including a discussion of the Company’s performance with respect to goals and amounts awarded to the NEOs in Fiscal 2020, see “CDA - Annual Bonus under the Short-Term Incentive Plan (“STIP”)” above.

(2)
Represents performance-based restricted share units granted under the Omnibus Plan. Under the terms of these awards, the restricted share units will vest at the end of the third fiscal year following the grant dates subject to achievement of performance goals and continued service. Vesting may be prorated upon certain terminations of employment or change of control events. Under the terms of these awards, the restricted share units will be forfeited in the event the Company fails to achieve minimum cumulative LTIP Operating Income and LTIP ROIC goals for the 3-year performance period covering Fiscal 2020 through Fiscal 2022.

(3)
Represents time-based restricted share awards granted under the Omnibus Plan. One third of these time-based restricted shares will vest on each of the first, second and third anniversary of the grant date subject to continued service. Vesting may be prorated upon certain terminations of employment or change of control events. Time-based restricted shares accrue dividends while restricted, which are paid if and when the awards vest.

(4)
Represents a special award of time-based restricted share units granted under the Omnibus Plan. Half of these time-based restricted share units will vest on each of the first and second anniversary of the grant date subject to continued service. Vesting may be prorated upon certain terminations of employment or change of control events. Time-based restricted share units do not accrue dividends while restricted.

(5)
Payouts of non-equity incentive plan awards may range from $0 to the maximum as described above. Below threshold level, nothing is paid to the NEOs; performance must meet or exceed threshold level to earn any bonus payment, which is paid on a linear basis from 0% to 100% of the target and 100% to 200% of the target.

(6)	Payouts of equity incentive plan awards may range from 0 shares to the maximum as described above. At threshold level, 25% is paid to the NEOs.

(7)
Represents the grant date fair value of each equity-based award as determined in accordance with FASB ASC Topic 718. The actual value received by the NEOs with respect to these awards may range from $0 to an amount greater than the reported amount, depending on the Company’s actual financial performance and share value when the shares are received.

Outstanding Equity Awards at Fiscal Year End 2020

	Stock Awards
NEO	Number of shares or units of stock that have not vested		Market value of shares or units that have not vested(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested(1)
Virginia C. Drosos	11,466	(2)	$278,738	15,970	(5)	$388,231
	36,734	(3)	$893,004	25,583	(6)	$621,923
	83,397	(4)	$2,027,381	309,770	(7)	$7,530,509
Joan M. Hilson	11,035	(8)	$268,261	54,210	(7)	$1,317,845
	14,592	(4)	$354,732
J. Lynn Dennison	1,115	(9)	$27,106	1,553	(5)	$37,753
	4,376	(3)	$106,381	3,048	(6)	$74,097
	9,936	(4)	$241,544	36,914	(7)	$897,379
	55,866	(10)	$1,358,102
Mary Elizabeth Finn	3,147	(11)	$76,504	2,191	(6)	$53,263
	7,872	(4)	$191,368	29,248	(7)	$711,019
Jamie L. Singleton	445	(9)	$10,818	621	(5)	$15,097
	2,158	(3)	$52,461	1,503	(6)	$36,538
	5,000	(12)	$121,550	31,236	(7)	$759,347
	8,409	(4)	$204,423
Michele Santana				2,133	(5)(13)	$51,853
				2,118	(6)(13)	$51,489

(1)	Calculated using the closing market price of the Company’s Common Shares on February 1, 2020, the last business day of Fiscal 2020 ($24.31 per share).

(2)
The grant date for this award was August 1, 2017. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of February 1, 2020, the awards outstanding represent the amounts eligible for vesting on the third anniversary of the grant date.

(3)
The grant date for this award was April 25, 2018. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of February 1, 2020, the awards outstanding represent the amounts eligible for vesting on the second and third anniversaries of the grant date.

(4)	The grant date for this award was April 25, 2019. One third of this grant vests on each of the first, second and third anniversaries of the grant date.

(5)
This award vested on February 1, 2020 and lapsed as a result of performance below the 3-year cumulative threshold as determined by the Compensation Committee. Amount reported reflects payout at threshold, which is 25% of target, as a result of performance trending below threshold through the previous fiscal year.

(6)
The Compensation Committee will determine whether this grant will vest within 70 days following January 30, 2021. Amount reported reflects payout at threshold, which is 25% of target, as a result of performance trending below threshold through the previous fiscal year.

(7)
The Compensation Committee will determine whether this grant will vest within 70 days following February 1, 2022. Amount reported reflects payout at maximum, which is 200% of target, as a result of performance trending above target through the previous fiscal year.

(8)	The grant date for this award was March 18, 2019. One third of this grant vests on each of the first, second and third anniversaries of the date of grant.

(9)
The grant date for this award was April 7, 2017. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of February 1, 2020, the awards outstanding represent the amounts eligible for vesting on the third anniversary of the grant date.

(10)
The grant date for this award was August 14, 2019. Half of this grant vests on each of the first and second anniversary of the date of grant. As of February 1, 2020, the awards outstanding represent the amounts eligible for vesting on the second and third anniversaries of the grant date.

(11)
The grant date for this award was June 15, 2018. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of February 1, 2020, the awards outstanding represent the amounts eligible for vesting on the second and third anniversaries of the grant date.

(12)
The grant date for this award of restricted share units was September 4, 2018. 1,000 shares of this award vest on the first anniversary of the grant date, 2,000 shares vest on the second anniversary of the grant date and 3,000 shares vest on the third anniversary of the grant date. As of February 1, 2020, the awards outstanding represent the amounts eligible for vesting on the second and third anniversary of the grant date.

(13)
Represents the prorated number of shares Ms. Santana is eligible to receive based on the number of calendar days that have elapsed since the beginning of the applicable performance cycle through April 30, 2019, her termination date.

Option Exercises and Shares Vested

The table below shows the number and value of share options exercised and shares vested (or settled) for the NEOs in Fiscal 2020.

	Stock Awards
NEO	Number of shares acquired on vesting	Value realized on vesting(1)
Virginia C. Drosos	70,773	$1,736,195
Joan M. Hilson	—	$—
J. Lynn Dennison	3,870	$98,427
Mary Elizabeth Finn	1,573	$31,067
Jamie L. Singleton	2,785	$56,129
Michele Santana	7,127	$181,957
(1) Represents the value realized upon vesting of shares, based on the market value of the shares on the vesting date and the dividends accrued thereon.

Non-Qualified Deferred Compensation
The Company maintains a Deferred Compensation Plan (the “DCP”), which is an unfunded, non-qualified plan under Federal guidelines, established for senior management to assist with pre-tax retirement savings in addition to the 401(k) Plan. The Company provides a discretionary 50% matching contribution under the DCP for each participant’s annual deferral, up to 10% of the participant’s annual eligible compensation. Although the DCP also permits additional employer discretionary contributions, the Company did not make any additional discretionary contribution in Fiscal 2020.

NEO	Executive contributions in last fiscal year(1)	Registrant contribution in last fiscal year(2)	Aggregate earnings in last fiscal year(3)	Aggregate withdrawals/ distributions in last fiscal year(4)	Aggregate balance at last fiscal year end(5)
Virginia C. Drosos	$279,318	$139,659	$27,009	$(6,125)	$987,861
Joan M. Hilson	$—	$—	$—	$—	$—
J. Lynn Dennison	$211,411	$14,094	$69,366	$(261,307)	$2,586,216
Mary Elizabeth Finn	$73,303	$36,652	$(782)	$(708)	$156,668
Jamie L. Singleton	$36,787	$18,394	$4,825	$(746)	$175,884
Michele Santana	$171,601	$24,375	$29,192	$(1,429,607)	$—

(1)	All NEO contributions are reflected in their “Salary” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	All registrant contributions reflect the Company match of executive contributions. These contributions are reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)
Aggregate earnings represent interest credited to each executive’s account based on the crediting rate of interest declared for the year. For Fiscal 2020, this rate did not exceed 120% of the applicable U.S. federal long-term rate. As such, no amounts are reported in the Summary Compensation Table.

(4)
In Fiscal 2020, aggregate withdrawals for each NEO related to the payment of required tax withholdings for earnings on non-qualified deferred compensation balances and scheduled payouts made based on the terms of the DCP.

(5)	The aggregate balance reported as of February 1, 2020 for each executive includes the following amounts that were reported in the Summary Compensation Table in the proxy statements from prior years:

NEO	Aggregate balance reported in Summary Compensation Table in prior years
Virginia C. Drosos	$536,538
Joan M. Hilson	$—
J. Lynn Dennison	$453,231
Mary Elizabeth Finn	$47,808
Jamie L. Singleton	$—
Michele Santana	$—

NEO Agreements

This section summarizes the details of each NEO’s termination protection agreement, other than Ms. Santana, and the separation agreement with Ms. Santana. The actual salary paid during Fiscal 2020 to each NEO is set forth in the Summary Compensation Table, and their current annual salary and maximum and target bonus opportunities are described in the CDA.
Termination Protection Agreements
Each of the NEOs, other than Ms. Santana, are party to a termination protection agreement with a U.S. subsidiary of the Company that governs terminations of employment and certain material terms of such NEO’s employment.
CEO Termination Protection Agreement
Ms. Drosos’s termination protection agreement has an initial term of three years, effective from August 1, 2017, and thereafter shall automatically renew for one-year periods, unless either party provides notice of non-renewal at least six months prior to the end of the then-current term. Ms. Drosos’s employment shall continue until terminated by the Company at any time, by Ms. Drosos with at least 90 days’ notice, by either party upon notice of non-renewal of the agreement as described above, or upon Ms. Drosos’s death or termination for “cause,” which terminations may be effective immediately.
Ms. Drosos is entitled to the following severance payments, subject to the execution and non-revocation of a release of claims, (a) if she is terminated by the Company without “cause” or (b) in the event the Company elects not to renew the termination protection agreement at the end of any term:

•	payment of the sum of base salary and target annual bonus for twelve months following the date of termination;

•
a lump sum amount equal to the annual bonus Ms. Drosos would have otherwise received for the fiscal year in which such termination occurs, based on actual performance and pro-rated for the number of days employed during such fiscal year;

•
in respect of each then-ongoing award under the Company’s LTIP as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, at the end of each completed performance cycle for each such award, vesting calculated based on actual performance during the full performance cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable performance cycle through the date of termination, payable in accordance with the LTIP, and (b) with respect to awards that vest solely based on provision of services, vesting calculated based on the award the executive otherwise would have received for the vesting cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable vesting cycle through the date of termination, payable in accordance with the LTIP; and

•
if Ms. Drosos elects coverage under COBRA, a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly for twelve months or until such earlier termination of COBRA coverage.

Ms. Drosos is entitled to the following severance payments, subject to the execution and non-revocation of a release of claims, if in each case within one year following a “change of control” (as defined in the termination protection agreement): (a) she is terminated by the Company without “cause,” (b) she resigns for “good reason” (as defined in the termination protection agreement) or (c) in the event the Company elects not to renew the termination protection agreement at the end of any term:

•	one and one-half times (1.5x) the sum of base salary and target annual bonus, payable in a lump sum;

•
a lump sum amount equal to the annual bonus Ms. Drosos would have otherwise received for the fiscal year in which such termination occurs, based on actual performance and pro-rated for the number of days employed during such fiscal year;

•
awards granted pursuant to the LTIP, shall be paid in accordance with the terms of the LTIP and applicable award agreement, as discussed in the section “Termination Payments - Change of Control” included in this Proxy Statement; and

•
if Ms. Drosos elects coverage under COBRA, a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly for eighteen months or until such earlier termination of COBRA coverage.

Other NEO Termination Protection Agreements
Pursuant to the termination protection agreements with our other NEOs, other than Ms. Santana, each NEO’s employment will continue until the agreement is terminated by the Company at any time by notifying the NEO in writing or by the NEO at any time upon at least 360 days’ advance written notice (90 days for Ms. Hilson), other than upon the NEO’s death or upon a termination for “cause,” which terminations may be effective immediately.

The termination protection agreements provide for compensation, including, (i) an annual base salary, (ii) target and maximum annual bonus, (iii) eligibility to be considered annually for a long-term incentive plan payment, as determined in the sole discretion of the Compensation Committee and (iv) participation in benefit plans made available to senior executives of the Company.
The NEOs are each entitled to severance payments, subject to the execution and non-revocation of a release of claims, if the NEO is (i) terminated by the Company without “cause” or (ii) if the NEO resigns for “good reason” within one year following a “change of control” (as these terms are defined in the termination protection agreements). In the event of any such termination, the NEO will be entitled to:

•	continued payment of base salary for twelve months following the date of termination;

•	a lump sum amount equal to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs, based on actual performance;

•
in respect of each then-ongoing award under the Company’s LTIP as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, at the end of each completed performance cycle for each such award, vesting calculated based on actual performance during the full performance cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable performance cycle through the date of termination, payable in accordance with the LTIP and (b) with respect to awards that vest solely based on provision of services, vesting calculated based on the award the executive otherwise would have received for the vesting cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable vesting cycle through the date of termination, payable in accordance with the LTIP; and

•
if the NEO elects coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly for twelve months or until such earlier termination of COBRA coverage.

Terms common to the CEO and other NEO Termination Protection Agreements
If an NEO’s employment is terminated by reason of death, such NEO’s estate shall be entitled to:

•	continued payment of base salary for six months following the date of death;

•
a lump sum amount equal to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs based on actual performance and prorated for the number of calendar days employed during such fiscal year; and

•
in respect of each then-ongoing performance cycle under the LTIP as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, vesting based on target performance for the performance cycle and prorated for the number of calendar days employed during the performance cycle and (b) with respect to awards that vest solely based on the provision of services, vesting shall be pro-rated based on the number of calendar days employed during the vesting cycle.

If an NEO’s employment is terminated by reason of disability, such NEO shall be entitled to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs based on actual performance and prorated for the number of calendar days employed during such fiscal year, and LTIP awards will be paid in accordance with the terms of the applicable award agreement, as discussed in the section "Termination Payments - Change of Control" included in this Proxy Statement.
Upon any termination of an NEO’s employment, the NEO will be entitled to accrued and unpaid benefits or obligations.
During employment and for a specified period thereafter, each NEO will be subject to confidentiality, non-solicitation and non-competition restrictions. Ms. Hilson, Ms. Finn and Ms. Singleton are also subject to a non-disparagement and non-defamation restrictions in their agreements. In addition, the NEOs are required to meet certain share ownership levels, as set by the Board from time to time. The Company has agreed to provide the NEOs with coverage under a directors and officers liability insurance policy, at a level no less than that maintained for substantially all of the executive officers of the Company and the members of the Company’s Board.
Separation Agreement
Michele Santana Separation Agreement
On August 28, 2018, Sterling Jewelers Inc. (“Sterling”), a subsidiary of Signet, entered into a separation agreement with Ms. Santana (the “Separation Agreement”) in connection with her separation from service as Chief Financial Officer of Signet. On March 13, 2019, Sterling entered into a side letter to the Separation Agreement with Ms. Santana (the “Side Letter”). Pursuant to the Separation

Agreement and the Side Letter, Ms. Santana served as Chief Financial Officer of Signet through April 3, 2019, the date Signet filed its most recent Form 10-K, and then became a senior advisor until April 30, 2019 (the “Termination Date”). As of the Termination Date, Ms. Santana became entitled to receive, in addition to any accrued but unpaid benefits or obligations:

•	continued payment of base salary through April 30, 2020;

•	an annual bonus for Fiscal 2020 based on actual performance for the full fiscal year;

•
with respect to the time-based restricted stock awards granted on April 7, 2017, and April 25, 2018, pro rata vesting based on the number of calendar days that have elapsed since the beginning of the applicable vesting cycle through April 30, 2019;

•
with respect to the performance-based restricted stock unit awards granted on April 27, 2017, and April 25, 2018, at the end of each completed performance cycle for each such award, vesting calculated based on actual performance during the full performance cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable performance cycle through April 30, 2019;

•	if Ms. Santana elects coverage under COBRA, a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly through April 30, 2020;

•	a lump sum payment of up to $60,000 for reasonable outplacement services and affiliated job search expenses, for a period of up to one (1) year following the Termination Date;

•	a lump sum payment of up to $10,000 for legal fees incurred in connection with the Separation Agreement;

•	retention of her Company-provided iPhone; and

•	an appreciation gift per Company policy.
Pursuant to the Side Letter, from the Termination Date through June 30, 2019 (the “Consulting Period”), Ms. Santana agreed to provide consulting services to Signet on an as-needed basis, as reasonably requested by Signet. Signet agreed to pay Ms. Santana a fee of $125,000 in the aggregate during the Consulting Period, which were paid in two equal installments with the first installment paid on May 31, 2019 and the second installment paid at the end of the Consulting Period, which was subject to Ms. Santana’s execution of a release of claims against Signet, its affiliates and related parties.
For a period of 24 months after the Termination Date, Ms. Santana will be subject to non-competition and non-solicitation restrictions, in exchange for which she will be entitled to receive a lump sum payment of $150,000 within 30 days following the end of the Consulting Period (subject to the release noted above) and $150,000 at the end of the 24-month period. Mrs. Santana will also be subject to ongoing confidentiality restrictions, cooperation requirements and non-disparagement restrictions. Signet has also agreed to instruct its named executive officers, the successor Chief Financial Officer and the Board not to disparage Ms. Santana. The Separation Agreement contains other customary provisions.
All severance payments and benefits (other than any payments accrued prior to termination) were conditioned on Ms. Santana’s (a) execution of a release of claims against Signet, its affiliates and related parties, (b) full and continued cooperation in good faith with Signet, its subsidiaries and affiliates in connection with certain matters relating to Signet, its subsidiaries and affiliates, and (c) continued compliance with the restrictive covenants discussed above.
Ms. Santana is required to comply with written Company policies, including any policies relating to the clawback of compensation.

Termination Payments

Each of the currently-employed NEOs is party to a termination protection agreement (described in the prior section) or other arrangement with the Company that may entitle him or her to payments or benefits in the event of:

•	Involuntary termination of employment without cause;

•	Termination due to death;

•	Termination due to disability;

•	Voluntary termination with good reason within one year following a change of control; and

•	Involuntary termination without cause following a change of control.
The key terms of those payments or benefits are described in the prior section, “NEO Agreements - Termination Protection Agreements.” Below is a description of the treatment of equity awards under the Omnibus Plan and applicable award agreements following a change in control or certain termination events.
 Change of Control
Under the Omnibus Plan and award agreements, in the event of a corporate event or transaction involving the Company, a subsidiary and/or an affiliate, equity awards will be adjusted in such manner as the Compensation Committee shall determine. Under the terms of the Omnibus Plan, if a change of control occurs, unless otherwise prohibited by applicable law, or unless the Compensation Committee determines otherwise in an award agreement, the Committee may (but is not required to) make adjustments in the terms of outstanding awards, such as: (i) continuation or assumption by the surviving company or its parent; (ii) substitution by the surviving company or its parent of awards with substantially the same terms; (iii) accelerated exercisability, vesting and/or lapse of restrictions immediately prior to the occurrence of such event; (iv) upon written notice, provision for mandatory exercise of any outstanding awards, to the extent then exercisable, during a certain period (contingent on the consummation of the change of control) at the end of which the awards terminate; and (v) cancellation of all or any portion for fair value (as determined by the Compensation Committee). While it is the Compensation Committee’s intention in the event of a change of control to make adjustments in the terms of outstanding awards in accordance with (i) and (ii) above, as the Compensation Committee is unable to predict the exact circumstance of any change of control, it is considered prudent to reserve the discretion of considering alternatives (iii), (iv) and (v).
Based on award agreements for outstanding awards, if the awards are not assumed or substituted upon a change of control, restricted shares will fully vest and performance units will vest on a prorated basis, based on the number of calendar days that have elapsed during the performance period through the change of control and based on actual performance to the time of the change of control compared to pro-rated performance targets. If awards are assumed upon a change of control, the restricted shares will continue to vest in accordance with their existing vesting schedule and performance units will be converted to time-based vesting units with a value equal to the value of the units that would have vested at the time of the change of control if the awards were not assumed or substituted, and such remaining award shall be subject to time-based vesting for the original performance period. Following the change of control, such modified awards will be subject to full vesting upon a termination without cause within one year, and pro rata vesting upon a termination due to death, disability or retirement. The values shown in the table below assume the assumption or substitution of the awards upon a change in control.
Death or Disability
If any of the NEOs had died or become disabled during Fiscal 2020, a pro rata portion of the unvested performance-based restricted share units and time-based restricted shares would have vested early, based on target performance for the performance-based restricted share units. For death and disability, pro rata awards are subject to prior completion of one year of service from the date of grant and calculated based on calendar days of service (the NEOs are exempt from this one-year vesting requirement in the event of death per the terms of their termination protection agreements). The value of early vesting due to death and disability is shown in the Termination Payments table below. See the discussion of Agreements with NEOs above for additional information concerning death and disability benefits available to the NEOs.
Retirement
If any of the NEOs had retired during Fiscal 2020 and had been of retirement age (which is 65 for all NEOs), a pro rata portion of the time-based restricted shares would vest on the retirement date, and a pro-rated portion of the performance-based restricted share units would be eligible to vest at the end of the applicable performance period based on actual performance. Pro rata awards are subject to prior completion of one year of service from the date of grant and are calculated based on calendar days of service. None of the NEOs were of retirement age as of the last day of Fiscal 2020.

The below estimated values have been calculated on the basis that the NEO’s employment had been terminated as of January 31, 2020, the last business day of Fiscal 2020, using an NYSE closing market price as of that date ($24.31).

NEO		Involuntary termination without cause (1)(2)(3)	Death (4)	Disability (4)	Voluntary termination with good reason within one year following a change of control (1)(2)	Involuntary termination without cause following a change of control(1)(2)(5)
Virginia C. Drosos
	Cash severance:
	Base salary	$1,500,000	$750,000	$—	$2,250,000	$2,250,000
	Bonus	$5,103,000	$2,853,000	$2,853,000	$6,228,000	$6,228,000
	Total cash severance	$6,603,000	$3,603,000	$2,853,000	$8,478,000	$8,478,000
	Long term incentives:
	Accelerated vesting of performance-based restricted share units (6)	$2,913,594	$4,466,566	$1,658,509	$2,913,594	$2,913,594
	Accelerated vesting of time-based restricted shares (7)	$1,007,603	$1,007,603	$485,483	$1,007,603	$3,199,123
	Total value of long term incentives	$3,921,197	$5,474,169	$2,143,992	$3,921,197	$6,112,717
	Benefits and perquisites	$20,263	$—	$—	$30,395	$30,395
	Total	$10,544,460	$9,077,169	$4,996,992	$12,429,592	$14,621,112
Joan M. Hilson
	Cash severance:
	Base salary	$700,000	$350,000	$—	$700,000	$700,000
	Bonus	$665,700	$665,700	$665,700	$665,700	$665,700
	Total cash severance	$1,365,700	$1,015,700	$665,700	$1,365,700	$1,365,700
	Long term incentives:
	Accelerated vesting of performance-based restricted share units (6)	$219,641	$219,641	$—	$219,641	$219,641
	Accelerated vesting of time-based restricted shares (7)	$169,752	$169,752	$—	$169,752	$622,993
	Total value of long term incentives	$389,393	$389,393	$—	$389,393	$842,634
	Benefits and perquisites	$20,263	$—	$—	$20,263	$20,263
	Total	$1,775,356	$1,405,093	$665,700	$1,775,356	$2,228,597
J. Lynn Dennison
	Cash severance:
	Base salary	$650,000	$325,000	$—	$650,000	$650,000
	Bonus	$618,150	$618,150	$618,150	$618,150	$618,150
	Total cash severance	$1,268,150	$943,150	$618,150	$1,268,150	$1,268,150
	Long term incentives:
	Accelerated vesting of performance-based restricted share units (6)	$347,204	$498,266	$197,640	$347,204	$347,204
	Accelerated vesting of time-based restricted shares (7)	$435,096	$435,096	$54,760	$435,096	$1,733,133
	Total value of long term incentives	$782,300	$933,362	$252,400	$782,300	$2,080,337
	Benefits and perquisites	$20,263	$—	$—	$20,263	$20,263
	Total	$2,070,713	$1,876,512	$870,550	$2,070,713	$3,368,750

NEO		Involuntary termination without cause (1)(2)(3)	Death (4)	Disability (4)	Voluntary termination with good reason within one year following a change of control(1)(2)	Involuntary termination without cause following a change of control(1)(2)(5)
Mary Elizabeth Finn
	Cash severance:
	Base salary	$515,000	$257,500	$—	$515,000	$515,000
	Bonus	$489,765	$489,765	$489,765	$489,765	$489,765
	Total cash severance	$1,004,765	$747,265	$489,765	$1,004,765	$1,004,765
	Long term incentives:
	Accelerated vesting of performance-based restricted share units (6)	$260,555	$260,555	$142,051	$260,555	$260,555
	Accelerated vesting of time-based restricted shares (7)	$73,493	$73,493	$24,209	$73,493	$267,872
	Total value of long term incentives	$334,048	$334,048	$166,260	$334,048	$528,427
	Benefits and perquisites	$20,263	$—	$—	$20,263	$20,263
	Total	$1,359,076	$1,081,313	$656,025	$1,359,076	$1,553,455
Jamie L. Singleton
	Cash severance:
	Base salary	$550,000	$275,000	$—	$550,000	$550,000
	Bonus	$405,281	$405,281	$405,281	$405,281	$405,281
	Total cash severance	$955,281	$680,281	$405,281	$955,281	$955,281
	Long term incentives:
	Accelerated vesting of performance-based restricted share units (6)	$223,992	$284,378	$97,434	$223,992	$223,992
	Accelerated vesting of time-based restricted shares (7)	$79,187	$79,187	$26,541	$79,187	$389,252
	Total value of long term incentives	$303,179	$363,565	$123,975	$303,179	$613,244
	Benefits and perquisites	$20,263	$—	$—	$20,263	$20,263
	Total	$1,278,723	$1,043,846	$529,256	$1,278,723	$1,588,788
Michele Santana(8)
	Cash severance:
	Base salary	$700,000	$—	$—	$—	$—
	Bonus	$665,700	$—	$—	$—	$—
	Total cash severance	$1,365,700	$—	$—	$—	$—
	Long term incentives:
	Accelerated vesting of performance-based restricted share units (6)	$205,383	$—	$—	$—	$—
	Accelerated vesting of time-based restricted shares (7)	$4,293	$—	$—	$—	$—
	Total value of long term incentives	$209,676	$—	$—	$—	$—
	Benefits and perquisites	$23,937	$—	$—	$—	$—
	Total	$1,599,313	$—	$—	$—	$—

(1)	Payments are subject to the execution of a release of claims and compliance with restrictive covenants.

(2)
Executives are entitled to the annual bonus for the fiscal year of termination based on actual performance. In the case of involuntary termination without cause, Ms. Drosos is entitled to target annual bonus in addition to her prorated bonus payment in the year of termination. In the case of termination following a change of control, Ms. Drosos is entitled to 1.5 times her target annual bonus in addition to her actual bonus payment in the year of termination.

(3)	Ms. Drosos will also receive these payments if the Company elects not to renew her termination protection agreement at the end of any term.

(4)	Executives are entitled to the pro-rata annual bonus for the fiscal year of termination based on actual performance.

(5)	Ms. Drosos will also receive these payments if the Company elects not to renew her termination protection agreement at the end of any term within one year following a change of control.

(6)
Performance-based restricted share unit (“PSU”) awards granted in Fiscal 2019 and Fiscal 2020 are earned based on actual performance during the full performance period in the event of an involuntary termination without cause, termination with good reason within one year following a change in control or retirement. Since the performance periods for those grants have not been completed, the values reflect target performance, which may be higher or lower than actual performance. In the event of a change in control, the table assumes that awards are substituted in connection with the transaction and PSU awards will convert to time-based restricted share awards, based on actual performance through the time of the change of control compared to pro-rated performance targets. PSUs vest at target in the event of death per the terms of the termination protection agreements, so awards granted in Fiscal 2018 are included at target, despite the Committee determining these awards vested at 0%.

(7)	In the event of a change in control, the table assumes that awards are substituted in connection with the transaction.

(8)	Ms. Santana departed from the Company effective April 30, 2019 and received the compensation described above under “NEO Agreements - Separation Agreement.”

The amounts reported in the above table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event, and compliance with confidentiality, non-solicitation and non-competition restrictions (see “NEO Agreements” above). The amount of annual bonus payable upon certain events of termination is based on, where appropriate, the Company’s actual performance in Fiscal 2020. The value attributed to accelerated vesting of PSUs, as applicable, payable upon certain events of termination is based on the Company’s actual performance for PSUs granted in Fiscal 2018 and target performance for PSUs granted in Fiscal 2019 and Fiscal 2020, except in the case of death, in the event of which all PSUs vest at target.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, the Company is providing the following estimate of the relationship of the median annual total compensation of its employees and the annual total compensation of its CEO, Virginia C. Drosos.
Ratio
For Fiscal 2020 the annual total compensation of the employee identified at the median of the Company (not including the CEO), was $34,600, and the annual total compensation of the CEO as disclosed in the Summary Compensation Table was $9,222,270.
Based on this information, for Fiscal 2020 the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all the Company’s employees other than the CEO was 267 to 1.
Methodology
The Company is basing its pay ratio calculation on the same median employee as in Fiscal 2019, as it believes there have been no changes that would significantly impact the CEO pay ratio disclosure. The basis for the Company’s belief is that the median employee continues to have the same position with the Company, and there have been no significant changes to the employee population or compensation arrangements that it believes would significantly impact the pay ratio disclosure.
The following information was used to identify the median of the annual total compensation of all employees (other than the CEO) in Fiscal 2019:

•	As of January 20, 2019, the employee population consisted of 37,104 individuals working at Signet and its consolidated subsidiaries, with employees located in North America, Europe, Asia and Africa.

•	To determine the “median employee,” the Company used base pay plus bonus and commissions, as applicable, as its measure of compensation.
The “median employee” was a full-time Sales Associate located in the U.S., with annual total compensation in Fiscal 2020 of $34,600. For purposes of the pay ratio calculation, the calculation of the median employee's and CEO’s annual total compensation included personal benefits, including health, dental and vision premiums paid by Signet. As such, the total compensation used for the CEO for purposes of the pay ratio calculation was increased by $8,703 versus the total compensation as reflected in the Summary Compensation Table.
Evaluating the CEO Pay Ratio Disclosure
Of Signet’s 37,104 employees as of January 20, 2019, the date of determination, 14,898, or 40.2%, were part-time or seasonal employees. Like other large retailers, a sizeable portion of Signet’s workforce is employed on a part-time or seasonal basis. For these reasons, as well as the flexibility allowed by the SEC in calculating this ratio, the Company’s ratio may not be comparable to ratios at other companies.

Equity Compensation Plan Information

The following table sets forth certain information, as of February 1, 2020, concerning Common Shares authorized for issuance under all of the Company’s equity compensation plans.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)[3]
Equity compensation plans approved by security holders	2,647,144	$39.03	1,956,834
Equity compensation plans not approved by security holders	—	$—	—
Total	2,647,144	$39.03	1,956,834

(1)
Securities indicated include non-qualified stock options and time-based and performance-based restricted share units. Performance-based restricted share units included reflect vesting upon achievement of maximum levels of applicable performance conditions.

(2)	Excludes any unvested time-based and performance-based restricted share units.

(3)
The shares remaining available for issuance may be issued in the form of stock options, restricted stock, time-based and performance-based restricted share units or other stock awards under the Omnibus Plan.

Proposal 4: Approval of Amendment to the
Signet Jewelers Limited 2018 Omnibus Incentive Plan,
Including to Authorize Additional Shares for Issuance Thereunder
(Item 4 on the Proxy Card)

We are asking shareholders to approve an amendment (the “Amendment”) to the Signet Jewelers Limited 2018 Omnibus Incentive Plan (the “Omnibus Plan”), which was recommended by the Compensation Committee for approval and approved by the Board, subject to shareholder approval. The Amendment would authorize availability of 2,500,000 additional Common Shares for grants of awards under the Omnibus Incentive Plan.

In 2018, the Board unanimously adopted, subject to approval by our shareholders, the Omnibus Plan. At the 2018 Annual Meeting of Shareholders, our shareholders approved the Omnibus Plan as proposed, including a reserve of 3,575,000 Common Shares available for grants of awards under the Omnibus Plan. The Omnibus Plan permits the grant of options, stock appreciation rights (“SARs”), performance-based restricted share units (“PSUs”), time-based restricted share units (“RSUs”), time-based restricted shares, and other cash-based or share-based awards (each sometimes hereinafter referred to as an “award,” and collectively, the “awards”) to attract, retain and motivate officers, employees, non-employee directors, consultants and other personal service providers providing services to the Company, its subsidiaries or affiliates (each sometimes hereinafter referred to as a “participant,” and collectively, “participants”) and align their interests with those of our shareholders.
In light of the impact the COVID-19 pandemic has had on the global economy and retail industry and Company in particular, the Company has taken certain measures to mitigate the financial impact of the pandemic on the Company. As described under “Modifications to Compensation Programs in Response to the COVID-19 Pandemic” included in the CDA, the Company has reduced and deferred certain cash compensation earned by officers and Directors. These actions reflect a balance between reducing expenses and preserving liquidity against the need to appropriately incentivize and retain its members of senior leadership as they continue manage the Company’s performance during this unprecedented time. The impact of COVID-19 has also resulted in a significant decline in the market price of the Common Shares. As a result, additional shares are needed under the Omnibus Plan to continue providing grants and have the flexibility to offset cash compensation so that we may: (i) attract, retain and motivate participants; (ii) compensate them for their contributions to our results; (iii) encourage ownership of our common shares in order to align their interests with those of shareholders; and (iv) promote our sustained long-term performance and the creation of shareholder value, particularly as these challenging circumstances emphasize the critical need for talent that is essential to our success. Without the amendment to increase the available shares, we could be required to use additional cash incentives instead of equity based awards.
Based upon a recommendation of the Compensation Committee, the Board adopted, subject to approval by our shareholders, an Amendment that would authorize availability of 2,500,000 additional Common Shares for grants of awards under the Omnibus Incentive Plan. This increase in the number of shares is expected to provide sufficient shares to continue to be available under the Omnibus plan for approximately one additional year if the economic situation is prolonged and the market price of the Common Shares remains near its current level. If the Company’s shareholders approve the Amendment, it will become effective as of June 12, 2020.
The Compensation Committee and the Board of Directors considered a number of factors in approving the proposed number of authorized Common Shares under the Plan, including the Company’s historical burn rate, the number of Common Shares remaining available under the current Omnibus Plan for future awards, our potential increased need for shares given the impact of COVID-19 on our liquidity and our stock price, the number of issued and outstanding Common Shares already granted, and dilution resulting from the proposed increase in authorized Common Shares.

Fiscal Year	Options Granted	Time-Based Restricted Shares and RSUs Granted	PSUs Granted at Maximum	PSUs Earned	Basic Weighted Average of Shares Outstanding	Burn Rate	Burn Rate (ISS Methodology)(1)
2020	29,339	578,738	1,057,990	—	51,714,894	3.22%	1.74%
2019	602,217	276,713	674,210	—	54,824,346	2.78%	1.86%
2018	—	328,903	433,014	—	63,000,000	1.34%	0.78%
					3-year average:	2.45%	1.46%

(1)	Only includes PSUs that have vested and multiplies the number of included RSUs, PSUs and restricted shares by a factor of 1.5 when calculating burn rate.
The Board and the Compensation Committee recognize the impact of dilution on our shareholders and have evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities, taking into account the uncertainty of the current economic environment.

As of April 27, 2020, the number and use of Common Shares which may be delivered under the Omnibus Plan and awards that remain outstanding from prior plans are shown below:

Use of Shares	Number of Shares as of April 27, 2020
Total outstanding options, with a weighted-average exercise price of $39.02 per share and weighted average remaining term of 8.04 years (1)	609,556
Total outstanding full value awards (1)(2)	4,530,205
Total shares available for grant under the Omnibus Plan (1)	723,460

(1)
All currently outstanding options and a portion of the outstanding restricted shares, RSUs and PSUs were granted under the Signet Jewelers Limited 2009 Omnibus Incentive Plan (the “2009 Plan”). Although shares may be delivered pursuant to outstanding awards granted under the 2009 Plan, shares are no longer available for grant under the 2009 Plan and were not transferred to the Omnibus Plan upon effectiveness of the Omnibus Plan. In the event that any outstanding award under the 2009 Plan expires, is forfeited, canceled or otherwise terminated without the issuance of Common Shares or is otherwise settled for cash, the Common Shares retained by the Company will be available for future awards under the Omnibus Plan.

(2)
Includes 1,610,382 shares under outstanding PSUs, 1,891,773 shares under outstanding RSUs, and 415,299 outstanding time-based restricted shares as of April 27, 2020, and reflects the maximum number of shares which may be earned under each outstanding award.

Overhang from outstanding options and full value shares as of April 27, 2020 is estimated at 6.4% on a fully diluted basis. The Company expects total potential dilution as of April 27, 2020 would be 11.0% on a fully diluted basis, based on including the additional 2,500,000 Common Shares that would be available for issuance under the Omnibus Plan upon approval of the Amendment by Shareholders at the Meeting. The Board and the Compensation Committee believe that the expected potential dilution that will result from the increase in Common Share issuable under the Omnibus Plan is reasonable for a company of Signet’s size in its industry under the current circumstances.
Purpose of the Omnibus Plan
The purpose of the Omnibus Plan is to attract, retain and motivate employees and other service providers and promote the success of the Company’s business by providing participants appropriate incentives. As discussed in “Compensation Discussion and Analysis,” annual and long-term incentives support our strong commitment to pay-for-performance, and long-term share-based incentives under the Omnibus Plan are crucial to focusing executive interests on long-term Company success, retaining key executive officers, and aligning their interests with those of the Company and its shareholders.
Corporate Governance Practices
The Board believes that the Omnibus Plan promotes the interests of shareholders and is consistent with principles of good corporate governance, including:

•
Independent Committee. The Omnibus Plan is administered by the Compensation Committee, which is composed entirely of independent directors who meet NYSE standards for independence and are “non-employee directors” under Rule 16b-3(b)(3) of Section 16 of the Exchange Act (“Section 16”).

•
No Discounted Stock Options or SARs. All stock option and SAR awards under the Omnibus Plan must have an exercise or base price that is not less than the fair market value of the underlying Common Shares on the date of grant. On April 17, 2020, the closing price per Common Share on NYSE was $8.01.

•
No Repricing; No Cash Buyout of Underwater Options or SARs. Other than in connection with a corporate transaction affecting the Company, the Omnibus Plan prohibits any repricing of options or SARs and the cash buy-out of underwater options or SARs without shareholder approval.

•	No “Evergreen” Share Reserve. The Omnibus Plan includes a limited Share Reserve (as defined below) and does not include any “evergreen” provisions for annual, automatic increases to the Share Reserve.

•	Minimum Vesting. The Omnibus Plan imposes a one-year minimum vesting period for all equity-based awards, other than awards up to a maximum of 5% of the Share Reserve.

•
No Dividends Paid on Unvested Awards, Options or SARs. For any awards providing for a right to dividends or dividend equivalents, if dividends are declared during the period that such award is outstanding, such dividends (or dividend equivalents) shall be subject to vesting requirements prior to payment to the same extent as the applicable award. No dividends are paid with respect to options or SARs, and the Company does not grant dividend equivalents on options or SARs.

•
No “Liberal” Change of Control Definition or Single-Trigger Vesting upon a Change of Control. The Change of Control definition in the Omnibus Plan is not “liberal” and, for example, would not occur merely upon shareholder approval of a transaction. A change of control must actually occur in order for the Change of Control provisions of the Omnibus Plan to be triggered. The Omnibus Plan does not provide for automatic acceleration of equity awards in connection with a change of control. Instead, the Omnibus Plan provides the Compensation Committee with the discretion to determine treatment of outstanding awards in connection with a change of control or in award agreements.

•
Clawback Policy. In addition to any compensation recovery, “clawback” or similar policy made applicable by law or stock exchange listing requirements, awards under the Omnibus Plan are subject to the Company’s own clawback policy, as described under “Compensation Discussion and Analysis - Other Policies and Procedures - Clawback Policy.”

Summary of the Omnibus Plan, as Proposed to be Amended
A summary of the material terms of the Omnibus Plan as proposed to be amended is provided below. This summary is qualified in its entirety by reference to the text of the Omnibus Plan, including the proposed amendment, which is included as Appendix A to this Proxy Statement. We urge shareholders to read the Omnibus Plan and Amendment in their entirety.
Shares Available for Issuance
Subject to adjustment as described in the Omnibus Plan, the maximum number of shares reserved for issuance under the Omnibus Plan will not exceed 6,075,000 (the “Share Reserve”), if the proposed amendment to increase the number of authorized shares by 2,500,000 is approved, with shares subject to awards under the Omnibus Plan counted against the Share Reserve.
Any Common Shares delivered to the Company as part or full satisfaction of the purchase price of an option or stock appreciation right, or to satisfy the withholding obligation with respect to an option or stock appreciation right, will not be available for future awards under the Omnibus Plan (such that, with respect to a stock appreciation right that is settled in Common Shares, the gross number of Common Shares pursuant to such award shall not be available for future awards). Any Common Shares delivered to the Company as part or full satisfaction of the purchase price of an award, other than an option or stock appreciation right, or to satisfy the withholding obligation with respect to an award, other than an option or stock appreciation right, will be available for future awards under the Omnibus Plan. In the event that any outstanding award expires, is forfeited, canceled or otherwise terminated without the issuance of Common Shares or is otherwise settled for cash, the Common Shares retained by the Company will be available for future awards under the Omnibus Plan. If the Plan Administrator (defined below) authorizes the assumption under the Omnibus Plan, in connection with any merger, amalgamation, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption will not reduce the maximum number of Common Shares available for issuance under the Omnibus Plan.
In addition, in the event that any outstanding award under the 2009 Plan expires, is forfeited, cancelled or otherwise terminated without the issuance of Common Shares or is otherwise settled for cash, the Common Shares retained by the Company will be available for future awards under the Omnibus Plan.
Administration
The Omnibus Plan will be administered by the Compensation Committee or subcommittee thereof, such other committee of the Board or the Board as a whole (the “Plan Administrator”). Subject to the limitations set forth in the Omnibus Plan, the Plan Administrator has the authority to, among other things, determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the Omnibus Plan and terms of awards, adopt rules for the administration, interpretation and application of the Omnibus Plan, make all determinations with respect to a participant’s service and the termination of such service for purposes of any award, correct any defects or omissions or reconcile any ambiguities or inconsistencies in the Omnibus Plan or any award, accelerate the vesting or exercisability of any award and adopt such procedures, modifications or subplans as are necessary. The Plan Administrator will have the right to delegate in writing to one or more officers of the Company or a subsidiary the authority to grant and determine the terms and conditions of awards, other than with respect to awards granted to any member of the Board or any eligible participant who is subject to Section 16.
Eligibility
Awards under the Omnibus Plan may be granted to any employees, non-employee directors, consultants or other personal service providers of the Company or any of its subsidiaries. As of April 17, 2020, approximately 138 employees and ten non-employee directors would be eligible to participate in the Omnibus Plan.
Minimum Vesting
Except with respect to awards of up to a maximum of 5% of the Share Reserve, the vesting period for all awards (or any portion of an award) other than cash awards granted under the Omnibus Plan will be at least one year.

Types of Awards
The Omnibus Plan permits the grant of the following types of awards:
Stock Options
Options granted under the Omnibus Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The option price of an option will be not less than the fair market value of a Common Share on the date of the grant of the option, or such higher amount determined by the Plan Administrator. The Plan Administrator will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change of control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified performance goals established by the Plan Administrator, subject to the minimum vesting provisions described above. The maximum term of an option will be ten years from the date of grant. Dividends shall not be paid with respect to Common Shares subject to an option and dividend equivalents may not be granted with respect to Common Shares subject to an option.
To exercise an option, the participant must pay the aggregate option price in full, at the election of the participant (i) in cash or its equivalent or, (ii) to the extent permitted by the Plan Administrator, in Common Shares having a fair market value equal to the aggregate option price of the Common Shares being purchased and satisfying other requirements that may be imposed by the Plan Administrator, (iii) partly in cash and, to the extent permitted by the Plan Administrator, partly in Common Shares (as described in (ii) above), (iv) to the extent permitted by the Plan Administrator, by reducing the number of Common Shares otherwise deliverable upon the exercise of the option, or (v) if there is a public market for the Common Shares and subject to requirements that may be imposed by the Plan Administrator, through the delivery of irrevocable instructions to a broker to sell Common Shares obtained upon the exercise of the option and to deliver to the Company an amount out of the proceeds equal to the aggregate option price for the Common Shares being purchased. The Plan Administrator may establish any other method of payment that it determines is consistent with applicable law and the purpose of the Omnibus Plan. Without the prior approval of the Company’s shareholders, the Omnibus Plan prohibits the cancellation of underwater options in exchange for cash or another award (other than in connection with a change of control of the Company) or the “repricing” of options.
Stock Appreciation Rights
A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant upon exercise to receive a payment equal to the excess of (a) the fair market value of a specified number of Common Shares on the date of exercise over (b) the grant price of the right. The grant price of the right will be determined by the Plan Administrator on the date of grant, but will not be less than the fair market value of a Common Share on the date of grant. This payment may be in cash, Common Shares, other property or any combination thereof, as determined by the Plan Administrator. The Plan Administrator will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change of control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Plan Administrator, subject to the minimum vesting provisions described above. The maximum term of a stock appreciation right will be ten years. Without the prior approval of the Company’s shareholders, the Omnibus Plan prohibits the cancellation of underwater stock appreciation rights in exchange for cash or another award (other than in connection with a change of control of the Company) or the “repricing” of stock appreciation rights. Dividends shall not be paid with respect to a stock appreciation right and dividend equivalents may not be granted with respect to a stock appreciation right.
Restricted Share Awards
An award of restricted shares is a grant by the Plan Administrator of a specified number of Common Shares that may be forfeited if specified events occur. The Plan Administrator will establish in each award agreement the period(s) of restriction and the specified events that may result in forfeiture, including the participant’s termination and the participant’s failure to attain specified performance goals, subject to the minimum vesting provisions described above. The Plan Administrator will establish in each award agreement whether or not a restricted share holder will have the right to vote the Common Shares during the restriction period and the right to receive dividends during the restriction period. If a restricted share holder has the right to receive dividends, these dividends will be subject to the same vesting terms as the related restricted shares.
Restricted Share Units
Restricted share units, including RSUs and PSUs, provide the participant the right to receive Common Shares or cash, or a combination thereof, at a specified date in the future. Any cash payment will be based on the fair market value of a Common Share on the payment date. Restricted share units may be subject to vesting requirements, restrictions and conditions to payment. Such requirements may be based on the continued service of the participant for a specified time period, the attainment of specified performance goals established by the Plan Administrator, and/or such other terms and conditions as approved by the Plan Administrator, subject to the minimum vesting provisions described above. A restricted share unit award will become payable to a participant at the time or times determined by the Plan Administrator and set forth in the award agreement, which may be upon or following the vesting of the award. Restricted share units are payable in cash or in Common Shares or in a combination of both. Dividend equivalent rights may be granted with respect to Common Shares subject to restricted share units; provided that any dividend equivalent rights that are granted will be subject to the same vesting terms that apply to the underlying restricted share units. Restricted share unit holders will not have any rights as a shareholder with respect to Common Shares subject to restricted share units until such times as Common Shares are delivered to the participant.
Other Share-Based Awards
Other share-based awards are awards of Common Shares and awards that are valued in whole or in part by reference to the fair market value of Common Shares, including phantom awards. The Plan Administrator will determine the form and conditions of other share-based awards, including the right to receive one or more Common Shares (or the equivalent cash value of such shares) upon completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives, subject to the minimum vesting provisions described above. Dividend or dividend equivalent rights may be granted with respect to Common Shares subject to other share-based awards; provided that any dividend or dividend equivalent rights that are granted will be subject to the same vesting terms that apply to the underlying other-share based awards.
Cash Awards
A cash award is denominated in a cash amount (rather than in Common Shares), and payment may be based on the attainment of specified levels of performance goals, continued service or such other conditions as determined by the Plan Administrator.
Change of Control
Upon the occurrence of a “Change of Control” (as defined in the Omnibus Plan), unless otherwise specifically prohibited under applicable laws or by the applicable rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise provided in the applicable award agreement, the Plan Administrator is authorized to make adjustments in the terms and conditions of outstanding awards, including without limitation the following: (i) continuation or assumption of such outstanding awards by the Company or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms as such outstanding awards; (iii) accelerated exercisability, vesting and/or lapse of restrictions; (iv) upon written notice, provide that any outstanding awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Plan Administrator (contingent upon the consummation of the event), and at the end of such period, such awards will terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of outstanding awards for fair value, as determined in the sole discretion of the Plan Administrator and which may be zero.
Forfeiture Events
The Plan Administrator may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “cause” (as defined in the Omnibus Plan), violation of material Company policies or breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that may apply to the participant.
Participants may be subject to the Company’s compensation recovery policy, “clawback” or similar policy, as may be in effect from time to time and/or any compensation recovery, “clawback” or similar policy made applicable by law or stock exchange listing requirements.
Awards to Non-U.S. Employees or Directors
To comply with the laws in countries other than the United States in which the Company or any of its subsidiaries or affiliates operates or has employees or directors, the Plan Administrator, in its sole discretion, has the power and authority to (i) determine which subsidiaries or affiliates will be covered by the Omnibus Plan; (ii) determine which eligible persons outside the United States are eligible to participate in the Omnibus Plan; (iii) modify the terms and conditions of any award granted to eligible persons outside the United States to comply with applicable foreign laws, (iv) take any action, before or after an award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (v) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.
The Company has adopted an addendum to the Omnibus Plan applicable to participants who are residents of Israel, which may include terms that vary from the terms described in this summary.

Duration, Amendment, Modification, Suspension and Termination
The term of the Omnibus Plan is ten years from the date it is adopted by the Board. The Plan Administrator may amend, alter, suspend, discontinue or terminate the Omnibus Plan or any portion thereof or any award thereunder at any time, provided that no such action will be made without the written consent of the participant if such action would materially diminish the rights of any participant under any award granted under the Omnibus Plan. The Plan Administrator may seek the approval of any such action by the Company’s shareholders if approval is necessary to comply with any tax or regulatory requirement applicable to the Omnibus Plan or such action requires shareholder approval under applicable stock exchange requirements. Notwithstanding the foregoing, the Plan Administrator may amend the Omnibus Plan or any award thereunder without participant consent to the extent it deems necessary to comply with applicable law.
U.S. Federal Income Tax Consequences Relating to the Omnibus Plan
The following is a summary of certain material U.S. federal income tax consequences in effect today applicable to awards under the Omnibus Plan. State, local and foreign tax treatment, which is not discussed below, may differ from federal income tax treatment. This summary is general in nature, and it may not apply to a participant’s particular situation.
Stock Options
Non-Qualified Stock Options: The grant of a nonqualified stock option will not result in federal income tax liability at the time of grant. The participant will recognize ordinary income in the year in which the stock option is exercised in an amount equal to the excess of (a) the fair market value of the Common Shares on the exercise date over (b) the exercise price paid for those Common Shares. A corresponding tax deduction is generally available to the Company at the time of the exercise. Upon a subsequent sale or exchange of the Common Shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending on the applicable holding period) for which the Company is not entitled to a deduction.
Incentive Stock Options: Generally, the participant will not recognize any taxable income at the time the incentive stock option is granted or exercised. The participant will recognize income in the year in which the Common Shares purchased upon exercise of the incentive stock options are sold. With certain exceptions, a disposition of Common Shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise results in ordinary income to the participant (and generally a corresponding tax deduction to the Company) equal to the value of the Common Shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the sale proceeds from such disposition are less than the fair market value of the Common Shares on the date of exercise, any ordinary income recognized is limited to the gain (if any) realized on the sale. If the participant does not dispose of the Common Shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.
Share Appreciation Rights
The grant of a share appreciation right will not result in federal income tax liability at the time of grant. The participant will recognize ordinary income in the year in which the share appreciation right is exercised in an amount equal to the value received upon exercise. A corresponding tax deduction is generally available to the Company.
Restricted Shares
Unless a participant makes a timely election under Section 83(b) of the Internal Revenue (as described below), a recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted shares on the date of vesting of the Common Shares over the purchase price, if any, paid for the Common Shares. Any further gain or loss from the subsequent sale of such Common Shares will constitute capital gain or loss (long-term or short-term depending on the applicable holding period). If the participant makes a timely election under Section 83(b) at the time of grant, then such recipient is taxed at ordinary income rates on the excess of the fair market value of the restricted shares on the date of grant over the purchase price, if any, paid for the Common Shares, and any further gain or loss on the subsequent sale of the Common Shares constitutes a capital gain or loss (long-term or short-term depending on the applicable holding period). The Company will generally be entitled to a tax deduction at the time the recipient recognizes ordinary income.
Restricted Share Units
The grant of restricted share units, including RSUs and PSUs, will not result in federal income tax liability at the time of grant. The participant will recognize ordinary income in the year the restricted share units are settled by delivery of Common Shares equal to the fair market value of such shares. Upon a subsequent sale or exchange of the Common Shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending on the applicable holding period) for which the Company is not entitled to a deduction.
Dividend Equivalents
Participants will recognize ordinary income for the amount of any dividend equivalent paid to the participant. The Company will generally be entitled to a tax deduction for the amount of any dividend equivalent payments at the time they are received by a participant.
Share Awards
If the share award is fully vested at grant, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Shares delivered to the participant over the purchase price (if any) paid for such shares. The Company will generally be entitled to a deduction for the amount recognized as ordinary income. If the share award is not fully vested at grant please see the section titled “Restricted Shares” above. Upon a subsequent sale or exchange of the Common Shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending on the applicable holding period) for which the Company is not entitled to a deduction.
Cash Awards
Participants will recognize ordinary income for the amount of the award when the cash award is paid to the participant. The Company will generally be entitled to a tax deduction for the amount of the cash award paid.
Other Internal Revenue Code Considerations
All grants made under the Omnibus Plan are designed and intended to either be exempt from or comply with Section 409A of the Internal Revenue Code. If an award is treated as “nonqualified deferred compensation” and the award does not comply with or is not exempt from Section 409A of the Internal Revenue Code, Section 409A may impose additional taxes, interest and penalties on the participant.
Certain payments made to certain employees and other service providers in connection with a change in control may constitute “parachute payments” subject to tax penalties imposed on both the Company and the recipient under Sections 280G and 4999 of the Code. In general, when the value of parachute payments equals or exceeds three times the employee’s “base amount,” the employee is subject to a 20% nondeductible excise tax on the excess over the base amount and the Company is denied a tax deduction for the excess payments. The base amount is generally defined as the employee’s average compensation for the five calendar years prior to the date of the change in control. The value of accelerated vesting of restricted shares, options, or other awards in connection with a change in control can constitute a parachute payment.
New Plan Benefits
The number of awards that will be received by or allocated to employees, non-employee directors, consultants or other personal service providers under the Omnibus Plan is discretionary and undeterminable at this time. Information regarding recent practices with respect to annual incentive awards and share-based compensation under existing plans is presented in “Executive Compensation” below.

The Board of Directors Recommends a Vote “For” this Proposal.

Director Compensation

Our director compensation policy is outlined in the following chart and includes the compensation paid to our independent non-employee directors. Compensation is paid to independent non-employee directors only.

Independent Director Compensation Policy	Amount(1)
Annual Board Retainer (Chairman)(2)	$500,000
Annual Board Retainer (other than Chairman)(3)	$245,000
Additional Annual Retainer to Committee Chairs
Audit Committee	$30,000
Compensation Committee	$25,000
Nominating & Corporate Governance Committee	$20,000
Corporate Social Responsibility Committee	$20,000

(1)	We pay annual cash retainers in quarterly installments.

(2)	Split into a cash amount of $280,000 and $220,000 paid in Common Shares on the day of the Annual Meeting of Shareholders.

(3)	Split into a cash amount of $105,000 and $140,000 paid in Common Shares on the day of the Annual Meeting of Shareholders.

The following table summarizes the total compensation of each of the Company’s Directors who served on the Board during Fiscal 2020.

Independent Director	Fees earned or paid in cash	Stock awards(1)	Total
H. Todd Stitzer	$280,000	$210,231	$490,231
R. Mark Graf	$105,000	$133,769	$238,769
Zackery Hicks	$105,000	$133,769	$238,769
Helen McCluskey	$125,000	$133,769	$258,769
Sharon L. McCollam	$135,000	$133,769	$268,769
Marianne Miller Parrs(2)	$39,025	$—	$39,025
Thomas Plaskett(2)	$39,025	$—	$39,025
Nancy A. Reardon	$130,000	$133,769	$263,769
Jonathan Seiffer(3)	$65,975	$133,769	$199,744
Jonathan Sokoloff(3)	$105,000	$133,769	$238,769
Brian Tilzer	$105,000	$133,769	$238,769
Eugenia Ulasewicz	$125,000	$133,769	$258,769

(1)
In accordance with FASB ASC Topic 718, the amounts calculated are based on the aggregate grant date fair value of the shares (in the column entitled “Stock awards”). Shares were granted to all independent directors who were appointed to the Board at the 2019 Annual Meeting of Shareholders on the day of such Meeting. For information on the valuation assumptions, refer to Note 26 in the Signet Annual Report on Form 10-K for Fiscal 2020.

(2)	Ms. Miller Parrs’ and Mr. Plaskett’s service on the Board ended June 14, 2019, when they were not re-nominated as director candidates in accordance with the Company’s Director Tenure Policy.

(3)	Mr. Sokoloff’s and Mr. Seiffer’s cash fees were payable to Leonard Green & Partners L.P.
Share Ownership
The Company’s Share Ownership Policy applies to Directors to better align their interests with those of shareholders over the long term. The Chairman is expected to achieve a minimum share ownership value of $700,000 within five years of being elected as Chairman. The independent Directors are expected to achieve a minimum share ownership of three times the value of their annual share award within five years of election to the Board. Once these share ownership holdings are achieved at any given share price, the requirement is considered to have been met notwithstanding any subsequent change in share price. The minimum holding is to be maintained while such individual remains a Director of the Company. As of April 20, 2020, each of our then current independent Directors were in compliance with the Share Ownership Policy.
Indemnification
The Company has entered into indemnification agreements with the independent Directors of the Company, agreeing to indemnify them against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the Director was or is, or is threatened to be made, a party by reason of his or her service as a Director, officer, employee or agent of the Company, provided that the Director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, provided he or she had reasonable cause to believe such actions were lawful. Each indemnification agreement also provides for the advance of expenses incurred by the Director in defending any proceeding.
Actions Taken in Response to COVID-19
In March 2020, in support of the Company’s efforts to mitigate the financial impact on the Company of the COVID-19 pandemic, the Board of Directors temporarily reduced all Board retainer fees by 50% and agreed to be compensated entirely in the Company’s common shares during such period.
Other Business
We do not anticipate that matters other than those described in this proxy statement will be brought before the meeting for action, but if any other matters should properly come before the meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the discretion of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS
J. Lynn Dennison
Chief Legal & Strategy Officer and Corporate Secretary

Akron, Ohio
May 1, 2020

Appendix A

Signet Jewelers Limited
Amended and Restated 2018 Omnibus Incentive Plan

Article 1.	Establishment & Purpose
1.1    Establishment. Signet Jewelers Limited, an exempted company registered in Bermuda hereby establishes the 2018 Signet Jewelers Limited Omnibus Incentive Plan (hereinafter referred to as the “Plan”) as set forth in this document. The 2009 Signet Jewelers Limited Omnibus Incentive Plan (the “2009 Plan”) shall continue in effect and unchanged with respect to awards outstanding under such plan but no further awards shall be granted thereunder as of the Effective Date, and any Shares available under the 2009 Plan will not be available for Awards under the Plan or otherwise.
1.2    Purpose of the Plan. The purpose of this Plan is to attract, retain and motivate officers, employees, non-employee directors, consultants and other personal service providers providing services to the Company, any of its Subsidiaries, or Affiliates and to promote the success of the Company’s business by providing the participants of the Plan with appropriate incentives.

Article 2.	Definitions
Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.
2.1    “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity that the Company has a substantial direct or indirect equity interest in, as determined by the Board.
2.2    “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Share-Based Award or Cash Award that is granted under the Plan.
2.3    “Award Agreement” means either (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company, a Subsidiary, or Affiliate to a Participant describing the terms and conditions of the actual grant of such Award.
2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Cash Award” means an Award denominated in cash granted from time to time under Article 11 of the Plan.
2.7    “Change of Control” unless otherwise specified in the Award Agreement, means the occurrence of any of the following events:
(a)Any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting shares of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”) including by way of merger, amalgamation, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not be taken into account in determining whether a Change of Control has occurred: (i) any acquisition of voting shares of the Company directly from the Company or (ii) any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company, or any of its Subsidiaries;
(b)The following individuals (the “Incumbent Directors”) cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended (other than such new director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent or proxy solicitation, relating to the election of directors of the Company by or on behalf of a Person other than the Board);
(c)Consummation of a reorganization, merger, amalgamation or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business

Combination”), unless, following such Business Combination: (i) individuals and entities that were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the voting power of the outstanding voting securities entitled to vote generally in the election of directors or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination and (ii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity immediately following the Business Combination were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement providing for such Business Combination.
Notwithstanding the foregoing, solely for purposes of determining the timing of payment or timing of distribution for purposes of an Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A, a Change of Control shall not be deemed to have occurred unless the events that have occurred will also constitute a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation,” of the Company under Section 409A, or any successor provision.
2.8    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
2.9    “Committee” means (i) the Compensation Committee of the Board or a subcommittee of the Compensation Committee of the Board, (ii) such other committee designated by the Board to administer this Plan or (iii) the Board.
2.10    “Company” means Signet Jewelers Limited, registered in Bermuda no. 42069, and any successor thereto.
2.11    “Effective Date” means the date set forth in Section 16.18.
2.12    “Eligible Person” means any person who is an Employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries or Affiliates.
2.13    “Employee” means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate.
2.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.15    “Fair Market Value” means, as of any date, the per Share value determined as follows, in accordance with the applicable provisions of Section 409A of the Code to the extent required for setting the Option Price or grant price:
(a)    The closing price on the New York Stock Exchange or other recognized stock exchange or any established over-the-counter trading system on which dealings take place or if such date is not a trading day, the first trading day immediately preceding such date or such other method based on actual transactions in such Shares as reported by such market, as determined by the Committee; or
(b)    In the absence of an established market for the Shares of the type described above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith.
2.16    “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.
2.17    “New York Stock Exchange” means the New York Stock Exchange or any successor body carrying on the business of the New York Stock Exchange.
2.18    “Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.
2.19    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.20    “Other Share-Based Award” means any right granted under Article 10 of the Plan.
2.21    “Option” means any stock option granted from time to time under Article 6 of the Plan.
2.22    “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of the Plan.

2.23    “Participant” means any Eligible Person (or any permitted holder under Section 16.5) who holds an outstanding Award under the Plan.
2.24    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.25    “Plan” means the Signet Jewelers Limited 2018 Omnibus Incentive Plan, as set forth herein, as may be amended from time to time and includes any sub-plan or appendix that may be created and approved by the Board.
2.26    “Plan Year” means the applicable fiscal year of the Company.
2.27    “Restricted Stock” means Shares granted from time to time under Article 8 of the Plan.
2.28    “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of the Plan is subject to forfeiture.
2.29    “Service” means a Participant’s employment with the Company or any Subsidiary or Affiliate or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary or Affiliate, as applicable.
2.30    “Share” means a common share of the Company, par value $0.18 per share, or such other class or kind of shares or other securities resulting from the application of Section 13.1.
2.31    “Stock Appreciation Right” means any right granted from time to time under Article 7 of the Plan.
2.32    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any parent of the Company) if each of the corporations, other than the last corporation in each unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Article 3.	Administration
3.1    Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. To the extent determined by the Board, each member shall be (i) a Non-Employee Director and (ii) an “independent director” within the meaning of the listing requirements of any exchange or trading system on which the Company is listed. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.
3.2    Authority of the Committee. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan, (viii) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (ix) subject to the terms of the Plan, amend the terms of an Award, (x) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change of Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise), and (xi) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or board of directors of a Subsidiary or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3    Delegation. The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company or a Subsidiary the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of the provisions of the Companies Act 1981, as amended of Bermuda and the bye-laws of the Company (or any successor provision) or such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company or a Subsidiary, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

Article 4.	Eligibility and Participation
4.1    Eligibility. Participants will consist of such Eligible Persons as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.
4.2    Type of Awards. Awards under the Plan may be granted in any one or a combination of:
(a)Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Restricted Stock Units, (e) Other Share-Based Awards and (f) Cash Awards. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

Article 5.	Shares Subject to the Plan and Maximum Awards
5.1    Number of Shares Available for Awards.
(a)General. Subject to adjustment as provided in Article 13 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be ~~3,575,000~~6,075,000 Shares. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed ~~3,575,000~~6,075,000 Shares, subject to Article 13 hereof. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.
(b)Share Replenishment. Any Shares delivered to the Company as part or full satisfaction of the Option Price or grant price of an Option or Stock Appreciation Right or to satisfy the withholding obligation with respect to an Option or Stock Appreciation Right, shall not be available for future Awards (such that, with respect to a Stock Appreciation Right that is settled in Shares, the gross number of Shares pursuant to such Award shall not be available for future Awards). Any Shares delivered to the Company as part or full satisfaction of the purchase price of an Award, other than an Option or Stock Appreciation Right, or to satisfy the withholding obligation with respect to an Award, other than an Option or Stock Appreciation Right, shall again be available for Awards. In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards. If the Committee authorizes the assumption under this Plan, in connection with any merger, amalgamation, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under this Plan. In the event that any outstanding award under the 2009 Plan expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall be available for Awards under the Plan.
(c)Minimum Vesting. The vesting period applicable to all Awards (or any portion of an Award), other than Cash Awards, shall be no less than one year; provided that up to 5% of Shares available for issuance to Participants pursuant to Awards under the Plan may be granted without regard to any minimum vesting period.
(d)Awards Granted to Non-Employee Directors. No Non-Employee Director of the Company or a Subsidiary or Affiliate may be granted, during any Plan Year, Awards having a fair value (determined on the date of grant) that, when added to the cash compensation paid by the Company to the Non-Employee Director during the same Plan Year, exceeds $1,500,000.

Article 6.	Stock Options
6.1    Grant of Options. The Committee is hereby authorized to grant Options to Eligible Persons. Options may be granted to an Eligible Person to the extent the Company is an “eligible issuer,” as defined in Section 409A, with respect to such person. Options shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall determine. Options shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options.
6.2    Option Price. The Option Price shall be determined by the Committee at the time of grant, but shall not be less than the Fair Market Value of a Share on the date of grant.
6.3    Vesting and Exercisability of Options. The Committee shall, in its discretion, prescribe in an Award Agreement the time or times at which or the conditions upon which, an Option or portion thereof shall become vested and/or exercisable, subject to Section 5.1(c). The requirements for vesting and exercisability of an Option may be based on the continued Service of the Participant for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion.
6.4    Option Term. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the date of grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. Subject to Section 409A of the Code and the provisions of this Article 6, the Committee may extend at any time the period in which a Stock Option may be exercised.
6.5    Method of Exercise. Subject to such terms and conditions as specified in an Award Agreement, an Option may be exercised for all, or any part, of the Shares for which it is then exercisable at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate Option Price and applicable tax withholding, pursuant to Section 16.3 of the Plan. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii), (iv) or (v) in the following sentence (including the applicable tax withholding pursuant to Section 16.3 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by cashier’s check), (ii) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (ii) above), (iv) to the extent permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value on the date of exercise equal to the Option Price or (v) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.
6.6    Additional Rules for Incentive Stock Options.
(a)Eligibility. An Incentive Stock Option shall be interpreted to comply with Section 422 of the Code and the Treasury Regulations thereunder. Incentive Stock Options may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation Section 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.
(b)Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary corporation under Section 424(f) of the Code, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Options into account in the order in which granted. Any Option grant that exceeds such limit shall be treated as a Nonqualified Stock Option.

(c)Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any subsidiary corporation under Section 424(f) of the Code, the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant and the maximum term shall be five (5) years.
(d)Termination of Service. An Award of an Incentive Stock Option may provide that such Option may be exercised not later than (i) three (3) months following termination of Service of the Participant with the Company and all subsidiary corporations under Section 424(f) of the Code (other than as set forth in clause (ii) of this Section 6.6(d)) or (ii) one year following termination of Service of the Participant with the Company and all subsidiary corporations under Section 424(f) of the Code due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.
(e)Other Terms and Conditions. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option
(f)Disqualifying Dispositions. If Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date of grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
6.7    Repricing Prohibited. Subject to the adjustment provisions contained in Section 13.1 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cancel an Option when the Option Price per share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change of Control) or cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the Option Price of such Option previously granted under the Plan or otherwise approve any modification to such Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Shares are then listed
6.8    No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the Shares underlying an Option until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement. Dividends shall not be paid with respect to Shares subject to an Option and dividend equivalent rights may not be granted with respect to Shares subject to an Option.

Article 7.	Stock Appreciation Rights
7.1    Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a “Tandem SAR”). Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall determine. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the Participant a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Share, other property or any combination thereof, as the Committee shall determine in its sole discretion. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.
7.2    Grant Price of Stock Appreciation Rights. The grant price of a Stock Appreciation Right shall be determined by the Committee at the time of grant, but shall not be less than the Fair Market Value of a Share on the date of grant.
7.3    Vesting of Stock Appreciation Rights. The Committee shall, in its discretion, prescribe in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation or portion thereof shall become vested and/or exercisable, subject to Section 5.1(c). The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of the Participant for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion.

7.4    Stock Appreciation Right Term. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised and the methods of exercise or settlement; provided, however, that the maximum term of a Stock Appreciation Right shall be ten (10 years). The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
7.5    Tandem Stock Appreciation Rights and Options. A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Share is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).
7.6    Repricing Prohibited. Subject to the adjustment provisions contained in Section 13.1 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cancel a Stock Appreciation Right when the grant price per share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change of Control) or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the grant price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Shares are then listed.
7.7    No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the Stock Appreciation Rights or Tandem SARs until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement. Dividends shall not be paid with respect to a Stock Appreciation Right or Tandem SAR and dividend equivalent rights may not be granted with respect to a Stock Appreciation Right or Tandem SAR.

Article 8.	Restricted Stock
8.1    Grant of Restricted Stock. The Committee is hereby authorized to grant Restricted Stock to Eligible Persons. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. The Committee may require the payment by the Participant of a specified purchase price in connection with any Award of Restricted Stock. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall determine.
8.2    Vesting of Restricted Stock Awards. The Committee shall, in its discretion, prescribe in an Award Agreement the period(s) of restriction and the performance, employment or other conditions (including the termination of a Participant’s Service) under which the Restricted Stock may be forfeited to the Company, subject to Section 5.1(c).
8.3    Terms of Restricted Stock Awards. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a share certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).
8.4    Voting and Dividend Rights. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms); provided that if a Participant has the right to receive dividends paid with respect to Restricted Stock, such dividends shall be subject to the same vesting terms as the related Restricted Stock.
8.5    Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.	Restricted Stock Units
9.1    Grant of Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock Units to Eligible Persons. Restricted Stock Units represent the right to receive Shares or cash, or a combination thereof, at a specified date in the future. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Stock Units shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall determine.

9.2    Vesting of Restricted Stock Units. The Committee shall, in its discretion, prescribe in an award agreement the vesting requirements with respect to Restricted Stock Units, subject to Section 5.1(c). The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant for a specified time period (or periods) and/or on such other terms and conditions as approved by the Committee (including performance goal(s)).
9.3    Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in Shares or in a combination thereof. Any cash payment for or in respect of a Restricted Stock Unit shall be made based upon the Fair Market Value of a Share on the payment date.
9.4    Dividend Equivalent Rights. Dividends shall not be paid with respect to Restricted Stock Units. Dividend equivalent rights may be granted with respect to the Shares subject to Restricted Stock Units to the extent permitted by the Committee and set forth in the applicable Award Agreement; provided that any dividend equivalent rights granted shall be subject to the same vesting terms as the related Restricted Stock Units.
9.5    No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the Shares subject to a Restricted Stock Unit until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement

Article 10.	Other Share-Based Awards
The Committee is hereby authorized, in its discretion, to grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares (the “Other Share-Based Awards”), including without limitation, phantom awards, to Eligible Persons. Other Share-Based Awards shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall determine. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding an Other Share-Based Award granted hereunder shall have the right to receive dividends or dividend equivalents with respect to Shares underlying the Other Share-Based Award (and, if so, on what terms); provided that if a Participant has the right to receive dividends or dividend equivalents, such rights shall be subject to the same vesting terms as the related Other Share-Based Award. Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Share-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards, whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable), subject to Section 5.1(c).

Article 11.	Cash Awards
11.1    Grant of Cash Awards. The committee is hereby authorized to grant Cash Awards to Eligible Persons. Each Cash Award shall be denominated in cash and shall be evidenced by an Award Agreement that shall conform to the requirements of the Plan and may contain such other provisions as the Committee may determine. The Committee may accelerate the vesting of a Cash Award upon a Change of Control or termination of Service under certain circumstances, as set forth in the applicable Award Agreement.
11.2    Payment. Payment amounts may be based on the attainment of specified levels of the performance goals, including, if applicable, specified threshold, target and maximum performance levels, and performance falling between such levels. The requirements for payment may be also based upon the continued Service of the Participant with the Company or a Subsidiary or Affiliate during a specified period and on such other conditions as determined by the Committee and set forth in the applicable Award Agreement.

Article 12.	Compliance with Section 409A of the Code and Section 457A of the Code
12.1    General. The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. Notwithstanding the Company’s intention, in the event any Award is or may be subject to the taxes and penalties under Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section

409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.
12.2    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter, and any remaining payments shall be paid or provided in accordance with the normal payment dates specified for them in the Plan or Award Agreement.
12.3    Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”
12.4    Section 457A. The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code (“Section 457A”) and all regulations, guidance, compliance programs and other interpretative authority thereunder, such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding the Company’s intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 457A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

Article 13.	Adjustments
13.1    Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, amalgamation, consolidation, reorganization, recapitalization, reclassification, separation, stock dividend, extraordinary cash dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than normal cash dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee shall, in the manner and to the extent it considers appropriate and equitable to Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of Shares, units or other securities or property that may be issued under the Plan or under particular forms of Awards, (ii) the number and kind of Shares, units or other rights subject to then outstanding Awards, (iii) the Option Price, grant price or purchase price for each share or unit or other right subject to then outstanding Awards, (iv) other value determinations applicable to the Plan and/or outstanding Awards, and (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, unless otherwise determined by the Committee.
13.2    Change of Control. Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the applicable rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of Awards with substantially the same terms for such outstanding Awards; (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (iv) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such

Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero; provided further, that if any payments or other consideration payable to holders of Shares are deferred and/or contingent as a result of escrows, earn outs, holdbacks or any other contingencies, payments under this provision may be made subject to the same terms and conditions applicable to the holders of Shares generally in connection with the Change of Control.

Article 14.	Forfeiture Events
14.1    General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of Service for Cause, violation of material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.
14.2     Termination for Cause.
(a)Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary or Affiliate shall be terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act which would have warranted termination of Service for Cause or (2) after termination, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary or Affiliate, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment. The Committee shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act which would have warranted termination of Service for Cause or engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary or Affiliate. Any such determination shall be final, conclusive and binding upon all Persons. In addition, if the Committee shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary or Affiliate, the Committee may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Committee of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 14.2.
(b)Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean: (i) fraud, embezzlement, gross insubordination on the part of the Participant or any act of moral turpitude or misconduct (which misconduct adversely affects the business or reputation of the Company or any Subsidiary or Affiliate) by the Participant; (ii) conviction of, or the entry of a plea of nolo contendere by, the Participant for any felony; or (iii) a material breach of, or the willful failure or refusal by the Participant to perform and discharge, his duties, responsibilities or obligations under any Agreement with the Company or a Subsidiary or Affiliate and any other agreement relating to the Participant’s provision of Service to the Company or any Subsidiary or Affiliate.
Any voluntary termination of Service or other engagement by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for “Cause.” Notwithstanding the foregoing, in the event that a Participant is party to an employment, severance or similar agreement with the Company or any of its affiliates and such agreement contains a definition of “Cause,” the definition of “Cause” set forth above shall be deemed replaced and superseded, with respect to such Participant, by the definition of “Cause” used in such employment, severance or similar agreement.
14.3    Accounting Restatement. If a Participant receives compensation pursuant to an Award under the Plan based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any

national securities exchange on which the Company’s equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy, whenever adopted, shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.

Article 15.	Duration, Amendment, Modification, Suspension, and Termination
15.1    Duration of the Plan. Unless sooner terminated as provided in Section 15.2, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.
15.2    Amendment, Modification, Suspension, and Termination of Plan. The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 15.2, an “Action”) the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such Action shall be made, other than as permitted under Article 12 or 13, (i) without shareholder approval (A) if such approval is necessary to comply with any tax (e.g. with respect to Incentive Stock Options) or regulatory requirement applicable to the Plan or (B) if such Action requires shareholder approval under applicable stock exchange requirements, and (ii) without the written consent of the affected Participant, if such Action would materially diminish the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws.

Article 16.	General Provisions
16.1    No Right to Service. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award.
16.2    Settlement of Awards; Fractional Shares. Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.
16.3    Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount (or the maximum or other rate as determined by the Committee in an Award Agreement or otherwise) to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory (or the maximum or other rate as determined by the Committee in an Award Agreement or otherwise) total tax that could be imposed on the transaction.
16.4    No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.
16.5    Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
16.6    Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.
16.7    Compliance with Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The restrictions contained in this Section 16.7 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 16.6. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
16.8    Awards to Non-U.S. Employees or Directors. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a)    Determine which Subsidiaries or Affiliates shall be covered by the Plan;
(b)    Determine which Eligible Persons outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws;

(d)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and

(e)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 16.8 by the Committee shall be appendices of the Plan.

16.9    Rights as a Shareholder. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
16.10    Trading Policy and Other Restrictions. Transactions involving Awards under the Plan shall be subject to the Company’s Code for Securities Transactions and other restrictions, terms and conditions, to the extent established by the Committee or by applicable law, including any other applicable policies set by the Committee, from time to time
16.11    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
16.12    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.
16.13    No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.
16.14    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
16.15    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Any action to enforce any of the provisions of the Plan or any Award Agreement shall be brought in a court in the State of Ohio located in Summit County or, if subject matter jurisdiction exists, in the Eastern Division of the U.S. District Court for the Northern District of Ohio. The Company and any Participant consent to the jurisdiction of such courts and to the service of process in any manner provided by applicable Ohio or federal law. Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such court and any claim that such suit, action, or proceeding brought in such court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentences shall be deemed in every respect effective and valid personal service of process upon such party.
PARTICIPANT ACKNOWLEDGES THAT, BY ACCEPTING AN AWARD AGREEMENT UNDER THE PLAN, PARTICIPANT IS WAIVING ANY RIGHT THAT PARTICIPANT MAY HAVE TO A JURY TRIAL RELATED TO THIS PLAN OR ANY AWARD AGREEMENT THEREUNDER.
16.16    Waiver of Certain Claims. By participating in the Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his or her office or Service with the Company, any Subsidiary or Affiliate for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his or her ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, any determination by the Board or Committee pursuant to a discretion contained in the Plan or any Award Agreement or the provisions of any statute or law relating to taxation.
16.17    Data Protection. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third party administrator or any Person who obtains control of the Company or acquires the company, undertaking or part-undertaking which employs the Participant, wherever situated.
16.18    Effective Date. The Plan shall be effective as of the date of adoption by the Board, which date is set forth below (the “Effective Date”).
16.19    Shareholder Approval. The Plan will be submitted for approval by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company within twelve (12) months of the Effective Date. Any Awards granted under the Plan prior to such approval of shareholders shall be effective as of the date of grant, but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such shareholder approval, and if shareholders fail to approve the Plan as specified hereunder, the Plan and any Award shall be terminated and cancelled without consideration.

*    *    *

This Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on the 25th day of April, 2018 (“Effective Date”).
The Amended and Restated Plan was duly adopted and approved by the Board of Directors and the shareholders of the Company effective [June 12, 2020].

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SIG2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D14761-P37378

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIGNET JEWELERS LIMITED

The Board of Directors recommends you vote FOR each nominee listed in Proposal 1 and FOR Proposals 2, 3 and 4 below;

Nominees:	**For**	**Against**	**Abstain**
1a. H. Todd Stitzer	☐	☐	☐
1b. Virginia C. Drosos	☐	☐	☐
1c. R. Mark Graf	☐	☐	☐
1d. Zackery Hicks	☐	☐	☐
1e. Sharon L. McCollam	☐	☐	☐
1f. Helen McCluskey	☐	☐	☐
1g. Nancy A. Reardon	☐	☐	☐
1h. Jonathan Seiffer	☐	☐	☐
1i. Brian Tilzer	☐	☐	☐
1j. Eugenia Ulasewicz	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D14762-P37378

SIGNET JEWELERS LIMITED
Proxy for the Annual Meeting of Shareholders to be held on June 12, 2020
Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints H. Todd Stitzer and Lynn Dennison, or either of them, each with full power of substitution and power to act alone, as proxies to vote (in accordance with the accompanying voting instructions or, in the absence of instructions on a matter, in the proxy's discretion) all the Common Shares which the undersigned would be entitled to vote and acting on all matters which may properly come before the Annual Meeting of Shareholders of Signet Jewelers Limited, to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/SIG2020, at 11:00 a.m., Eastern Time, on Friday, June 12, 2020, and at any and all adjournments and postponements thereof, as set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED IN PROPOSAL 1, AND A VOTE "FOR" PROPOSALS 2, 3 AND 4. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE BY USING THE INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE